Exhibit 4.13
EXECUTION VERSION

____________________________________________________________________
BASE INDENTURE
by and among
DIVERSIFIED ABS X LLC,
as Issuer,
DIVERSIFIED ABS LLC,

DIVERSIFIED ABS PHASE II LLC,

and,

DIVERSIFIED ABS PHASE X LLC,

as Guarantors,

and
UMB BANK, N.A.,
as Indenture Trustee and Securities Intermediary

Dated as of February 27, 2025
____________________________________________________________________________

TABLE OF CONTENTS

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SCHEDULE A    –    Schedule of Assets
SCHEDULE 3.3    –    Schedule of Legal Proceedings and Orders
SCHEDULE 3.4(b)    –     Schedule of Compliance with Laws and Governmental                     Authorizations
SCHEDULE 3.7    –    Schedule of Employee Benefit Plans
EXHIBIT A-1    –    Form of Rule 144A Global Note
EXHIBIT A-2    –    Form of Regulation S Global Note
EXHIBIT A-3    –    Form of Definitive Variable Funding Note
EXHIBIT A-4    –    Form of Definitive Term Note
EXHIBIT B-1    –    Form of Transferor Certificate for Transfers of Beneficial Interests in Regulation S Global Note for Beneficial Interests in Rule 144A Global Note
EXHIBIT B-2    –    Form of Transferor Certificate for Transfers of Beneficial Interests in Rule 144A Global Note for Beneficial Interests in Regulation S Global Note
EXHIBIT B-3    –    Form of Transferee Certificate for Transfers of Definitive Notes to Qualified Institutional Buyers
EXHIBIT B-4    –    Form of Transferee Certificate for Transfers of Definitive Notes to Institutional Accredited Investors
EXHIBIT B-5    –    Form of Transferor Certificate for Transfers of Definitive Notes to Qualified Institutional Buyers
EXHIBIT B-6    –    Form of Transferor Certificate for Transfers of Definitive Notes to Institutional Accredited Investors
EXHIBIT B-7    –    Form of Transferee Certificate for Transfers of Tax Restricted Notes
EXHIBIT C    –    Form of Certificate of Registration
EXHIBIT D    –    Form of Statement to Noteholders

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THIS INDENTURE dated as of February 27, 2025 (as it may be amended and supplemented from time to time, this “Indenture”) is among Diversified ABS X LLC, a Delaware limited liability company (the “Issuer”), Diversified ABS LLC, a Pennsylvania limited liability company (“DABS I”), Diversified ABS Phase II LLC, a Pennsylvania limited liability company (“DABS II”), Diversified ABS Phase X LLC, a Pennsylvania limited liability company (“DABS Phase X” and, together with DABS I and DABS II (the “Initial Guarantors”), and, any other subsidiary of the Issuer or the Initial Guarantors that becomes a party hereto after the date hereof (an “Additional Guarantor” and, together with the Initial Guarantors, the “Guarantors” and each a “Guarantor”), and UMB Bank, N.A., a national banking association, as indenture trustee and not in its individual capacity (the “Indenture Trustee”) and as Securities Intermediary (as defined herein).
WHEREAS, the parties hereto have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time by the Issuer of one or more Series of Notes, issuable as provided in this Indenture and the applicable Series Supplement;
WHEREAS, it is hereby agreed between the Issuer Parties and the Indenture Trustee, on behalf of itself, the Noteholders and the Hedge Counterparties, that in the performance of any of the agreements of the Issuer herein contained, any obligation the Issuer may thereby incur for the payment of money shall be payable in such order of preference and priority as provided herein;
WHEREAS, each Series will be constituted by this Indenture and a Series Supplement; and
WHEREAS, the Notes of any Series issued pursuant to this Indenture will be divided into classes and types of notes (i.e., Variable Funding Note or Term Note) as provided in this Indenture and the applicable Series Supplement;
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each party hereto agrees as follows for the benefit of the other parties hereto and for the equal and ratable benefit of the Secured Parties:
GRANTING CLAUSE
The Issuer and the Guarantors (collectively, the “Issuer Parties” and each, an “Issuer Party”) hereby Grant to the Indenture Trustee on the Initial Closing Date, and on, with respect to any Additional Assets, each date in which an Additional Transfer Agreement identifying such Additional Asset is entered into after the Initial Closing Date, as Indenture Trustee for the benefit of the Secured Parties, all of the Issuer Parties’ right, title and interest, whether now or hereafter acquired, and wherever located, in and to, as applicable (a) the Initial Assets, any Additional Assets identified in any Additional Transfer Agreement entered into after the Initial Closing Date, and in each case, all monies received thereon and in respect thereof after the applicable Cutoff Date; (b) the Issuer Accounts and Hedge Collateral Accounts (but, as to the Hedge Collateral Accounts, only for the benefit of the Secured Parties who are Hedge Counterparties) and all funds on deposit in, and “financial assets” (as such term is defined in the UCC as from time to time in effect), instruments, money, and other property credited to or on deposit in the

Issuer Accounts and Hedge Collateral Accounts, from time to time, including the Liquidity Reserve Account Initial Deposit, and in all investments and proceeds thereof (including all income thereon); (c) the Management Services Agreement; (d) the Hedge Agreements; (e) the Joint Operating Agreement; (f) the Back-Up Management Agreement; (g) the Transfer Agreement and any Additional Transfer Agreement; (h) the Pledge Agreement; (i) each other Basic Document to which it is a party; (j) all accounts, chattel paper, commercial tort claims, deposit accounts, documents, general intangibles, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, and oil, gas, and other minerals; (k) all proceeds of any and all of the foregoing insofar as relating to the Assets and all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing insofar as relating to the Assets and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing insofar as relating to the Assets, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, general intangibles and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; (l) all limited liability company interests in the Issuer Parties, including, without limitation: (i) all transferable interests, as such term is defined in the Pennsylvania Uniform Limited Liability Company Act of 2016, and limited liability company interests as defined under the Delaware Limited Liability Company Act; (ii) all governance rights, including, without limitation, all rights to vote, consent to action, and otherwise participate in the management of the business and affairs of each Issuer Party; and (iii) all informational rights, including, without limitation, all rights to receive notices, company records, Tax records and all other information related to each Issuer Party, and (m) all proceeds of any and all of the foregoing (collectively, the “Collateral”).
The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes and payments owed or owing to the Hedge Counterparties under the applicable Hedge Agreements (including any termination payments and any other amounts owed thereunder), equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.
The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes and each Hedge Counterparty, acknowledges such Grant, and accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture.
Article I

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1Definitions.

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Certain capitalized terms used in this Indenture shall have the respective meanings assigned to them in Part I of Appendix A attached hereto. All references herein to “the Indenture” or “this Indenture” are to this Indenture as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A. All references herein to Articles, Sections, subsections and exhibits are to Articles, Sections, subsections and exhibits contained in or attached to this Indenture unless otherwise specified. All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Indenture.
Article II

THE NOTES
Section 2.1Notes.
(a)Variable Funding Notes.
(i)All Variable Funding Notes shall be issued and delivered in fully registered, certificated form (the “Definitive Variable Funding Notes”) or, at the request of a Holder or transferee, in uncertificated, fully registered form evidenced by an entry in the Note Register (the “Uncertificated Notes”) if provided for in its Series Supplement. Any Definitive Variable Funding Notes shall be substantially in the form attached as Exhibit A-3 (or in the form attached to the related Series Supplement); provided, that any of the Variable Funding Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Variable Funding Notes may be admitted to trading. The Variable Funding Notes shall be revolving Notes. Additional borrowings may be made under any Variable Funding Notes pursuant to the applicable Variable Funding Note Purchase Agreement, and the principal of the Variable Funding Notes may be repaid and reborrowed pursuant to the terms of the applicable Variable Funding Note Purchase Agreement. The Variable Funding Notes shall be issued in minimum denominations specified in the related Series Supplement for any Series of Variable Funding Notes. With respect to any Uncertificated Note, the Indenture Trustee shall provide to the applicable Holder, upon request of such Holder after registration of the Uncertificated Note in the Note Register by the Note Registrar, a Certificate of Registration substantially in the form of Exhibit C.
(ii)The Definitive Variable Funding Notes shall be executed by manual signature by an authorized officer of the Issuer. Definitive Variable Funding Notes bearing the manual signatures of individuals who were at any time the authorized officers of the Issuer shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Definitive Variable Funding Notes or did not hold such offices at the date of such Definitive Variable Funding Notes. The Indenture Trustee shall, upon receipt of an Issuer Order, authenticate and deliver (or register in the case of

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Uncertificated Notes) any Variable Funding Notes executed by the Issuer for issuance pursuant to this Indenture and the applicable Series Supplement. No Definitive Variable Funding Notes shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, however, unless there appears on such Definitive Variable Funding Notes a certificate of authentication substantially in the form provided for in Exhibit A-3 (or in the form attached to the related Series Supplement) executed by the Indenture Trustee by manual signature, and such certificate of authentication upon any Definitive Variable Funding Note shall be conclusive evidence, and the only evidence, that such Variable Funding Note has been duly authenticated and delivered hereunder. All Variable Funding Notes shall be dated the date of their authentication (or registration, in the case of Uncertificated Notes).
(iii)Except as otherwise expressly provided herein or in any Series Supplement: (A) Uncertificated Notes registered in the name of a Person shall be considered “held” by such Person for all purposes of this Indenture and its applicable Series Supplement; and (B) with respect to any Uncertificated Note, (a) references herein to authentication and delivery shall be deemed to refer to creation of an entry for such Uncertificated Note in the Note Register and registration of such Uncertificated Note in the name of its owner, (b) references herein to the cancellation of a Uncertificated Note shall be deemed to refer to the deregistration of such Uncertificated Note and (c) references herein to the date of authentication of a Uncertificated Note shall be deemed to refer to the date of registration of such Uncertificated Note in the Note Register in the name of its owner.
(iv)For the avoidance of doubt, no Certificate of Registration shall be required to be surrendered (x) in connection with a transfer of the related Uncertificated Note or (y) in connection with the final payment of the related Uncertificated Note.
(v)The Note Register shall be conclusive evidence of the ownership of an Uncertificated Note.
(vi)Each Definitive Variable Funding Note may be exchanged in its entirety for an Uncertificated Note and, upon the exchange thereof, such Definitive Variable Funding Note shall be cancelled and de-registered by the Note Registrar. Each of the Uncertificated Notes may be exchanged in its entirety for a Definitive Variable Funding Note and, upon the exchange thereof, such Uncertificated Note shall be de-registered by the Note Registrar. In connection with such exchanges, the applicable Holder shall request such exchange in writing to the Issuer, the Note Registrar and the Indenture Trustee and provide the Note Registrar with such documents as it may require to effect such exchange and the Issuer shall deliver an Issuer Order to the Note Registrar requesting the Note Registrar to de-register any such Uncertificated Note being exchanged for a Definitive Variable Funding Note.
(vii)[Reserved].
(viii)Subject to satisfaction of the conditions precedent set forth in the applicable Variable Funding Note Purchase Agreement and the limitations in this subclause (viii), the Issuer may increase the Outstanding Principal Balance in the manner provided in such Variable Funding Note Purchase Agreement. Upon each such increase, the Indenture Trustee shall, or shall cause the Note Registrar to,

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indicate such increase in the Note Register. The aggregate Outstanding Principal Balance of all Variable Funding Notes shall be subject to the VFN Notes Maximum Principal Amount.
(b)Term Notes.
(i)The Term Notes shall be substantially in the form attached as Exhibit A-1 (or in the form attached to the related Series Supplement) and Exhibit A-2 (or in the form attached to the related Series Supplement), as applicable; provided, that any of the Term Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Term Notes may be admitted to trading. Unless otherwise specified in the Series Supplement for a Series of Term Notes, the Term Notes shall be issuable in book-entry form and in accordance with Section 2.3(a), Ownership Interests in the Book-Entry Notes shall initially be held and transferred through the book-entry facilities of the Depository; provided, that Term Notes purchased by Institutional Accredited Investors that are not Qualified Institutional Buyers will be delivered in fully registered, certificated form substantially in the form attached as Exhibit A-4 (or in the form attached to the related Series Supplement) (the “Definitive Term Notes”). The Term Notes shall be issued in minimum denominations specified in the related Series Supplement.
(ii)The Definitive Term Notes shall be executed by manual signature by an authorized officer of the Issuer. Definitive Term Notes bearing the manual signatures of individuals who were at any time authorized officers of the Issuer shall be entitled to all benefits under this Indenture, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Definitive Term Notes or did not hold such offices at the date of such Definitive Term Notes. The Indenture Trustee shall, upon receipt of an Issuer Order, authenticate and deliver any Definitive Notes executed by the Issuer for issuance pursuant to this Indenture. No Definitive Term Note shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, however, unless there appears on such Definitive Term Note a certificate of authentication substantially in the form provided for in Exhibit A-4 (or in the form attached to the related Series Supplement) executed by the Indenture Trustee by the manual signature of one of its Responsible Officers, and such certificate of authentication upon any Definitive Term Note shall be conclusive evidence, and the only evidence, that such Definitive Term Note has been duly authenticated and delivered hereunder. All Definitive Term Notes shall be dated the date of their authentication.
(c)The terms of the Notes set forth in the applicable Exhibit A are part of the terms of this Indenture. Subject to Section 2.14, the aggregate principal amount of the Notes which may be authenticated and delivered under this Indenture shall be unlimited. Without limiting the generality of the foregoing, the Issuer Order shall specify whether the Notes shall be issuable as Definitive Notes or as Book-Entry Notes.
Section 2.2[Reserved].
Section 2.3Form of Notes.

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(a)Each Class and Series of Term Notes initially issued as Book-Entry Notes shall initially be issued as one or more Notes registered in the name of the Depository or its nominee and, except as provided in Section 2.3(c), transfer of such Notes may not be registered by the Note Registrar unless such transfer is to a successor Depository that agrees to hold such Notes for the respective Note Owners with Ownership Interests therein. Such Note Owners shall hold and, subject to Sections 2.4(e) through 2.4(j), transfer their respective Ownership Interests in and to such Notes through the book-entry facilities of the Depository and, except as provided in Section 2.3(c), shall not be entitled to Definitive Notes in respect of such Ownership Interests. Unless otherwise specified in the related Series Supplement, Term Notes of each Class and Series of Notes initially sold in reliance on Rule 144A shall be represented by the Rule 144A Global Note for such Class and Series, which shall be deposited with the DTC Custodian and registered in the name of Cede & Co. as nominee of the Depository. Term Notes of each Class and Series of Notes (other than Tax Restricted Notes) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Global Note for such Class and Series, which shall be deposited with the DTC Custodian and registered in the name of Cede & Co. as nominee of the Depository. All transfers by Note Owners of their respective Ownership Interests in the Book-Entry Notes shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Note Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Notes of Note Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.
(b)The Issuer, the Indenture Trustee and the Note Registrar shall for all purposes, including the making of payments due on the Book-Entry Notes, deal with the Depository as the authorized representative of the Note Owners with respect to such Notes for the purposes of exercising the rights of Noteholders hereunder. The rights of Note Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Note Owners and the Depository Participants and indirect participating brokerage firms representing such Note Owners. Multiple requests and directions from, and votes of, the Depository as holder of the Book-Entry Notes with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Note Owners. The Issuer may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and shall give notice to the Depository of such record date.
(c)Subject to the restrictions on transfer under this Indenture and the Notes, in addition to clause (h) below, Term Notes initially issued in the form of Book-Entry Notes will thereafter be issued as Definitive Notes to applicable Note Owners or their nominees, rather than to the Depository or its nominee, in connection with the transfer (in accordance with the applicable DTC procedures) by a Note Owner of an interest in a Book-Entry Note to an Institutional Accredited Investor that is not a Qualified Institutional Buyer.
(d)The Indenture Trustee, the Note Registrar, the Paying Agent, the Back-Up Manager and the Diversified Companies shall have no responsibility or liability for any actions taken or not taken by the Depository.
(e)For purposes of any provision of this Indenture requiring or permitting actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the Outstanding Principal Balance of Outstanding Notes, such direction or consent may be given by Noteholders (acting through the Depository and the Depository Participants) owning interests in or security entitlements to Notes evidencing the requisite percentage of principal amount of Notes. The Depository will be deemed to represent those Noteholders only if it has received instructions to that effect from Noteholders and/or the Depository’s participants owning or representing, the required percentage of the beneficial interest of the Notes and has delivered the instructions to the Indenture Trustee.

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(f)The Issuer in issuing Notes may use “CUSIP” numbers (if then generally in use) or “Private Placement Numbers”, and, if so, the Indenture Trustee shall use “CUSIP” numbers or “Private Placement Numbers” in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee and each Noteholder in writing of any change in the “CUSIP” numbers or “Private Placement Numbers”.
(g)Transfers of Global Notes only to Depository Nominees. Notwithstanding any other provisions of this Section 2.3 or of Section 2.4, and subject to the provisions of clause (h) below, unless the terms of a Global Note expressly permits such Global Note to be exchanged in whole or in part for individual Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 2.4, only to a nominee of the Depository for such Global Note, or to the Depository, or a successor Depository for such Global Note selected or approved by the Issuer, or to a nominee of such successor Depository.
(h)Limited Right to Receive Definitive Notes. Except under the limited circumstances described below, Noteholders of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. With respect to issued Notes:
(i)If at any time the Depository for a Global Note notifies the Issuer that it is unwilling or unable to continue to act as Depository for such Global Note, the Issuer will appoint a successor Depository with respect to such Global Note. If a successor Depository for such Global Note is not appointed by the Issuer within ninety (90) days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute, and the Indenture Trustee or its agent will, in accordance with Section 2.4 and with the Issuer Order delivered to the Indenture Trustee or its agent under Section 2.4 requesting the authentication and delivery of individual Notes of such Series or Class in exchange for such Global Note, will authenticate and deliver, individual Notes of such Class of like tenor and terms in an aggregate initial Note balance equal to the initial Note balance of the Global Note in exchange for such Global Note.
(ii)The Issuer may at any time and in its sole discretion determine that the Notes of any Class or portion thereof issued or issuable in the form of one or more Global Notes will no longer be represented by such Global Note or Notes. In such event the Issuer will execute, and the Indenture Trustee or its agent in accordance with Section 2.4 and with an Officer’s Certificate delivered to the Indenture Trustee or its agent for the authentication and delivery of individual Notes in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of like tenor and terms in definitive form in an aggregate initial Note balance equal to the initial Note balance of such Global Note or Notes representing such portion thereof in exchange for such Global Note or Notes.
(iii)If specified by the Issuer pursuant to Sections 2.1 and 2.4 with respect to Notes issued or issuable in the form of a Global Note, the Depository for such Global Note may surrender such Global Note in exchange in whole or in part for individual Notes of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depository. Thereupon the Issuer will execute, and the Indenture Trustee or its agent will, in accordance with Section 2.1 and with the Issuer Order delivered to the Indenture Trustee or its agent under Section 2.1, authenticate and deliver, without service charge, (A) to each Person specified by such Depository a new Note or Notes of like tenor and terms and of any authorized denomination as requested by

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such Person in an aggregate initial Note balance equal to the initial Note balance of the portion of the Global Note or Notes specified by the Depository and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depository a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the initial Note balance of the surrendered Global Note and the aggregate initial Note balance of Notes delivered to the Noteholders thereof.
(iv)If any Event of Default has occurred with respect to such Global Notes, and Noteholders evidencing more than 50% of the Global Notes (measured by voting interests) advise the Indenture Trustee and the Depository that a Global Note is no longer in the best interest of the Noteholders, the applicable Holder of Global Notes may, at the direction of the applicable beneficial owners, exchange the beneficial interests in such Notes for Definitive Notes in accordance with the exchange provisions herein.
(v)In any exchange provided for in any of the preceding four paragraphs, the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 2.1 and with the Issuer Order delivered to the Indenture Trustee or its agent under Section 2.1, authenticate and deliver Definitive Notes in definitive registered form in authorized denominations. Upon the exchange of the entire initial Note balance of a Global Note for Definitive Notes, such Global Note will be canceled by the Indenture Trustee or its agent. Except as provided in the preceding paragraphs, Notes issued in exchange for a Global Note pursuant to this Section will be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Indenture Trustee or the Note Registrar. The Indenture Trustee or the Note Registrar will deliver such Notes to the Persons in whose names such Notes are so registered.
Section 2.3A     Notices to Depository.

    Whenever any notice or other communication is required to be given to Noteholders with respect to which Book-Entry Notes have been issued, unless and until Definitive Notes will have been issued to the related Noteholders, the Indenture Trustee will give all such notices and communications to the applicable Depository, and shall have no obligation to report directly to such Noteholders.
Section 2.4Transfer Restrictions on Notes.
(a)No transfer of any Note or any interest therein (including, without limitation, by pledge or hypothecation) shall be made except in compliance with the restrictions on transfer set forth in this Section 2.4 (including the applicable legend to be set forth on the face of each Note as provided in the Exhibits to this Indenture). Any resale, pledge or other transfer of any of the Notes contrary to the restrictions set forth above and elsewhere in this Indenture shall be deemed void ab initio by the Issuer and Indenture Trustee.
(b)Notwithstanding anything to the contrary contained herein, each Note and this Indenture may be amended or supplemented to modify the restrictions on and procedures for resale and other transfers of the Notes to reflect any change in applicable Law or regulation (or the interpretation thereof). Each Noteholder shall, by its acceptance of such Note, have agreed to any such amendment or supplement.
(c)As of the date of this Indenture, the Notes have not been registered under the Securities Act and will not be listed on any exchange. No Note shall be transferred or

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assigned, and no interest in any Note shall be transferred or assigned, unless the Noteholder and the transferee or assignee, as applicable, comply with the terms and conditions of this Section 2.4. No transfer of a Note shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities Laws or is exempt from the registration requirements under the Securities Act and such state securities Laws. Except in a transfer to Diversified or by Diversified to an Affiliate thereof, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and state securities Laws, in order to assure compliance with the Securities Act and such Laws, the Noteholder desiring to effect such transfer and such Noteholder’s prospective transferee shall each certify to the Issuer, the Indenture Trustee and Diversified in writing the facts surrounding the transfer in substantially the forms set forth in applicable transferor certificate in the forms attached hereto as the applicable Exhibits B (the “Transferor Certificate”) and the applicable transferee certificate in the forms attached to this Indenture. Each Noteholder desiring to effect such a transfer shall, by its acceptance of such Note, have agreed to indemnify the Issuer, the Indenture Trustee and Diversified (in any capacity) against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities Laws.
(d)Subject to the other terms and provisions hereof, any Noteholder may at any time grant to any participant participations in all or part of the payments due to it, and its rights under this Indenture and the Note Purchase Agreement, in a minimum amount that is not less than the minimum denominations set forth in the related Series Supplement. No participant shall be entitled to receive any amount in excess of the amount the participating Noteholder would be entitled to receive hereunder or any of the other Basic Documents. In connection with any such transfer to a participant, such Noteholder, at its sole discretion but subject to the provisions of the Note Purchase Agreement, shall be entitled to distribute to any participant any information furnished to such Noteholder pursuant to the Note Purchase Agreement or the Indenture so long as the participant holds a participation or similar interest in the obligation due to such Noteholder in respect of the Noteholder’s respective Note. Each Noteholder, by acceptance of a Note, acknowledges and agrees that any such participation will not alter or affect in any way whatsoever such Noteholder’s direct obligations hereunder or under the Note Purchase Agreement and that, other than as set forth in this Section 2.4(d), none of the Issuer, the Indenture Trustee, the Manager or any other Person shall have any obligation to have any communication or relationship whatsoever with any participant of such Noteholder in order to enforce the obligations of such Noteholder hereunder and under the Note Purchase Agreement. Each Noteholder shall provide prior written notice to the Issuer and Diversified in writing of the identity and interest of each participant upon any such participation. Such Noteholder shall provide the Issuer and Diversified with respect to each participant appropriately executed copies of the forms required by this Section 2.4 and Section 2.12 with respect to itself and the related participant, treating the participant as though it were a Noteholder, and including any amendments and resubmissions, (A) prior to or promptly after any such participation and (B) upon the occurrence of any event which would require the amendment or resubmission of any such form previously provided hereunder. Any participation shall be subject to the Noteholder’s compliance with, and causing the participant to comply with, the restrictions on transfer of Notes set forth herein as though a participant were a Noteholder, and the purchaser acknowledgements set forth herein, as though such participant were a Noteholder. Notwithstanding anything herein to the contrary, neither the Indenture Trustee nor the Note Registrar shall have any duty to monitor, record or register any participation in a Note or any transfer of such participation, and regardless of whether the Indenture Trustee or Note Registrar has knowledge of such a participation, the Indenture Trustee and the Note Registrar shall be entitled to deal solely with the Noteholders for all purposes under this Indenture.
(e)If a transfer of any Note that constitutes a Definitive Note is to be made without registration under the Securities Act (other than in connection with the initial issuance of a Series of the Notes or a transfer of a Book-Entry Note to a successor Depository as

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contemplated by Section 2.3(c)), then such transfer shall not be registered by the Note Registrar unless the Note Registrar receives (and, upon receipt, may conclusively rely upon) either: (i) a certification from the Noteholder desiring to effect such transfer substantially in the form attached as Exhibit B-5, in the case of a transfer to a Qualified Institutional Buyer, or Exhibit B-6, in the case of a transfer to an Institutional Accredited Investor, and a certification from the prospective transferee substantially in the form attached hereto as Exhibit B-3, in the case of a transfer to a Qualified Institutional Buyer, or Exhibit B-4, in the case of a transfer to an Institutional Accredited Investor, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Issuer, the Indenture Trustee or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer and/or such Noteholder’s prospective transferee on which such Opinion of Counsel is based.
(f)If a transfer of any interest in a Rule 144A Global Note is to be made without registration under the Securities Act to a Person who will take delivery of such interest in the form of an interest in a Regulation S Global Note, then the Note Owner desiring to effect such transfer shall be required to deliver to the Note Registrar (i) a certification substantially in the form attached as Exhibit B-2 and (ii) such written orders and instructions as are required under the Applicable Procedures to direct the Indenture Trustee to approve the debit withdrawal of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Note, and credit the account of a Depository Participant by a denomination of interests in such Regulation S Global Note, that is equal to the denomination of beneficial interests in the Class of Notes to be transferred. Upon delivery to the Note Registrar of such certification and such orders and instructions, the Indenture Trustee, subject to and in accordance with the Applicable Procedures, shall reduce the denomination of the Rule 144A Global Note in respect of the applicable Class of Notes and increase the denomination of the Regulation S Global Note for such Class by the denomination of the beneficial interest in such Class specified in such orders and instructions. If a transfer of any interest in a Rule 144A Global Note is to be made without registration under the Securities Act to a Person who will take delivery of such interest in the form of an interest in such Rule 144A Global Note, then the Note Owner desiring to effect such transfer shall be deemed to have represented and warranted that the certifications set forth in Exhibit B-1 are, with respect to such transfer, true and correct.
(g)Any interest in a Rule 144A Global Note with respect to any Class of Book-Entry Notes may be transferred by any Note Owner holding such interest to any Institutional Accredited Investor (other than a Qualified Institutional Buyer) that takes delivery in the form of a Definitive Note of the same Class as such Rule 144A Global Note upon delivery to the Note Registrar of (i)(A) a certification from such Note Owner’s prospective transferee substantially in the form of Exhibit B-4, or (B) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Issuer, the Indenture Trustee or the Note Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Noteholder desiring to effect such transfer and/or such Noteholder’s prospective transferee on which such Opinion of Counsel is based, and (ii) such written orders and instructions as are required under the Applicable Procedures to direct the Indenture Trustee to approve the debit withdrawal of the account of a Depository Participant by the denomination of the transferred interests in such Rule 144A Global Note. Upon delivery to the Note Registrar of such certification or Opinion of Counsel and such orders and instructions, the Indenture Trustee, subject to and in accordance with the Applicable Procedures, shall reduce the denomination of such Rule 144A Global Note by the denomination of the transferred interests in such Rule 144A Global Note specified in such orders and instructions, and shall cause a Definitive Note of the same Class as such Rule 144A Global Note, and in a denomination equal to the reduction in the denomination of such Rule 144A Global Note, to be

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executed, authenticated and delivered in accordance with this Indenture to the applicable transferee.
(h)Except as provided in the next sentence, on and prior to the Release Date, a beneficial interest in a Regulation S Global Note for any Class of Book-Entry Notes may be transferred only to a Person who takes delivery in the form of a beneficial interest in such Regulation S Global Note. On and prior to the Release Date, a Note Owner holding an interest in a Regulation S Global Note desiring to effect a transfer to a Person who takes delivery of such interest in the form of a beneficial interest in the Rule 144A Global Note for such Class of Notes shall be required to deliver to the Note Registrar (i) a certification substantially in the form attached as Exhibit B-1 and (ii)  such written orders and instructions as are required under the Applicable Procedures to direct the Indenture Trustee to approve the debit withdrawal of the account of a Depository Participant by a denomination of interests in such Regulation S Global Note, and credit the account of a Depository Participant by a denomination of interests in such Rule 144A Global Note, that is equal to the denomination of beneficial interests in the Class of Notes to be transferred. Upon delivery to the Note Registrar of such certification and such orders and instructions, the Indenture Trustee, subject to and in accordance with the Applicable Procedures, shall reduce the denomination of the Regulation S Global Note in respect of the applicable Class of Notes and increase the denomination of the Rule 144A Global Note for such Class by the denomination of the beneficial interest in such Class specified in such orders and instructions. On or prior to the Release Date, beneficial interests in the Regulation S Global Note for each Class of Book-Entry Notes may be held only through Euroclear or Clearstream.
(i)None of the Issuer, the Indenture Trustee or the Note Registrar shall be obligated to register or qualify any Class of Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification. Any Noteholder or Note Owner desiring to effect a transfer, sale, pledge or other disposition of any Note or interest therein shall, and does hereby agree to, indemnify Holdings, the Issuer, the Indenture Trustee, the Manager, the Back-Up Manager, and the Note Registrar against any liability that may result if such transfer, sale, pledge or other disposition is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.
(j)No transfer of any Note or any interest therein shall be made to any Plan or to any Person who is directly or indirectly acquiring such Note on behalf of, as fiduciary of, as trustee of, or with the assets of, a Plan, except in each such case, in accordance with the following provisions of this Section 2.4(j). Any attempted or purported transfer of a Note or any interest therein in violation of this Section 2.4(j) will be null and void and vest no rights in any purported transferee.
Each purchaser and transferee (and its fiduciary, if applicable) of a Note (other than an ERISA Restricted Note) or any interest therein is deemed to represent and warrant that either: (i) it is not acquiring and will not hold such Note (or interest therein) with the assets of a Plan or (ii) the acquisition and holding of such Note (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or result in a violation of any Similar Law.
Each purchaser and transferee (and its fiduciary, if applicable) of an ERISA Restricted Note or any interest therein is deemed to represent and warrant that it is not acquiring and will not hold such Note (or interest therein) with the assets of a Plan.

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The Note Registrar shall not register the transfer of a Note that constitutes a Definitive Note or the transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive Note unless the Note Registrar has received from the prospective transferee a certification as to the foregoing, as applicable. It is hereby acknowledged that either of the forms of certification attached as Exhibit B-3 and Exhibit B-4 is acceptable for purposes of the preceding sentence.
The Note Registrar shall not register the transfer of a Note that constitutes an Uncertificated Note issued under the related Variable Funding Note Purchase Agreement unless the Note Registrar has received from the prospective transferee a certification as to the foregoing, as applicable. In the case of a transfer of an Uncertificated Note issued under the Variable Funding Note Purchase Agreement, it is hereby acknowledged that the form of certification specified in the related Series Supplement is acceptable for purposes of the preceding sentence.
The Note Owner desiring to effect a transfer of an interest in a Book-Entry Note (other than a transfer of an interest in a Book-Entry Note that following such purported transfer will constitute a Definitive Note, which transfer shall be subject to the forms of certification attached as Exhibit B-3 and Exhibit B-4 as provided for above) shall obtain from its prospective transferee a certification that (a) such prospective transferee is not a Plan and is not directly or indirectly acquiring, holding and subsequently disposing of such Note or any interest in such Note on behalf of, as fiduciary of, as trustee of, or with assets of, a Plan or (b) the transfer is exempt from registration requirements under the Securities Act.
It is hereby acknowledged that either of the forms of certification attached as Exhibit B-1 and Exhibit B-2 is acceptable for purposes of the preceding sentence.
(k)[Reserved].
(l)If a Person is acquiring a Note as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Note Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Note Registrar or the Issuer to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and/or agreements with respect to each such account as set forth in subsections (e) through (j), as appropriate, of this Section 2.4.
(m) With respect to Tax Restricted Notes, each purchaser (and any transferees, successors and assigns thereof) represents and agrees on its own behalf and on behalf of any beneficial owner for which it is purchasing such Tax Restricted Notes (including, for the avoidance of doubt and to the extent applicable, its sole regarded Tax owner) that as of the date of acquisition of such Tax Restricted Notes, it is and will remain a “United States person” within the meaning of Section 7701(a)(30) of the Code and will deliver a properly completed and duly signed IRS Form W-9 (or applicable successor form) in respect of the owner, for U.S. federal income Tax purposes, of such Tax Restricted Notes, dated as of the date of the acquisition of such Tax Restricted Notes, to the Manager (or its agent) and the Indenture Trustee. Such purchaser (and its respective transferees) further agrees that no transfer, sale or other disposition of the Tax Restricted Notes (or any interest therein) will be effective, and no such transfer, sale or other disposition will be recognized, unless the applicable transferee party (or, if, for U.S. federal income Tax purposes, such transferee party is a disregarded entity, its sole regarded Tax

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owner) is a "United States person" within the meaning of Section 7701(a)(30) of the Code that delivers a properly completed and duly signed IRS Form W-9 (or applicable successor form) in respect of the owner, for U.S. federal income Tax purposes, of such Tax Restricted Notes, dated as of the date of such transfer, sale or other disposition, to the Manager (or its agent) and the Indenture Trustee. Any transfer in violation of this clause (m) shall be null and void ab initio.

(n)With respect to Tax Restricted Notes, each purchaser (and any transferees, successors and assigns thereof):
(i)represents and agrees on its own behalf and on behalf of any beneficial owner for which it is purchasing such Tax Restricted Notes (including, for the avoidance of doubt and to the extent applicable, its sole regarded Tax owner) that (1) as of the date of acquisition of such Tax Restricted Notes, (I) the purchaser or beneficial owner of such Tax Restricted Notes is not and, so long as such person is a beneficial owner of such Tax Restricted Notes, will not become a partnership, Subchapter S corporation or grantor trust, in each case, for U.S. federal (and applicable state and local) income Tax purposes (each such entity a “flow-through entity”) or (II) if such purchaser or beneficial owner is or becomes a flow-through entity, then (x) none of the direct or indirect beneficial owners of any interest in such flow-through entity has or ever will have more than 50% of the value of its interest in such flow-through entity attributable to the beneficial interest of such flow-through entity in the combined value of the Tax Restricted Notes, any other interest (direct or indirect) in the Issuer or any interest created under this Indenture or (y) it is not and will not be a principal purpose of the arrangement involving the beneficial interest of such flow-through entity in any Tax Restricted Notes to permit any entity to satisfy the 100-partner limitation of Treasury Regulations Section 1.7704-1(h)(1)(ii) necessary for such entity not to be classified as a publicly traded partnership for U.S. federal income Tax purposes;
(ii)will deliver to the Indenture Trustee, Issuer and the Manager on its own behalf and on behalf of any beneficial owner for which it is purchasing such Tax Restricted Notes (including, for the avoidance of doubt and to the extent applicable, its sole regarded Tax owner) a letter of representation in the form of the applicable Exhibit B hereto representing to the Issuer, Manager and the Indenture Trustee that either (I) for so long as it holds such Tax Restricted Notes (or a beneficial interest therein), it is not, and will not acquire such Tax Restricted Notes or interest therein on behalf of a beneficial owner (including, for the avoidance of doubt and to the extent applicable, its sole regarded Tax owner) that is classified for U.S. federal income Tax purposes as a flow-through entity, or (II) if such purchaser or beneficial owner (or regarded owner, as applicable) is or becomes a flow-through entity, then (x) none of the direct or indirect beneficial owners of any interest in such flow-through entity has or ever will have more than 50% of the value of its interest in such flow-through entity attributable to the beneficial interest of such flow-through entity in the combined value of the Tax Restricted Notes, any other interest (direct or indirect) in the Issuer or any interest created under this Indenture and (y) it is not and will not be a principal purpose of the arrangement involving the beneficial interest of such flow-through entity in any Tax Restricted Note to permit any entity to satisfy the 100 partner limitation of Treasury Regulations Section 1.7704-1(h)(1)(ii) necessary for such entity not to be classified as a publicly traded partnership for U.S. federal income Tax purposes;

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(iii)will deliver a letter of representation on its own behalf and on behalf of any beneficial owner for which it is purchasing such Tax Restricted Notes (including, for the avoidance of doubt and to the extent applicable, its sole regarded Tax owner) to the Indenture Trustee, Manager and the Issuer representing in the form of the applicable Exhibit B hereto to the Issuer, Manager and the Indenture Trustee that it will not sell, transfer, assign, participate, pledge or otherwise dispose of or cause to be marketed any Tax Restricted Notes (or any interest therein), (1) on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code and Treasury Regulations Section 1.7704-1(b), including without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations, or (2) in an amount that would result in any Noteholder holding Tax Restricted Notes in an aggregate amount less than 100% of the minimum denomination of the Tax Restricted Notes or purchase or enter into any financial instrument or contract that the value of which is determined by reference in whole or in part to any Tax Restricted Note;
(iv)Tax Restricted Notes shall not be sold or transferred to any Person unless (i) the Note Registrar and the Manager have received on the date of such sale or transfer a qualifying Debt Opinion with respect to such Notes or (ii) the restrictions described in Section 2.4(m) shall have been complied with; and
(v)Each transferor of a Tax Restricted Note or an interest therein shall be deemed to have agreed to deliver to the transferee, with a copy to the Indenture Trustee, prior to the transfer of such Tax Restricted Note or an interest therein, a properly completed certificate, in a form reasonably acceptable to the transferee and the Issuer, stating, under penalty of perjury, the transferor’s United States taxpayer identification number and that the transferor is not a foreign person within the meaning of Section 1445(b)(2) and Section 1446(f)(2) of the Code (such certificate, a “Non-Foreign Status Certificate”). Each transferor of a Tax Restricted Note or an interest therein will be deemed to understand that the failure to provide a Non-Foreign Status Certificate to the transferee may result in withholding on the amount realized on its disposition of the Tax Restricted Note.
(vi)Each Person acquiring a Tax Restricted Note shall comply with the limitations, representations and covenants set forth in Section 2.4(m) and 2.4(n). Any transfer in violation of this clause (n) shall be null and void ab initio and the purported transferor will continue to be treated as the owner of the Tax Restricted Note.
Section 2.5Registration; Registration of Transfer and Exchange.
(a)The Issuer shall cause a note registrar (the “Note Registrar”) to keep a register (the “Note Register”) in which the Note Registrar shall provide for the registration of Notes and the registration of transfers of Notes. All Notes shall be maintained in “registered form” under Treasury Regulations Section 5f.103-1(c), proposed Treasury Regulations Section 1.163-5 and any applicable temporary, final or other successor regulations. The name and address of each Holder of the Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be recorded in such Note Register, together with the principal amount (and stated interest) of the Notes owing to the Holder of the Notes. Prior to due presentment for registration of transfer, the person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Note Registrar shall not be affected by any notice or knowledge to the contrary. No transfer shall be effective unless recorded in the Note Register. The Indenture Trustee initially shall be the Note

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Registrar for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar. Any attempted or purported transfer of a Note in violation of this Section 2.5(a) will be null and void and vest no rights in any purported transferee.
(b)If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee and the Noteholders prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes; provided that, upon the reasonable request of any Noteholder, the Note Registrar and the Indenture Trustee shall provide a copy of such certificate to such Noteholder.
(c)Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 4.2, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.
(d)At the option of any Noteholder, its Notes may be exchanged for other Notes of authorized denominations of the same Class and Series evidencing a like aggregate principal balance, upon surrender (or de-registration) of the Notes to be exchanged (or deregistered) at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange (or de-registration), the Notes which the Noteholder making the exchange (or request for de-registration) is entitled to receive shall be executed, authenticated and delivered (or registered in the case of Uncertificated Notes) in accordance with Section 2.1(a) or (b), as applicable.
(e)All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.
(f)Every Note (other than Uncertificated Notes) presented or surrendered for transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to, the Note Registrar duly executed by the Noteholder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP.
(g)No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Note Registrar may require payment by such Holder of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.6 not involving any transfer.
(h)The preceding provisions of this Section 2.5 notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of

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Notes selected for redemption or of any Note for a period of fifteen (15) days preceding the due date for any payment with respect to the Note.
(i)Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.
(j)Transfers of Ownership Interests in Global Notes. Transfers of beneficial interests in a Global Note representing Book-Entry Notes may be made only in accordance with the rules and regulations of the Depository and the transfer restrictions contained in the legend on such Global Note and exchanges or transfers of interests in a Global Note may be made only in accordance with the following:
(i)General Rules Regarding Transfers of Global Notes. Subject to clauses (i) and (ii) of this Section 2.5(j), transfers of a Global Note representing Book-Entry Notes shall be limited to transfers of such Global Note in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.
(ii)Global Note to Definitive Note. Subject to Section 2.3(i), an owner of a beneficial interest in a Global Note deposited with or on behalf of a Depository may at any time transfer such interest for a Definitive Note, upon provision to the Indenture Trustee, the Issuer and the Note Registrar of a Transferor Certificate.
(k)Transfers of Variable Funding Notes shall be subject to such additional terms and conditions as may be set forth in the applicable Variable Funding Note Purchase Agreement.
(l)Notwithstanding anything herein to the contrary, the Indenture Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the requirements or terms of the Securities Act, applicable state securities laws, ERISA, the Code or any other applicable Law.
Section 2.6Mutilated, Destroyed, Lost or Stolen Notes.
(a)If (i) any mutilated Note is surrendered to the Indenture Trustee or Note Registrar, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven (7) days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a protected purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of

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any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.
(b)Upon the issuance of any replacement Note under this Section 2.6, the Issuer shall pay to the Indenture Trustee any reasonable expenses in connection therewith, and the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any Tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.
(c)Every replacement Note issued pursuant to this Section 2.6 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.
(d)The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.7Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Guarantors, the Indenture Trustee, the Note Registrar and any agent of the Issuer, the Guarantors, the Indenture Trustee or the Note Registrar may, as of the day of determination, treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Guarantors, the Indenture Trustee, the Note Registrar or any agent of the Issuer, the Guarantors, the Indenture Trustee, the Note Registrar shall be affected by notice or knowledge to the contrary.
Section 2.8Payment of Principal and Interest; Defaulted Interest and VFN Undrawn Commitment Fees.
(a)The Notes shall accrue interest during the related Interest Accrual Period at the Interest Rate, and such interest shall be payable on each Payment Date in accordance with the priorities set forth in Section 8.6. Further, on each Payment Date while any Variable Funding Notes are Outstanding, any VFN Undrawn Commitment Fees on such Variable Funding Notes and any other fees, expenses and other amounts due to the holders of the Variable Funding Notes under any Variable Funding Note Purchase Agreement, shall be paid in accordance with the priorities set forth in Section 8.6. At any time at which the Class B Notes are not the Controlling Class, to the extent provided in the applicable Series Supplement, any and all accrued interest on the Outstanding Principal Balance of any Series of Class B Notes that is not paid on any Payment Date (any such amounts, the “Designated Unpaid Interest Amount”) shall be deferred and paid on a subsequent Payment Date to the extent of Available Funds. Unless otherwise specified in the related Series Supplement for a Series, Note Interest for each Payment Date shall accrue during each Interest Accrual Period at the applicable Interest Rate with respect to each Series and Class of Notes (x) with respect to Variable Funding Notes, on the daily average Outstanding Principal Balance of such Variable Funding Notes during such Interest Accrual Period and (y) with respect to any Class of Term Notes, on the Outstanding Principal Balance of such Term Notes as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date). Unless otherwise provided in the applicable Series Supplement, no interest (including Default Interest) will accrue on any outstanding Designated Unpaid Interest Amount.

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(b)Any installment of interest or principal payable on a Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note is registered on the Record Date by wire transfer in immediately available funds to the account designated by such person or nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Final Scheduled Payment Date (and except for the Redemption Price or Change of Control Redemption Price, as applicable, for any Note called for redemption pursuant to Section 10.1) which shall be payable as provided below.
(c)On each Payment Date, any applicable Principal Distribution Amount, any Excess Amortization Amount or VFN Deficiency Amount will be payable to the Holders of each Class and Series of Notes entitled thereto, in each case, to the extent of Available Funds for such Payment Date and in accordance with the Priority of Payments or the Special Priority of Payments, as applicable. Any Principal Distribution Amount for any Series of Term Notes will be set forth in the related Series Supplement. Unless otherwise specified in this Indenture or in the related Series Supplement for a Series, Variable Funding Notes will not be subject to any Principal Distribution Amount.
(d)Prior to the occurrence of an Event of Default and a declaration in accordance with Section 5.2 that the Notes have become immediately due and payable, the Outstanding Principal Balance of the Notes of a Series (including any VFN Deficiency Amount that is due and payable) shall be payable in full on the applicable Final Scheduled Payment Date and, to the extent of funds available therefor, in installments on the Payment Dates (if any) preceding the Final Scheduled Payment Date, in the amounts and in accordance with the Priority of Payments set forth in Section 8.6(i).
(e)Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the date on which an Event of Default shall have occurred and be continuing, and either (i) the Indenture Trustee (at the direction of the Majority Noteholders) or the Majority Noteholders have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 or (ii) such Event of Default arises as a result of an event set forth in Section 5.1(a)(iv) or (v). In such case, principal shall be paid in accordance with the priorities set forth in Section 8.6(ii). The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by email prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.
(f)[Reserved].
(g)If, as of the Notification Date, (x) either Emissions Linked Performance Target for the Observation Period has not been satisfied or (y) the External Verifier has not confirmed satisfaction of each such Emissions Linked Performance Target, then the Interest Rate applicable to each Class of Notes shall be increased once by 25 basis points for each such Emissions Linked Performance Target that has not been satisfied or confirmed by the External Verifier (the “Subsequent Rate of Interest”). The Subsequent Rate of Interest will apply from and including the Interest Rate Step Up Trigger Date up to, and including, the maturity date of the Notes. The Indenture Trustee may conclusively rely on the Officer’s Certificate delivered by the Issuer with respect to the Satisfaction Notification and shall have no duty to monitor or confirm the Issuer’s satisfaction of either Emissions Linked Performance Target.

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Notwithstanding any other provision herein or in any related Series Supplement, other than with respect to the Class A Notes, unless otherwise specified in the related Series Supplement for a Series, any payment of Note Interest which is not available to be paid in accordance with the Priority of Payments or the Special Priority of Payments, as applicable, on any Payment Date, including Designated Unpaid Interest Amounts, shall not be considered “due and payable” for purposes of the Indenture, and the failure to pay such Note Interest shall not be an Event of Default (other than with respect to the Class A Notes). To the extent specified in the related Series Supplement for a Series, any such unpaid Note Interest on any Class of Notes shall be added to the Outstanding Principal Balance of such Notes and shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments or the Special Priority of Payments, as applicable. Regardless of whether any Class of Notes is the Controlling Class, to the extent that funds are not available on any Payment Date to pay previously accrued Note Interest that was deferred at a time when such Class was not the Controlling Class, such previously accrued Note Interest shall not be considered “due and payable” on such Payment Date, and the failure to pay such previously accrued Note Interest on such Payment Date shall not be an Event of Default.
Section 2.9Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.9, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee. The Indenture Trustee shall provide notice to each Rating Agency of all cancelled Notes.
Section 2.10Release of Collateral. Subject to Section 12.1 and the terms of the Basic Documents, and other than any distribution to the Issuer pursuant to Section 8.6(i)(T), Section 8.6(ii)(H) or Section 8.7(d), the Indenture Trustee shall release property from the lien of this Indenture only in accordance with the terms of this Indenture and upon receipt of (i) an Issuer Request accompanied by an Officer’s Certificate of the Issuer stating that such release is permitted by the terms of this Indenture and that the conditions precedent to such release have been satisfied and (ii) in the event the Issuer requests a release of all or substantially all of the Collateral, a written consent to such release from each Hedge Counterparty and each Holder. With respect to clause (ii) in the foregoing sentence, any release of Collateral shall require 10 Business Days advance written notice from the Issuer to each Holder and each Hedge Counterparty.
Section 2.11Definitive Notes. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.
Section 2.12Tax Treatment.
(a)The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all purposes, including purposes of U.S. federal, state and local income, single business and franchise Tax and any other Tax imposed on, or measured by,

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income, the Notes shall be treated as indebtedness secured by the Collateral. The Issuer, by entering into this Indenture, each Noteholder, by its acceptance of a Note, and each holder of a beneficial interest in the Note, by purchasing or otherwise acquiring an interest in a Note, agree to treat this Indenture and the Notes (other than Notes held by any equity holder of the Issuer (including any entity whose separate existence from the Issuer or the equity holder of the Issuer is disregarded for U.S. federal income Tax purposes), any other persons who are members of an “expanded group” with the Issuer within the meaning of the Treasury Regulations under Section 385 of the Code, to the extent that a treatment other than as indebtedness may be required by law or regulation as a result of the relationship between the Issuer and such Person, but only so long as such Notes are held by such person, or as otherwise required by a change in law or a final determination pursuant to Section 1313 of the Code) for all purposes, including purposes of U.S. federal, state and local income, single business and franchise Tax and any other Tax imposed on, or measured by, income, as indebtedness of the Issuer, and not as an equity interest in the Issuer.
(b)Each Noteholder, by its acceptance of a Note (or an interest therein), agrees to provide and shall provide to the Indenture Trustee, the Note Registrar and/or the Issuer (or other Person responsible for withholding of Taxes) with the Noteholder FATCA Information and Noteholder Tax Identification Information, and shall update or replace such Noteholder FATCA Information and Noteholder Tax Identification Information as necessary at any time required by law or promptly upon request.
(c)Each Noteholder, by its acceptance of a Note (or an interest therein), understands, acknowledges and agrees that the Indenture Trustee and the Issuer (or other Person responsible for withholding of Taxes) have the right to deduct and withhold on payments with respect to a Note and such amounts deducted or withheld shall be treated as paid to such Noteholder (without any corresponding gross-up) where the Noteholder or another applicable party fails to comply with the requirements set forth in Section 2.12(b) or otherwise establish a complete exemption from withholding, or the Indenture Trustee or the Issuer (or other Person responsible for withholding of Taxes) is otherwise required to so withhold under applicable law.
Section 2.13CUSIP and Private Placement Numbers. The Issuer shall obtain “CUSIP” numbers or “Private Placement Numbers” with respect to each Class and Series of Notes. The Indenture Trustee shall use “CUSIP” numbers or “Private Placement Numbers” in notices of redemption as a convenience to Noteholders; provided, that any such notice may state that no representation is made as to the correctness of such “CUSIP” numbers or “Private Placement Numbers” either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee in writing of any change in the “CUSIP” numbers or “Private Placement Numbers.”
Section 2.14Notes Issuable in Series. The Notes of the Issuer may be issued in one or more Series subject to satisfaction of the applicable conditions set forth in Section 2.15. Any Series of Variable Funding Notes may be uncertificated if provided for in its Series Supplement. Prior to the issuance of Notes of any Series, its Series Supplement shall establish:
(a)the title of the Notes of such Series (which shall distinguish the Notes of such Series from Notes of other Series) and whether such Notes will be Variable Funding Notes or Term Notes;
(b)any limit upon the aggregate principal balance of the Notes of such Series that may be authenticated and delivered (other than with respect to Uncertificated Notes, which shall be registered) under this Indenture (except for Notes authenticated and delivered (or with

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respect to Uncertificated Notes, registered) upon registration of transfer of, in exchange for, or in lieu of, other Notes of such Series pursuant to Section 2.5 or 2.6);
(c)the rate or rates at which the Notes of such Series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the Payment Dates on which such interest shall be payable and the record date or dates for the determination of Holders to whom interest is payable (in each case to the extent such items are not specified herein or if specified herein, to the extent such items are modified by such Series Supplement);
(d)whether the Notes of such Series are Uncertificated Notes, Book-Entry Notes or Definitive Notes; and
(e)any other terms of such Series (which terms shall not be inconsistent with the provisions of this Indenture except to the extent that such Series Supplement also constitutes an amendment of this Indenture pursuant to Article IX).
The Notes of a Series may have more than one settlement or issue date. The Notes of each Series will be assigned to one or more Classes and shall satisfy the requirements of Section 2.15 as of the date of issuance. Notes of any Series bearing the same alphabetical designation but a different numerical designation shall be paid in the relative payment priority specified in the related Series Supplement, but the relative payment priority of such Notes collectively with other Notes bearing the same alphabetical designation in a different Series shall be determined in accordance with the Applicable Payment Priority.
Section 2.15Additional Notes.
(a)The Issuer may, at any time and from time to time, after the Initial Closing Date issue additional Notes of a new Series (“Additional Notes”) in the manner set forth in Section 2.14 pursuant to a Series Supplement, in one or more Classes that may rank (i) (other than with respect to Class A-1 Notes, but subject to and not in conflict with the payment priority for Hedge Agreements on the Initial Closing Date) senior to, (ii) (including with respect to the Class A-1 Notes, but subject to and not in conflict with the payment priority for Hedge Agreements on the Initial Closing Date) pari passu with, or (iii) (including with respect to the Class A-1 Notes, but subject to and not in conflict with the payment priority for Hedge Agreements on the Initial Closing Date) subordinate to, any Series of Notes that will remain Outstanding after the issuance of such Additional Notes; provided, that (x) if any Notes (other than such Additional Notes) will remain Outstanding after the issuance of such Additional Notes (such existing Notes, the “Continuing Notes”), then the following conditions shall have been satisfied with respect to such issuance, or (y) if no Continuing Notes will remain outstanding after giving effect to such issuance, but any Hedge Counterparties will have outstanding Hedge Agreements, then the conditions set forth in clauses (d) through (f), (h), (i), (l) and (m) shall have been satisfied with respect to such issuance:
(a)the relative payment priority of such Additional Notes of a particular Class to the Continuing Notes, if any, of the Class of Notes bearing the same alphabetical Class designation (regardless of Series or date of issuance) shall be determined in accordance with the Applicable Payment Priority, although such Class of Notes may have other characteristics different than the Continuing Notes;

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(b)each applicable Rating Agency then rating any Series of Continuing Notes that will remain outstanding after giving effect to such issuance shall have confirmed that immediately after such issuance its rating of such Notes will be no lower than its initial rating of such Notes;
(c)if the Additional Notes will be rated by any Rating Agency then rating any Continuing Notes of the same Class, the rating assigned by such Rating Agency to such Additional Notes shall be no lower than the then-current rating assigned by such Rating Agency to such Class of Continuing Notes;
(d)immediately prior to and following such issuance, no Material Event has occurred and is continuing, other than a Material Event cured by any related addition of Assets in connection with such issuance of Additional Notes;
(e)such issuance shall not, in the reasonable opinion of the Manager, be reasonably expected to have a Material Adverse Effect,
(f)after giving effect to the issuance of such Additional Notes and any concurrent acquisition of Additional Assets, the following conditions are satisfied as evidenced by calculation and reasonable supporting information set forth in an Officer’s Certificate delivered to the Indenture Trustee in connection with such issuance: (A) the Pro Forma Senior DSCR will be greater than 2.00 to 1.00; (B) the Pro Forma Aggregate DSCR will be greater than 1.50 to 1.00; (C) the Pro Forma Senior LTV will not be greater than 65%, and (D) the Pro Forma Aggregate LTV will not be greater than 75%; provided that, for purposes of clarity, such pro forma calculations shall be made without giving effect to any “holiday” or testing exclusions applicable under this Indenture;
(g)if such Additional Notes are Term Notes, such Additional Notes may not have a Final Scheduled Payment Date earlier than the Final Scheduled Payment Date of any Outstanding Series of Notes or an Anticipated Repayment Date earlier than the Anticipated Repayment Date of any Outstanding Series of Notes;
(h)any Series Supplement entered into for the purpose of issuing Variable Funding Notes as Additional Notes shall require the consent of the Majority Hedge Counterparties (such consent not to be unreasonably withheld, conditioned or delayed);
(i)the Issuer shall have entered into such additional Hedge Agreements as are necessary to comply with the hedging requirements set forth in this Indenture and any related Series Supplement;
(j)the Issuer and the Indenture Trustee receive an Opinion of Counsel (which opinion may contain similar assumptions and qualifications as are contained in the Opinion of Counsel with respect to the Tax treatment of the Notes delivered on the Initial Closing Date) to the effect that the issuance of such Additional Notes (including, for the avoidance of doubt, to the extent entered into in connection therewith, any Series Supplement or amendment to a Basic Document) (A) will not cause the Issuer or any of its subsidiaries to be treated as a corporation, association, publicly traded partnership, taxable mortgage pool, or other entity, in each case, taxable as a corporation for U.S. federal income Tax purposes, (B) will not cause any Notes of any Outstanding Series (other than those that are, at any time, held by any Section 385 Related Party) that were characterized as indebtedness for U.S. federal income Tax purposes, as of the applicable Closing Date, to be characterized as other than indebtedness for U.S. federal income Tax purposes, and (C) either (1) should not cause any Notes of any Outstanding Series to undergo a “significant modification” within the meaning of Treasury Regulations Section 1.1001-3 or (2) will not cause any Notes of any Outstanding Series to undergo a “significant

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modification” within the meaning of Treasury Regulations Section 1.1001-3 that would result in any adverse U.S. federal income tax consequence to any Holder thereof (assuming such Holder is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and is not exempt from U.S. federal income taxation (including under Section 501 of the Code));
(k)any other conditions relating to the issuance of Additional Notes set forth in any Series Supplement for any Outstanding Series of Notes are satisfied;
(l)no breakage or termination amounts are then due and unpaid in connection with any Hedge Agreement (including amounts arising from prior reductions in the notional amount under the related Hedge Agreements in order to maintain compliance with this Indenture); and
(m)the Indenture Trustee receives an Officer’s Certificate of the Issuer stating that (1) all conditions precedent to the issuance of the Additional Notes under the Indenture have been satisfied or waived and (2) the representations and warranties of the Diversified Parties under the Basic Documents are true and correct in all material respects as of the date of such issuance.
Section 2.16Certification by Note Owners.
(a)Each Note Owner is hereby deemed, by virtue of its acquisition of an Ownership Interest in the Book-Entry Notes, to agree to comply with the transfer requirements set forth in Section 2.4(j).
(b)To the extent that under the terms of this Indenture, it is necessary to determine whether any Person is a Note Owner, the Indenture Trustee may conclusively rely on a certificate of such Person, in such form as shall be reasonably acceptable to the Indenture Trustee, that specifies the Class, Series and aggregate principal balance of the Book-Entry Note beneficially owned by such Person.
Article III

REPRESENTATIONS AND WARRANTIES
The Issuer represents and warrants as of the Initial Closing Date and as of the date of issuance of any Additional Notes as follows:
Section 3.1Organization and Good Standing.
(a)The Issuer (i) is duly organized, validly existing, and in good standing under the Laws of the State of Delaware and (ii) has full power and authority under its Organizational Documents to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.
(b)(X) As of the Initial Closing Date, DABS Phase X (i) is duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Pennsylvania, (ii) is duly qualified in Kentucky, Ohio, Virginia, and West Virginia, and (iii) has full power and authority under its Organizational Documents to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use, and (Y) as of the date of issuance of any Additional Notes, DABS Phase X (i) is duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Pennsylvania, (ii) is duly qualified in Kentucky, Ohio, Virginia, West Virginia and Tennessee, and (iii) has full power and

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authority under its Organizational Documents to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.
(c)DABS I (i) is duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Pennsylvania, (ii) is duly qualified in Kentucky, Ohio, Virginia and West Virginia, and (iii) has full power and authority under its Organizational Documents to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.
(d)DABS II (i) is duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Pennsylvania, (ii) is duly qualified in Kentucky, Ohio, Virginia and West Virginia, and (iii) has full power and authority under its Organizational Documents to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.
Section 3.2Authority; No Conflict.
(a)The execution, delivery, and performance of this Indenture and the Basic Documents and the performance of the Contemplated Transactions have been duly and validly authorized in accordance with the Organizational Documents of each of the Issuer Parties, as applicable.
(b)This Indenture has been duly executed and delivered by the Issuer Parties and all instruments executed and delivered by any of the Issuer Parties at or in connection with the Closing have been duly executed and delivered by such Issuer Parties.
(c)This Indenture constitutes the legally valid and binding obligation of the Issuer Parties, enforceable against the Issuer Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and or other similar Laws affecting the rights and remedies of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at Law).
(d)Neither the execution and delivery of this Indenture or the instruments executed in connection herewith by the Issuer Parties nor the consummation or performance of any of the Contemplated Transactions or Basic Documents by the Issuer Parties shall, directly or indirectly (with or without notice or lapse of time or both):
(i)contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Issuer Parties, as applicable, or (B) any resolution adopted by the board of directors, board of managers, stockholders, members, or partners of the Issuer Parties, as applicable;
(ii)in any material respect, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to notification of or to challenge any of the Contemplated Transactions or Basic Documents, to terminate, accelerate, or modify any terms of, or to exercise any remedy or obtain any relief under, any Contract or agreement or any Law or Order to which any of the Issuer Parties, or any of the Assets, may be subject;
(iii)in any material respect, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that relates to the Assets; or

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(iv)result in the imposition or creation of any Encumbrance or give rise to any right of termination, cancellation, or acceleration under any of the terms, conditions, or provisions of any Lease, Contract, note, bond, mortgage, indenture, license, or other material agreement with respect to any of the Assets, other than any Encumbrance or Lien arising in favor of the Indenture Trustee pursuant to the Basic Documents.
Section 3.3Legal Proceedings; Orders. Except as set forth on Schedule 3.3 hereto, (a) there is no pending Proceeding against any of the Issuer Parties or any of its Affiliates (i) that relates to or may affect any of the Assets that could reasonably be expected to have a Material Adverse Effect; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise materially interfering with, any of the Contemplated Transactions or Basic Documents, and (b) to the Issuer Parties’ Knowledge, (x) no Proceeding of the type referenced above has been Threatened, (y) there is no Order adversely affecting the use or ownership of the Assets to which any of the Issuer Parties, or any of the Assets, is subject, and (z) there is no Order or Proceeding restraining, enjoining, or otherwise prohibiting or making illegal the consummation of the Contemplated Transactions or Basic Documents or which could reasonably be expected to result in a material diminution of the benefits contemplated by this Indenture or the Contemplated Transactions or Basic Documents.
Section 3.4Compliance with Laws and Governmental Authorizations.
(a)The Assets have been owned in all material respects in accordance with all Laws of all Governmental Bodies having or asserting jurisdiction relating to the ownership and operation thereof, including the production of Hydrocarbons attributable thereto.
(b)Except as set forth on Schedule 3.4(b) hereto, to the Knowledge of the Diversified Companies, all necessary Governmental Authorizations with regard to the ownership of any of the Issuer Parties’ interest in the Assets have been obtained and no violations exist or have been recorded in respect of such Governmental Authorizations.
(c)None of the Issuer Parties nor any of their Affiliates have received any written notice of any violation of any Laws in any material respect or of any Governmental Authorization in connection with the ownership of the Assets that has not been corrected or settled, and there are no Proceedings pending or, to the Issuer Parties’ Knowledge, threatened that might result in any material modification, revocation, termination or suspension of any Governmental Authorization or which would require any material corrective or remedial action by any of the Issuer Parties or any of its Affiliates.
Section 3.5Title to Property; Leases. Each Issuer Party has good and sufficient title to its properties that individually or in the aggregate are material, including all such properties purported to have been acquired by each Issuer Party, in each case free and clear of Liens other than Permitted Liens.
Section 3.6Vesting of Title to the Assets. Title to the Assets is vested in the Guarantors, and each Guarantor will have valid legal and beneficial title thereto, in each case subject to no prior Lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance, other than the Permitted Liens. Prior to the transfers contemplated by the Asset Vesting Documents, each Guarantor had valid legal and beneficial title to the applicable Assets and had not assigned to any Person any of its right, title or interest in any such Assets, other than in connection with any Liens that are being released on or before the applicable Closing Date or any Permitted Liens.

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Section 3.7Compliance with Leases. The Issuer Parties are in compliance in all material respects with each Lease to the extent relating to an Asset, including all express and implied covenants thereunder. No material written demands or notices of default or non-compliance or dispute (including those received electronically) with respect to a Lease to the extent relating to an Asset have been issued to or received by the Issuer Parties that remain uncured or outstanding.
Section 3.8Material Indebtedness. None of the Issuer Parties has any material Indebtedness other than Permitted Indebtedness and the Existing Indebtedness which Existing Indebtedness are being repaid in full on the Initial Closing Date.
Section 3.9Employee Benefit Plans. Except as set forth on Schedule 3.9 hereto, neither any of the Issuer Parties nor, to the extent it would reasonably be expected to have a Material Adverse Effect, any ERISA Affiliate maintains or has ever maintained any Plans (including any Non-U.S. Plan) or has ever had any direct obligation to make any contribution to a Multiemployer Plan.
Section 3.10Use of Proceeds; Margin Regulations. On the Initial Closing Date, the Issuer will apply the proceeds of the sale of the Notes hereunder (a) to redeem the Existing Indebtedness, (b) to acquire the Initial Assets by acquiring 100% of the transferable interests and limited liability company interests of the Guarantors, as applicable, (c) to fund the Liquidity Reserve Account in an amount equal to the Liquidity Reserve Account Initial Deposit, (d) to pay transaction costs associated with the issuance of the Notes and the acquisition of the Initial Assets, and (e) other general corporate purposes (including dividend payments to Diversified Holdings for further distribution to Diversified). After the Initial Closing Date, subject to the conditions set forth in this Indenture, the Issuer may also apply the proceeds of the sale of any Additional Notes hereunder to fund the redemption of any Notes then Outstanding or for any other permissible purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve any of the Issuer Parties in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).
Section 3.11Existing Indebtedness; Future Liens.
(a)None of the Issuer Parties has, and has never had, any outstanding Indebtedness other than Permitted Indebtedness and, in the case of the Guarantors, the Existing Indebtedness being redeemed in full on the applicable Closing Date. There are no outstanding Liens on any property of any of the Issuer Parties other than Permitted Liens.
(b)Except for Permitted Liens, none of the Issuer Parties has, at any time, agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness, except, in the case of the Guarantors, the Liens securing the Existing Indebtedness being discharged on the applicable Closing Date.
(c)Other than the Basic Documents and the indentures with respect to the Existing Indebtedness which are being discharged on the applicable Closing Date, none of the Issuer Parties is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any of the Issuer Parties, any agreement relating thereto or any other

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agreement (including its charter or any other Organizational Document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of any of the Issuer Parties.
Section 3.12Foreign Assets Control Regulations, Etc.
(a)Neither any of the Issuer Parties nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears (or may in the future appear) on a State Sanctions List or (iii) to any Issuer Party’s Knowledge, is a target of sanctions that have been imposed by the United Nations or the European Union.
(b)None of the Issuer Parties or any Controlled Entity (i) is in violation, has been found in violation of, or has been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to any Issuer Party’s Knowledge, is under investigation by any Governmental Body for possible violation of any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)No part of the proceeds from the sale of the Notes hereunder:
(i)constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Issuer Party or any Controlled Entity, directly or knowingly indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person in violation of U.S. Economic Sanctions Laws, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws, or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
(ii)will be used, directly or knowingly indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(iii)will be used, directly or knowingly indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)Each of the Issuer Parties and its Affiliates have established procedures and controls which they reasonably believe are adequate (and otherwise comply with applicable Law) to ensure that each of the Issuer Parties and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
Section 3.13Status under Certain Statutes. None of the Issuer Parties is subject to regulation under the Investment Company Act, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act. As to the Issuer and each of the Guarantors, (i) neither the Issuer nor each of the Guarantors is (A) a “commodity pool” as defined in Section 1a(10) of the Commodity and Exchange Act or any rule or regulation relating thereto or any interpretation thereof by the Commodity Futures Trading Commission or (B) a “financial end user,” as defined in either 17 CFR §23.151 or 12 CFR §349.2, and (ii) each of the Issuer and the Guarantors is an “eligible contract participant” as such term is defined in the Commodity and Exchange Act, and will, in the future, maintain such status as to all Hedge Agreements outstanding with any one or more of the Hedge Counterparties until all Obligations

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thereunder have been fully performed. None of the Issuer, the Guarantors or the transaction contemplated under the Basic Documents constitutes a “covered fund” for purposes of Section 619 of The Dodd-Frank Wallstreet Reform and Consumer Protection Act, otherwise known as the “Volcker Rule.”
Section 3.14Single Purpose Entity. Each Issuer Party (i) has been formed and organized for limited purposes, including entering into the Basic Documents to which it is a party, and performing its obligations thereunder (including entering into certain agreements in connection therewith), and (ii) does not have any other assets other than those related to its activities in accordance with clause (i) above.
Section 3.15Solvency. Each Issuer Party is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. None of the Issuer Parties intends to incur, or believes that it will incur, debts beyond its ability to pay such debts as they become due. None of the Issuer Parties believes that it will be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Indenture, the Notes and the other Basic Documents to which it is a party. None of the Issuer Parties intends to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Indenture, the Notes or the other Basic Documents to which it is a party.
Section 3.16Security Interest. The Indenture, together with the Pledge Agreement and the Mortgages, creates in favor of the Indenture Trustee, as security for the payment of principal of and interest on, and any other amounts owed or owing in respect of, the Notes and the Hedge Agreements (including any termination payments and any other amounts owed or owing thereunder) and for the performance of the provisions of this Indenture, a security interest in or mortgage or deed of trust on all of the right, title, and interest, whether now owned or hereafter acquired, of each Issuer Party (and, in the case of the Collateral subject to the Pledge Agreement, Holdings) in, to, and under the Collateral. Upon the filing of the applicable UCC-1 financing statements and the Mortgages, all action has been taken as is necessary to perfect such security interest or mortgage or deed of trust, and such security interest, mortgage or deed of trust is of first priority subject in each case to Permitted Liens.
Article IV

COVENANTS
Section 4.1Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, subject to and in accordance with Section 8.6, the Indenture Trustee shall distribute all amounts on deposit in the Collection Account and allocated for distribution to the Noteholders on a Payment Date pursuant to Article VIII hereof for the benefit of the Notes, to the Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.
Section 4.2Maintenance of Office or Agency. The Issuer will maintain in the United States, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. Such office or agency will initially be at Corporate Trust Office of the

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Indenture Trustee, and the Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Indenture Trustee will give prompt written notice to the Issuer, the Back-Up Manager and each Rating Agency of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands; provided, that the Indenture Trustee shall not be deemed an agent of the Issuer for service of process.
Section 4.3Money for Payments to Be Held on behalf of the Noteholders and Hedge Counterparties. All payments of amounts due and payable with respect to any Notes and Hedge Agreements that are to be made from amounts withdrawn from the Collection Account pursuant to Section 8.6 shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Notes and Hedge Agreements shall be paid over to the Issuer except as provided in Section 8.6.
Section 4.4Compliance With Law. Each of the Issuer Parties will comply with all Laws and regulations to which it is subject (including ERISA, Environmental Laws, and the USA PATRIOT Act) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other Governmental Authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure compliance in all material respects with such Laws, ordinances or governmental rules or regulations and requirements to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations.
Section 4.5Insurance. From and after the Initial Closing Date, each of the Issuer Parties will maintain (or cause to be maintained), with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, and, within thirty (30) days after the Initial Closing Date, each of the Issuer Parties shall cause the Indenture Trustee to be named as a loss payee or an additional insured. For the avoidance of doubt, any proceeds received by any of the Issuer Parties or the Manager for the benefit of any of the Issuer Parties with respect to any claim under such insurance policy shall be deemed to be Collections with respect to the Collection Period in which such proceeds are received and promptly, but in any event within two (2) Business Days, deposited into the Collections Account.
Section 4.6No Change in Fiscal Year. Without the consent of the Majority Noteholders, each of the Issuer Parties shall not (i) permit its fiscal year to end on a day other than December 31, (ii) change its method of determining fiscal quarters or make or permit any change in accounting policies or reporting practices, except as required by or in accordance with IFRS, or, to the extent Diversified Corp or its direct or indirect parent prepares its financial statements in accordance with GAAP, in accordance with GAAP, or (iii) change its federal employer identification number, except, in each case, for any such changes that are not materially adverse to the Holders or the Hedge Counterparties.
Section 4.7Payment of Taxes and Claims. Each of the Issuer Parties will file all U.S. federal and state and any other material Tax returns required to be filed in any jurisdiction and to pay and discharge all Taxes shown to be due and payable on such returns and all other Taxes imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all

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claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Issuer or any of its Subsidiaries; provided, that the applicable Issuer Party need not pay any such Tax if the amount, applicability or validity thereof is contested by such Issuer Party on a timely basis in good faith and by appropriate proceedings by the Issuer Party, and such Issuer Party has established adequate reserves therefor in accordance with GAAP on the books of such Issuer Party.
Section 4.8Existence. Subject to Section 4.17, each of the Issuer Parties will at all times preserve and keep (i) its limited liability company existence in full force and effect and (ii) all foreign qualifications of the Issuer Party and all rights and franchises of the Issuer Party.
Section 4.9Books and Records. Each of the Issuer Parties will maintain or cause to be maintained proper books of record and account in conformity with IFRS, or, to the extent Diversified Corp or its direct or indirect parent prepares its financial statements in accordance with GAAP, in accordance with GAAP, and all applicable requirements of any Governmental Body having legal or regulatory jurisdiction over the Issuer Party. Each of the Issuer Parties will keep or cause to be kept books, records and accounts that, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Issuer or one of its Affiliates has devised a system of internal accounting controls sufficient to provide reasonable assurances that each of the Issuer Parties’ books, records, and accounts accurately reflect all transactions and dispositions of assets, and such a system shall be maintained.
Section 4.10Performance of Material Agreements. From and after the Initial Closing Date, each of the Issuer Parties will at all times in all material respects (i) observe and perform all obligations, covenants and agreements to be performed by it under, and comply with all conditions under, each material agreement including each Lease to which it is or becomes a party in accordance with the terms thereof and (ii) subject to the terms of this Indenture, diligently exercise, enforce, defend and protect its rights under, and take any action required to collect any and all sums due to it under, each material agreement including each Lease to which it is or becomes a party. None of the Issuer Parties shall take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under the Basic Documents or under any instrument or agreement included as part of the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except (i) such amendment, hypothecation, subordination, termination or discharge in the ordinary course of business or that does not have a material detriment to the value of the Collateral or (ii) as expressly provided in this Indenture, the other Basic Documents or such other instrument or agreement or as ordered by a bankruptcy or other court.
Section 4.11Maintenance of Lien. From and after the Initial Closing Date and for so long as the Notes and Hedge Agreements are outstanding, each of the Issuer Parties will, at its expense, timely take or cause to be taken all action required to maintain and preserve the perfection and first priority of the Lien on the Collateral granted under this Indenture, the Pledge Agreement and the Mortgages (subject to Permitted Liens).
Section 4.12Further Assurances. From time to time the Issuer Parties will perform or cause to be performed any other act as required by Law and will execute or cause to be executed any and all further instruments that may be required by Law or reasonably necessary (or reasonably requested by the Indenture Trustee) in order to create, perfect and protect the Lien of the Indenture Trustee on or in the Collateral. The Issuer Parties will promptly do, execute, acknowledge and deliver, or cause to be promptly done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, mortgages, assignments, transfers and assurances as the Indenture Trustee or any Noteholder may reasonably require for the creation, perfection and priority of the Liens being herein provided for (subject to Permitted Liens). The Issuer Parties

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will pay or cause to be paid all filing, registration and recording Taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment of this Indenture, and of any instrument of further assurance, and all federal or state stamp Taxes and other Taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Indenture, the other Basic Documents and such instruments of further assurance. Each Issuer Party hereby authorizes, but does not obligate, the Indenture Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Issuer. Each Issuer Party acknowledges and agrees, on behalf of itself, that any such financing statement may describe the Collateral as “all assets”, “all personal property” or “all assets and all personal property of Debtor, whether now owned or existing or hereafter acquired or arising, wherever located, together with all products and proceeds thereof, substitutions and replacements therefor, and additions and accessions thereto” of the applicable Person or words of similar effect as may be required by the Indenture Trustee.
Section 4.13Use of Proceeds. The Issuer shall apply the proceeds of the sale of the Notes solely as provided in Section 3.10.
Section 4.14Separateness.
(a)The Issuer Parties will pay their debts and liabilities (including, as applicable, shared personnel, overhead expenses and any compensation due to its Independent manager or member) from their assets as the same shall become due and payable, except for expenses paid on its behalf pursuant to arm’s length contractual arrangements providing for operating, maintenance or administrative services.
(b)Each Issuer Party will observe all limited liability company or organizational formalities, maintain books, records, financial statements and bank accounts separate from those of its Affiliates, except as permitted by this Indenture and the other Basic Documents. None of the Issuer’s or any of its Subsidiaries’ assets will be listed as assets on the financial statement of any other entity except as required by IFRS, or, to the extent Diversified Corp or its direct or indirect parent prepares its financial statements in accordance with GAAP, as required by GAAP; provided, however, that appropriate notation shall be made on any consolidated statements to indicate its separateness from any Affiliates and to indicate that its assets and credit are not available to satisfy the debt and other obligations of such Affiliate or any other Person except as otherwise contemplated by the Basic Documents.
(c)Each Issuer Party will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate). The Issuer will conduct and operate its business and in its own name.
(d)Other than as contemplated in the Joint Operating Agreement and the other Basic Documents, each Issuer Party will hold all of its assets in its own name and will not commingle its funds and other assets with those of any Affiliate.
(e)The Issuer Parties will not conduct the business of or act on behalf of any other Person (except as required by the Basic Documents).
(f)Each Issuer Party (i) will at all times have at least one (1) duly elected Independent manager or member and (ii) so long as the Notes and Hedge Agreements remain outstanding, shall not remove or replace any Independent manager or member without cause and only after providing the Indenture Trustee, each Noteholder and each Hedge Counterparty with no less than three (3) days’ prior written notice of (A) any proposed removal of such Independent manager or member, and (B) the identity of the proposed replacement, together with a

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certification that such replacement satisfies the requirements for an Independent manager or member in the organizational documents for the applicable Issuer Party and this Indenture. No Issuer Party will institute proceedings to be adjudicated bankrupt or insolvent, consent to the institution of bankruptcy or insolvency proceedings against it, or file, or consent to, a petition seeking reorganization or relief under any applicable federal or state Law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Issuer Party or any substantial part of its property, or make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take limited liability company action in furtherance of any such action without the affirmative vote of at least one (1) duly elected Independent manager or member; provided, however, irrespective of such affirmative vote, the occurrence of any of the foregoing is subject to Section 5.1(a)(iv), Section 5.1(a)(v), and any other terms herein or any of the Basic Documents.
(g)Each Issuer Party will be, and at all times will hold itself out to the public and all other Persons as, a legal entity separate and distinct from any other Person (including any Affiliate), correct any known misunderstanding regarding its status as a separate entity, conduct business solely in its own name, and not identify itself as a division of any of its Affiliates or any of its Affiliates as a division of any Issuer Party (except for U.S. federal and applicable state and local income Tax purposes in the case of an Issuer Party that is treated as a “disregarded entity” for such purposes). Each Issuer Party will conduct and operate its business and in its own name.
(h)Each Issuer Party will not permit its name to be used by any Affiliate of the Issuer in the conduct of such Affiliate’s business, and will not use the name of any Affiliate in the conduct of the Issuer’s business.
(i)Each Issuer Party will file its own Tax returns, if any, as may be required under applicable Law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for Tax purposes of another taxpayer, and pay any Taxes required to be paid under applicable Law.
(j)Each Issuer Party will maintain its assets, including the Collateral, in such a manner that it would not be costly or difficult to identify, segregate or ascertain its assets from those of any other Person.
(k)Subject to Section 4.15, each Issuer Party will maintain an arm’s length relationship with its Affiliates, and not enter into any transaction with any Affiliate unless such transaction is (i) on such terms and conditions (including terms relating to amounts paid thereunder) as would be generally available if such business transaction were with an entity that was not an Affiliate in comparable transactions, and (ii) pursuant to enforceable agreements.
(l)Each Issuer Party will not hold out its credit or assets as being available to satisfy the obligations of others nor guarantee the obligation of any Person.
(m)Each Issuer Party will maintain adequate capital in light of its contemplated business purpose, transactions, and liabilities (provided, that no member of the Issuer shall have any obligation to make any contribution of capital to the Issuer).
(n)Each Issuer Party will not grant a security interest in its assets to secure the obligations of any other Person.
(o)Each Issuer Party will not, directly or indirectly, engage in any business or activity other than the actions that are both (i) required or permitted to be performed under

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Section 3.1 of its limited liability company agreement and (ii) permitted by the terms of the Basic Documents.
(p)Each Issuer Party will not incur any indebtedness, liability, obligation, or expense, or own any assets, other than in each case those that are both (i) necessary to achieve the purposes set forth in Section 3.1 of its limited liability company agreement and (ii) permitted by the Basic Documents;
(q)Each Issuer Party will not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, other than as permitted by the Basic Documents;
(r)Each Issuer Party will maintain complete records of all transactions (including all transactions with any Affiliate);
(s)Each Issuer Party will comply with all requirements of applicable Law regarding its operations and shall comply with the provisions of this Indenture and its Organizational Documents; and
(t)Other than the Guarantors, the Issuer will not form, acquire, or hold any Subsidiary. Neither Guarantor will form, acquire or hold any Subsidiary, except in connection with an acquisition of Additional Assets.
Section 4.15Transactions with Affiliates. The Issuer Parties will not enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except as contemplated by the Basic Documents and except in the ordinary course and pursuant to the reasonable requirements of the Issuer’s business and upon fair and reasonable terms no less favorable to the applicable Issuer Party than would be obtainable in a comparable arm’s length transaction with a Person not an Affiliate.
Section 4.16Merger, Consolidation, Etc. Other than the transactions contemplated on the Initial Closing Date, none of the Issuer Parties will consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions.
Section 4.17Lines of Business. None of the Issuer Parties will at any time engage in any business other than those related to the ownership of the Assets and the transactions contemplated by this Indenture and the other Basic Documents to which it is a party and other activities reasonably incidental thereto; provided, however, that none of the Issuer Parties shall engage in any business or activity or enter into any contractual arrangement (other than any business or activity in which the Issuer is engaged on the Initial Closing Date) that would (i) subject the Holders or any Hedge Counterparty to regulation or oversight by any Governmental Body (other than the Governmental Bodies which regulate companies engaged in the oil and gas industry, insurance companies and, following foreclosure, regulations applicable to assets held as a result of such foreclosure) or cause the Holders or any Hedge Counterparty to breach any Law or regulation or guideline of any Governmental Body or require Holders or any Hedge Counterparty to obtain a consent, waiver or clarification by any Governmental Body or (ii) cause any of the representations and warranties of any of the Issuer Parties contained in any of the Basic Documents to be inaccurate as of the date made or deemed made.
Section 4.18Economic Sanctions, Etc. None of the Issuer Parties nor any Controlled Entity will (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any

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investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any Noteholder, any Hedge Counterparty or any affiliate of such Holder or any Hedge Counterparty to be in violation of, or subject to sanctions under, any applicable U.S. Economic Sanctions Laws, Anti-Corruption Laws or Anti-Money Laundering Laws, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.
Section 4.19Liens. None of the Issuer Parties will, directly or indirectly, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any of its property or assets (including the Collateral), whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except for Permitted Liens.
Section 4.20Sale of Assets, Etc. None of the Issuer Parties will sell, transfer, convey, assign, exchange or dispose of any of its properties or assets in any single transaction or series of related transactions of any individual asset, or group of related assets, other than Permitted Dispositions; provided, however, that in the event any Permitted Disposition could reasonably be expected to have a Material Adverse Effect on any Hedge Counterparty or any Noteholder or the Noteholders, the Issuer shall obtain the prior written consent of each such Hedge Counterparty and Noteholder to such Permitted Disposition.
Section 4.21Permitted Indebtedness. None of the Issuer Parties will create, guarantee, assume or suffer to exist, or in any manner be or become liable in respect of, any Indebtedness of any kind or character, other than the following (such Indebtedness being referred to as “Permitted Indebtedness”):
(a)Indebtedness owing under this Indenture, the Notes or any other Basic Document, including the Hedge Agreements;
(b)Operating Expenses;
(c)obligations incurred in the ordinary course of its business specified in Section 4.17 in an aggregate amount not to exceed $1,000,000 in the aggregate for all Issuer Parties at any one time; and
(d)other Indebtedness with the prior written consent of the Majority Noteholders; provided, however, any such Indebtedness is subordinate to the Hedge Counterparties and Holders, in all respects.
Section 4.22Amendment to Organizational Documents. None of the Issuer Parties will, or will permit any Person to, amend, modify or otherwise change (i) any material provision of the Organizational Documents of any Issuer Party, as applicable, except to the extent such amendment, modification or change would not be materially adverse to the Secured Parties as stated in an Officer’s Certificate of the Issuer or (ii) its jurisdiction of organization, its location of principal place of business or its name, in each case, without the prior written consent of the Majority Noteholders and the Majority Hedge Counterparties (such consent not to be unreasonably withheld, conditioned or delayed) and unless all actions have been taken to maintain the perfection and first-priority of the security interest in the Collateral in favor of the Indenture Trustee; provided, however, that each Issuer Party may amend, modify or otherwise change any provision of the Issuer Party’s Organizational Documents to: (i) cure any ambiguity, (ii) correct or supplement any provision in a manner consistent with the intent of the Issuer Party’s Organizational Documents and the other Basic Documents or (iii) otherwise amend, modify or change any immaterial provision of the Issuer Party’s Organizational Documents, in each case, without obtaining the consent of the Noteholders or the Hedge Counterparties, but

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with delivery of an Officer’s Certificate to the Indenture Trustee stating that such amendment is so permitted under one or more of the foregoing clauses (i)-(iii) of this proviso. Notwithstanding the foregoing, no amendment, modification, or change to any Organizational Document shall be made if such amendment, modification, or change would result in the liens granted under this Indenture or any other Basic Document becoming unperfected or otherwise adversely affect the priority or enforceability of such liens.
Section 4.23No Loans. Each of the Issuer Parties will not, directly or indirectly, make any loan or advance to any Person, other than Permitted Investments.
Section 4.24Permitted Investments; Subsidiaries. Each of the Issuer Parties will not make any Investments other than (a) any Investment in Permitted Investments of monies in any Issuer Account and (b) obligations of account debtors to the Issuer arising in the ordinary course of business, and (c) Investments received as consideration from any Permitted Disposition. Without limiting the generality of the foregoing, each of the Issuer Parties will not create any Subsidiaries (other than the Issuer’s ownership of the Guarantors) or enter into any partnership or joint venture.
Section 4.25Employees; ERISA. Each of the Issuer Parties will not maintain any employees or maintain any Plan or incur or suffer to exist any direct obligation to make any contribution to a Multiemployer Plan.
Section 4.26Tax Treatment. None of the Issuer Parties, nor any party otherwise having the authority to act on behalf of an Issuer Party, is authorized to, or will, make the election described in U.S. Treasury Regulations Section 301.7701-3(a) to treat any Issuer Party as an association taxable as a corporation for U.S. federal income Tax purposes, or a similar election under any U.S. state or local Law, or take any other action that would reasonably be expected to cause any Issuer Party to be treated as an association taxable as a corporation for U.S. federal income Tax purposes. The Issuer will treat the Notes (other than Notes held by any equity holder of the Issuer (including any entity whose separate existence from the Issuer or the equity holder of the Issuer is disregarded for U.S. federal income Tax purposes), any other persons who are members of an “expanded group” with the Issuer within the meaning of the Treasury Regulations under Section 385 of the Code, but only so long as such Notes are held by such person, or as otherwise required by a change in law or a final determination pursuant to Section 1313 of the Code) and this Indenture as indebtedness, and not as an equity interest in the Issuer, for all purposes (including U.S. federal, state and local income Tax purposes). For all U.S. federal and applicable state and local income Tax purposes, the Issuer has always been and shall continue to be classified as an entity disregarded from its regarded Tax owner and shall not be treated as a partnership (for the avoidance of doubt, treating the Class B Notes as debt for this purpose), a publicly traded partnership treated as a corporation, a Taxable mortgage pool (in whole or in part) Taxable as a corporation or as an association Taxable as a corporation.
Section 4.27Replacement of Manager, Back-Up Manager and Operator. In the event that the Manager shall be terminated due to a Material Manager Default or Event of Default have occurred or is continuing, the Majority Noteholders will have the right but not the obligation to appoint, a replacement manager as soon as reasonably practicable, but in any event within thirty (30) days following such delivery of notice of termination and notify the Issuer of such appointment. In the event that the Manager shall resign, the Issuer shall appoint a replacement manager with the consent of the Majority Noteholder (such consent not to be unreasonably withheld, conditioned, or delayed) as soon as reasonably practicable, but in any event within thirty (30) days following such delivery of notice of any such resignation and notify the Noteholders of such appointment; provided that if the Issuer shall not have appointed a replacement manager by the end of such thirty (30) day period other than as a result of the failure of the Majority Noteholders to have reasonably consented, the Majority Noteholders may have

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the right to appoint the replacement manager with the consent of the Issuer (such consent not to be unreasonably withheld, conditioned, or delayed). In the event that the Back-Up Manager shall resign, be terminated or otherwise removed, the Issuer shall appoint a replacement back-up manager with the consent of the Majority Noteholder (such consent not to be unreasonably withheld, conditioned, or delayed) as soon as reasonably practicable, but in any event within thirty (30) days following such delivery of notice of any such resignation, termination or removal and notify the Noteholders of such appointment; provided that if the Issuer shall not have appointed a replacement back-up manager by the end of such thirty (30) day period other than as a result of the failure of the Majority Noteholders to have reasonably consented, the Majority Noteholders may have the right to appoint the replacement back-up manager with the consent of the Issuer (such consent not to be unreasonably withheld, conditioned, or delayed).
Section 4.28Hedge Agreements.
(a)Natural Gas Hedging. The Issuer shall enter into on or prior to the Initial Closing Date, and thereafter maintain until the earlier of (i) the eight and a half year anniversary of the Initial Closing Date and (ii) the redemption of the Notes in accordance with Article X, swaps, collars or other non-speculative Hedge Agreements (the “Natural Gas Hedge Period”); provided that such hedging arrangements shall be adjusted on each annual anniversary of the Initial Closing Date to maintain such hedging period on an eight and a half year rolling basis; provided further that, after the fourth anniversary of the Initial Closing Date, such hedging period shall be reduced to a five-year rolling basis at any time the Aggregate LTV is less than 45%, with an aggregate notional volume of (and fixing the price exposure relative to the NYMEX spot price with respect to) at least 80% (provided that the Issuer shall endeavor to maintain a floor of at least 85%) but, at all times, including after the Natural Gas Hedge Period, no more than 95% of the projected natural gas output from the Issuer’s (together with its Subsidiary’s) Assets for each month classified as “proved, developed and producing” and as described in the Reserve Report (the “Natural Gas Hedge Percentage”), including by way of (1) an initial hedging strategy consisting of one or more swap transactions and/or swaptions which establish a minimum price level, (2) a hedging strategy consisting of long put transactions or other options transactions which establish a minimum price level and (3) mitigating basis risk of the applicable natural gas output from the Issuer’s (together with its Subsidiaries’) Assets described in the Reserve Report on a twenty four (24) month rolling basis; provided, however, that, in all cases such hedging arrangements shall be based on a Reserve Report updated on at least a semi-annual basis; provided, however, that, in each case, the Issuer shall not enter into or maintain any Hedge Agreements for purposes of speculation or investment; provided, however, nothing shall prevent Issuer from novating hedges to maintain compliance with the terms set forth herein even in cases where such novated hedges may differ from prevailing market prices, provided further, (i) for the avoidance of doubt, the foregoing shall not prohibit Issuer from selling call options or swaptions and (ii) the Issuer’s compliance with the 95% limit in the Natural Gas Hedge Percentage shall be determined without giving effect to any offsetting or similar Hedge Agreements that would otherwise result in a position that is opposite and equivalent to all or a portion of an existing Hedge Agreement (including any transaction thereunder). Neither the Issuer, nor any party otherwise having authority to act on behalf of the Issuer, is authorized to, or will, enter into an amendment to any Hedge Agreement without obtaining the prior written consent of each Rating Agency; provided that Rating Agency consent shall not be required (other than in accordance with the Hedge Agreements and other Basic Documents) and nothing in this sentence shall restrict the Issuer (i) from entering into Hedge Agreements during and after the Natural Gas Hedge Period (excluding the entry into any offsetting Hedge Agreements described in the proviso of the immediately preceding sentence) or terminating Hedge Agreements, in part or in whole, in order to maintain compliance with the terms set forth herein; or (ii) from optimizing, novating, transferring, rolling or terminating Hedge Agreements, provided further that the Natural Gas Hedge Percentage and the requirement to maintain the basis hedges under clause (3) is satisfied at all time until the earlier of (i) the

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Natural Gas Hedge Period ending date or (ii) the redemption of the Notes in accordance with Article X.
(b)Natural Gas Liquids Hedging. The Issuer shall enter into on or prior to the Initial Closing Date, and thereafter maintain until the earlier of (i) the five-year anniversary of the Initial Closing Date or (ii) the redemption of the Notes in accordance with Article X, swaps, collars or other non-speculative Hedge Agreements (the “NGL Hedge Period”); provided that such hedging arrangements shall be adjusted on each annual anniversary of the Initial Closing Date to maintain such hedging period on a five-year rolling basis; provided further that, after the fourth anniversary of the Initial Closing Date, such hedging period shall be reduced to a three-year rolling basis at any time the Aggregate LTV is less than 45%, Hedge Agreements with an aggregate notional volume of (and fixing the price exposure with respect to) at least 80% (provided that the Issuer shall endeavor to maintain a floor of at least 85%) but, at all times, including after the NGL Hedge Period, no more than 95% of the projected natural gas liquids output from the Issuer’s (together with its Subsidiaries’) Assets for each month, classified as “proved, developed and producing” and as described in the Reserve Report (the “NGL Hedge Percentage”), based on a Reserve Report updated on at least a semi-annual basis; provided, however, that, in each case, the Issuer shall not enter into or maintain any Hedge Agreements for purposes of speculation or investment; provided further, (i) for the avoidance of doubt, the foregoing shall not prohibit Issuer from selling call options or swaptions and (ii) the Issuer’s compliance with the 95% limit in the NGL Hedge Percentage shall be determined without giving effect to any offsetting or similar Hedge Agreements that would otherwise result in a position that is opposite and equivalent to all or a portion of an existing Hedge Agreement (including any transaction thereunder). Neither the Issuer, nor any party otherwise having authority to act on behalf of the Issuer, is authorized to, or will, enter into an amendment to any Hedge Agreement without obtaining the prior written consent of each Rating Agency; provided that nothing in this sentence shall restrict the Issuer (i) from entering into Hedge Agreements during and after the NGL Hedge Period (excluding the entry into any offsetting Hedge Agreements described in the proviso of the immediately preceding sentence) or terminating Hedge Agreements, in part or in whole, in order to maintain compliance with the terms set forth; or (ii) from optimizing, novating, transferring, rolling or terminating Hedge Agreements, provided further that the NGL Hedge Percentage and the requirement to maintain the basis hedges under clause (2) is satisfied at all time until the earlier of (i) the NGL Hedge Period ending date or (ii) the redemption of the Notes in accordance with Article X.
(c)Oil Hedging. The Issuer shall enter into on or prior to the Initial Closing Date, and thereafter maintain until the earlier of (i) the five-year anniversary of the Initial Closing Date or (ii) the redemption of the Notes in accordance with Article X, swaps, collars or other non-speculative Hedge Agreements (the “Oil Hedge Period”); provided that such hedging arrangements shall be adjusted on each annual anniversary of the Initial Closing Date to maintain such hedging period on a five-year rolling basis; provided further that, after the fourth Anniversary of the Initial Closing Date, such hedging period shall be reduced to a three-year rolling basis at any time the Aggregate LTV is less than 45%, Hedge Agreements with an aggregate notional volume of (and fixing the price exposure with respect to) at least 80% (provided that the Issuer shall endeavor to maintain a floor of at least 85%) but, at all times, including after the Oil Hedge Period, no more than 95% of the projected oil output from the Issuer Parties’ Assets for each month classified as “proved, developed and producing” and as described in the Reserve Report (the “Oil Hedge Percentage”), including by way of an initial hedging strategy consisting of one or more NYMEX-WTI swap transactions and/or swaptions which establish a minimum price level and mitigating basis risk of the applicable oil output from the Issuer’s (together with its Subsidiaries’) Assets described in the Reserve Report on a twenty four (24) month rolling basis, based on a Reserve Report updated on at least a semi-annual basis; provided, however, that, in each case, the Issuer shall not enter into or maintain any Hedge Agreements for purposes of speculation or investment; provided, however, nothing shall prevent

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Issuer from novating hedges to maintain compliance with the terms set forth herein even in cases where such novated hedges may differ from prevailing market prices, provided further, (i) for the avoidance of doubt, the foregoing shall not prohibit Issuer from selling call options or swaptions and (ii) the Issuer’s compliance with the 95% limit in the Oil Hedge Percentage shall be determined without giving effect to any offsetting or similar Hedge Agreements that would otherwise result in a position that is opposite and equivalent to all or a portion of an existing Hedge Agreement (including any transaction thereunder). Neither the Issuer, nor any party otherwise having authority to act on behalf of the Issuer, is authorized to, or will, enter into an amendment to any Hedge Agreement without obtaining the prior written consent of each Rating Agency; provided that nothing in this sentence shall restrict the Issuer (i) from entering into Hedge Agreements during and after the Oil Hedge Period (excluding the entry into any offsetting Hedge Agreements described in the proviso of the immediately preceding sentence) or terminating Hedge Agreements, in part or in whole, in order to maintain compliance with the terms set forth herein; or (ii) from optimizing, novating, transferring, rolling or terminating Hedge Agreements; provided that the Oil Hedge Percentage and the requirement to maintain the basis hedges is satisfied at all time until the earlier of (i) the Oil Hedge Period ending date or (ii) the redemption of the Notes in accordance with Article X.

(d)Hedge Terminations. The Issuer Parties shall not terminate, unwind or materially reduce the notional amount of any Hedge Agreement other than (i) in the Issuer’s discretion in connection with an “Event of Default” (where the relevant Hedge Counterparty is the “Defaulting Party”) or “Termination Event” (where the Issuer is a party permitted to terminate pursuant to the terms of the relevant Hedge Agreement) under a Hedge Agreement, as applicable or (ii) as a result of a good faith determination by the Issuer Party or Manager that such Hedge Counterparty or Hedge Agreement should be replaced, terminated or reduced, but not primarily to generate a profit, recognize a gain or mitigate losses, provided, for the avoidance of doubt, that the Issuer remains subject to its obligations to maintain compliance with the hedging requirements set forth in Section 4.28(a), Section 4.28(b) and Section 4.28(c) and any supplemental indenture, in connection with any early termination or unwind of any Hedge Agreement. Any amounts received by the Issuer in connection with any termination of a Hedge Agreement (an “Issuer Hedge Termination Receipt”) shall be either (A) promptly, and in any event within five (5) Business Days, applied to the acquisition of a replacement Hedge Agreement or (B) to the extent not applied pursuant to clause (A), transferred to the Collection Account at the direction of the Issuer for treatment as Available Funds and applied in accordance with the Priority of Payments; provided that, to the extent an amount up to such Issuer Hedge Termination Receipt would otherwise be distributed to the Issuer pursuant to clause (T) of the Priority of Payments (after application of clauses (A) through (S) inclusive of the Priority of Payments), then such amount (up to such Issuer Hedge Termination Receipt) (such amount, the “Excess Hedge Amount”) shall be applied in accordance with Section 8.6(iv). For the avoidance of doubt, any determination of the amounts owing pursuant to the foregoing proviso (and paid pursuant to Section 8.6(iv)) shall be determined after giving effect to amounts owing pursuant to clauses (A) through (S) (inclusive) of the Priority of Payments on the applicable Payment Date.
(e)Except for the Issuer’s requirement to maintain compliance with the 95% limit as it relates to the Natural Gas Hedge Percentage, the NGL Hedge Percentage and the Oil Hedge Percentage (collectively, the “Maximum Hedge Requirement”), failure of the Issuer Parties to comply with any other provision of this Section 4.28 shall not be an Event of Default. Any such failures (other than the Issuer’s failure to maintain compliance with the Maximum Hedge Requirement, which shall constitute an Event of Default in accordance with the terms of this Indenture) shall constitute a Rapid Amortization Event, in each case, if not remedied within 10 Business Days after knowledge by the Issuer Parties or notice from the Secured Parties of such event.

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Section 4.29Amendments to Basic Documents.    So long as any of the Hedge Agreements are outstanding, notwithstanding anything else herein or in any Basic Document, the Issuer Parties shall not without the prior written consent of the Majority Hedge Counterparties amend, supplement, waive or modify any of the Basic Documents in any material adverse respect. Notwithstanding the foregoing, an issuance of Additional Notes which complies with the provisions of Sections 2.14 and 2.15, including the entry into any supplemental indenture or Series Supplement, and any amendment, supplement, waiver or modification of any Series Supplement or supplemental indenture which complies with the provisions of Sections 2.14 and 2.15 as applied to such amendment, supplement, waiver or modification shall not require the consent of any Hedge Counterparties.
Article V

REMEDIES
Section 5.1Events of Default.
(a)“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and, subject to Sections 5.1(a)(iv) and 5.1(a)(v), whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(i)the failure to pay the Notes in full by the applicable Final Scheduled Payment Date;
(ii)default in the payment of interest on the Controlling Class of Notes when the same becomes due and payable that continues unremedied for two (2) Business Days;
(iii)default in the observance or performance of any covenant or agreement of any Diversified Party made in any Basic Document to which it is a party (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this Section 5.1(a)), or any representation or warranty of any Diversified Party made in any Basic Document to which it is a party or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of thirty (30) days (subject to Section 5.1(c) below) after the earlier of (i) Knowledge of a Diversified Company of such default or incorrect representation or warranty or (ii) receipt by the Issuer and a Responsible Officer of the Indenture Trustee from a Noteholder or a Hedge Counterparty, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder, delivered by registered or certified mail;
(iv)the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer, Diversified Holdings or the Guarantors or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, Diversified Holdings or the

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Guarantors or for any substantial part of the Collateral, or ordering the winding-up or liquidation of any such parties’ affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;
(v)the commencement by any of the Issuer, Diversified Holdings or the Guarantors of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar Law now or hereafter in effect, or the consent by any of the Issuer, Diversified Holdings or the Guarantors to the entry of an order for relief in an involuntary case under any such Law, or the consent by the Issuer, Diversified Holdings or the Guarantors to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, Diversified Holdings or the Guarantors or for any substantial part of the Collateral, or the making by the Issuer, Diversified Holdings or the Guarantors of any general assignment for the benefit of creditors, or the failure by the Issuer, Diversified Holdings or the Guarantors generally to pay its debts as such debts become due, or the taking of any action by the Issuer, Diversified Holdings or the Guarantors in furtherance of any of the foregoing;
(vi)the failure of the Issuer or the Guarantors to cause the Indenture Trustee, for the benefit of the Secured Parties, to have a valid first-priority perfected security interest in any portion of the Collateral (subject to Permitted Liens) by no later than the time under which filings are required under Section 2(g) of the Management Services Agreement as in effect on the Initial Closing Date; provided, that it will not be an Event of Default under this clause(a)(vi) if the value of all of the Collateral for which the Indenture Trustee does not have a valid first-priority perfected security interest in any portion of the Collateral (subject to Permitted Liens) is equal to or less than 1% of the aggregate principal amount of Outstanding Notes;
(vii)other than as contemplated by Section 5.1(a)(vi), the failure of the Indenture Trustee, for the benefit of the Secured Parties, to have a valid first-priority perfected security interest in any portion of the Collateral (subject to Permitted Liens) that is not cured within ten (10) days of the earlier of (i) Knowledge of a Diversified Company of such failure or (ii) receipt by the Issuer from the Indenture Trustee a written notice specifying such failure and requiring it to be remedied and stating that such notice is a notice of Default hereunder, delivered by registered or certified mail; provided, that it will not be an Event of Default under this clause(a)(vii) if the value of all of the Collateral for which the Indenture Trustee does not have a valid first-priority perfected security interest (subject to Permitted Liens) is equal to or less than 1% of the aggregate principal amount of Outstanding Notes;
(viii)the Issuer or any of its subsidiaries shall become a corporation, association, publicly traded partnership, taxable mortgage pool, or any other entity, in each case, taxable as a corporation for U.S. federal income Tax purposes;
(ix)the filing of non-appealable decrees or orders for relief by a court having jurisdiction in the premises in respect of the Issuer, Diversified Holdings or Guarantors in excess of $500,000 in aggregate and not discharged, satisfied or stayed within thirty (30) days;
(x)the adoption in final form of a statute, rule or regulation by a competent legislative or governmental rule-making body that becomes effective

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following the Closing Date of any Outstanding Series of Notes, or the entry of a final, non-appealable judgment of a court of competent jurisdiction that is rendered following the Closing Date of any Outstanding Series of Notes, which has a Material Adverse Effect on (a) the validity or enforceability of any of the Basic Documents, or (b) the ability of the Issuer to make payments on the Notes or its obligations under any of the Hedge Agreements;
(xi)an ERISA or Tax lien is created that secures the payment of money shall be rendered against the Issuer or any of the Guarantors in excess of $500,000;
(xii)any of the Issuer, the Diversified Holdings, the Guarantors or the Collateral is required to be registered as an “investment company” under the Investment Company Act;
(xiii)any transactions under any Hedge Agreements remain outstanding as of the date that all principal and interest upon the Notes are paid in full, excluding only any Hedge Agreements for which the Hedge Counterparty thereunder has agreed in writing to accept cash collateral or other security immediately prior to the date of such payment in full;
(xiv)the failure of the Notes to be redeemed upon the occurrence of a Change of Control as required by Section 10.1(b); or
(xv)any of the Manager, the Operator, the Indenture Trustee or the Back-Up Manager shall be terminated, removed or resign, and a replacement manager, operator, indenture trustee or back-up manager satisfactory to the Majority Noteholders shall not have been engaged within sixty (60) days following any such resignation or termination; provided, however, that, with respect to the Indenture Trustee, only the termination or removal of the Indenture Trustee without a replacement indenture trustee being engaged within sixty (60) days following any such termination or removal shall constitute an Event of Default hereunder and no resignation or recusal by the Indenture Trustee itself shall constitute an Event of Default.
(b)The Issuer shall deliver to (1) a Responsible Officer of the Indenture Trustee, (2) each Noteholder, (3) each Hedge Counterparty and (4) the Back-Up Manager, and (5) each Rating Agency, within five (5) Business Days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event that with the giving of notice and the lapse of time could become an Event of Default under clause (a)(iii) above, its status and what action the Issuer is taking or proposes to take with respect thereto.
(c)Notwithstanding the foregoing, a breach of any covenant or agreement or representation or warranty of the Issuer referred to under clause (a)(iii) above shall not constitute an Event of Default after such thirty (30) day period (and the notice described under clause (b) above need not be delivered) if (x) the Issuer has commenced in a diligent manner a cure of such breach and (y) such remedial action could not reasonably have been expected to fully cure such breach within such thirty (30) days, but could reasonably be expected to be implemented and fully cure such breach within an additional thirty (30) days (but in no event shall the total cure period exceed a total of ninety (90) days). Upon the occurrence of any such event, each of the Issuer and the Indenture Trustee, as applicable, shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Indenture and the Issuer or the Indenture Trustee, as applicable, shall provide the Indenture Trustee (if such delay or failure is a result of a delay or failure by the Issuer), the Noteholders, the Hedge

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Counterparties and the Back-Up Manager prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.
Section 5.2Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Majority Noteholders (subject to the Indenture Trustee’s indemnification rights set forth herein) or the Majority Noteholders may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to a Responsible Officer of the Indenture Trustee if given by Noteholders) (a copy of which shall be provided by the Issuer to each Hedge Counterparty, the Back-Up Manager and each Rating Agency), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable; provided, that upon the occurrence of an Event of Default specified in Section 5.1(a)(iv) or (v) all the Notes shall be automatically deemed to be immediately due and payable and upon such event the unpaid principal of such Notes, together with accrued and unpaid interest thereon through the date of such Event of Default specified in Section 5.1(a)(iv) or (v), shall become immediately due and payable, in each case, without notice, declaration or demand by the Indenture Trustee or the Noteholders, all of which are hereby waived by the Issuer.
At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as provided hereinafter in this Article V, the Majority Noteholders, by written notice to the Issuer and a Responsible Officer of the Indenture Trustee (with a copy to each Hedge Counterparty, the Back-Up Manager and each Rating Agency), may rescind and annul such declaration and its consequences if:
(i)the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:
(A)all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and
(B)all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and
(ii)all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.
No such rescission shall affect any subsequent default or impair any right or any exercise of remedies consequent thereto nor shall such rescission in and of itself serve as a waiver of any of the Events of Default.
Section 5.3Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
(a)The Issuer covenants that if (i) an Event of Default specified in Section 5.1(a)(i) has occurred and is continuing or (ii) an Event of Default specified in Section 5.1(a)(ii) has occurred and is continuing, the Issuer will, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the benefit of the Secured Parties, as applicable, (1) the

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whole amount then due and payable on such Notes for principal and interest, with interest on the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, on overdue installments of interest at the rate borne by the Notes, (2) any amounts due and payable by the Issuer under the Hedge Agreements, including any termination amounts and any other amounts owed thereunder, and, in addition thereto, and (3) such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel, and all other amounts due and owing to the Indenture Trustee pursuant to Section 6.7.
(b)In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and Hedge Agreements and collect in the manner provided by Law out of the property of the Issuer or other obligor upon such Notes and Hedge Agreements, wherever situated, the monies adjudged or decreed to be payable.
(c)If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, proceed to protect and enforce its rights and the rights of the Noteholders and the Hedge Counterparties, by such appropriate Proceedings as the Indenture Trustee may deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by Law.
(d)In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar Law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, or liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
(i)to file and prove a claim or claims (A) for the whole amount of principal and interest owing and unpaid in respect of the Notes and (B) any amounts owed and unpaid with respect to any of the Hedge Agreements and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of gross negligence or willful misconduct of the Indenture Trustee), the Noteholders and of the Hedge Counterparties allowed in such Proceedings;
(ii)unless prohibited by applicable Law and regulations, to vote as directed in writing by the Holders of Notes and the Hedge Counterparties in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

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(iii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, the Hedge Counterparties and the Indenture Trustee on their behalf; and
(iv)to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Holders of Notes and the Hedge Counterparties allowed in any Proceedings relative to the Issuer, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders and Hedge Counterparties to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders or the Hedge Counterparties, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of gross negligence or willful misconduct of such party.
(e)Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or any Hedge Counterparty any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or the Hedge Agreements or the rights of any Hedge Counterparty thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder or any Hedge Counterparty in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
(f)All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Secured Parties.
(g)In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes and the Hedge Counterparties, and it shall not be necessary to make any Noteholder or any Hedge Counterparty a party to any such Proceedings.
Section 5.4Remedies; Priorities.
(a)If an Event of Default shall have occurred and be continuing, the Indenture Trustee may, or at the written direction of the Majority Noteholders (subject to the terms hereof) shall, do one or more of the following (subject to Section 5.5):
(i)institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes and the Hedge Agreements (including any termination payments and any other amounts owed thereunder) or under this Indenture with respect thereto, whether by declaration or

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otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes monies adjudged due;
(ii)institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;
(iii)exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Holders of the Notes and the Hedge Counterparties, including, for the avoidance of doubt, the exercise of any remedies available under the Basic Documents; and
(iv)sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by Law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, other than an Event of Default described in Section 5.1(a)(i) or (ii), unless (A) the Majority Noteholders consent thereto, (B) the proceeds of such sale or liquidation distributable to the Secured Parties are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest and all amounts then due under the Hedge Agreements or that would be due and payable to the Hedge Counterparties if the Hedge Agreements were terminated on the date of such sale (including any termination payments and any other amounts due thereunder or that would be due and payable to the Hedge Counterparties if the Hedge Agreements were terminated on the date of such sale) or (C) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared immediately due and payable, and the Indenture Trustee obtains the consent of one hundred percent (100%) of the Outstanding Notes; provided, that a sale under clause (A) or (C) will not be permitted unless the proceeds of such sale or liquidation distributable to the Secured Parties are sufficient to discharge in full all amounts then due under the Hedge Agreements or that would be due and payable if the Hedge Agreements were terminated on the date such sale (including any termination payments and any other amounts owed thereunder or that would be due and payable if the Hedge Agreements were terminated on the date of such sale). In determining such sufficiency or insufficiency with respect to clauses (A), (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.
(b)If the Indenture Trustee collects any money or property pursuant to this Article V, it shall promptly after receipt thereof deposit such money or property to the Collection Account as Collections to be applied pursuant to Article VIII hereof.
If the Indenture Trustee collects any money or property pursuant to this Article V, the Indenture Trustee may fix a record date and payment date for any payment to Noteholders and any Hedge Counterparty pursuant to this Section 5.4. At least fifteen (15) days before such record date, the Issuer shall mail, by overnight mail, to each Noteholder (or transmit electronically, to the extent Notes are held in book-entry form) and each Hedge Counterparty and

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the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.
The Indenture Trustee shall incur no liability as a result of any sale (whether public or private) of the Collateral or any part thereof pursuant to this Section 5.4 that is conducted in a commercially reasonably manner. Each of the Issuer and the Noteholders hereby waives any claim against the Indenture Trustee arising by reason of the fact that the price at which the Collateral may have been sold at such sale (whether public or private) was less than the price that might have been obtained otherwise, even if the Indenture Trustee accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such sale is conducted in a commercially reasonable manner. Each of the Issuer and the Noteholders hereby agree that in respect of any sale of the Collateral pursuant to the terms hereof, the Indenture Trustee is authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, and the Issuer and the Noteholders further agree that such compliance shall not, in and of its self, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Indenture Trustee be liable or accountable to the Issuer or any Noteholders for any discount allowed by reason of the fact that the Collateral or any part thereof is sold in compliance with any such limitation or restriction.
Section 5.5Optional Preservation of the Assets. If the Notes have been declared to be immediately due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral. In the event that the Indenture Trustee elects to maintain possession of the Collateral, the Indenture Trustee shall provide written notice of such election to each such Rating Agency. It is the desire of the parties hereto, the Secured Parties that there be at all times sufficient funds for the payment of principal of and interest on the Notes and payment of any amounts due under the Hedge Agreements (including any termination payments and any other amounts owed thereunder), and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.
Section 5.6Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(i)such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;
(ii)the Majority Noteholders have consented to or made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;
(iii)such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

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(iv)the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and
(v)no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by the Majority Noteholders.
It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or any Hedge Counterparties (provided, however, that the Indenture Trustee shall not have an affirmative obligation to determine whether any such direction affects, disturbs or prejudices the rights of any other Holders of Notes or any Hedge Counterparties), or to obtain or to seek to obtain priority or preference over any other Holders or any Hedge Counterparties, or to enforce any right under this Indenture, except in the manner herein provided.
Section 5.7Unconditional Rights of Hedge Counterparties and Noteholders to Receive Principal, Interest, and Payments of Other Obligations. Notwithstanding any other provisions in this Indenture, (a) the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date), (b) each Hedge Counterparty shall have the right, which is absolute and unconditional, to receive payment of any obligations of the Issuer under the Hedge Agreements (including the termination amounts and any other amounts owed thereunder) on or after the respective due dates thereof expressed in the applicable Hedge Agreement or in this Indenture, and (c) each Noteholder and each Hedge Counterparty shall have the right to institute suit for the enforcement of any such payment or return Posted Collateral, and such right shall not be impaired without the consent of such Holder or the Hedge Counterparties.
Section 5.8Restoration of Rights and Remedies. If the Indenture Trustee, any Noteholder or any Hedge Counterparty has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, to such Noteholder or to such Hedge Counterparty, then and in every such case the Issuer, the Indenture Trustee, the Noteholders and the Hedge Counterparties shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Noteholders and the Hedge Counterparties shall continue as though no such Proceeding had been instituted.
Section 5.9Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, to the Noteholders or to the Hedge Counterparties is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 5.10Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, any Holder of any Note or any Hedge Counterparty to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by Law to the Indenture Trustee, to the Noteholders

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or to the Hedge Counterparties may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, by the Noteholders or by the Hedge Counterparties, as the case may be.
Section 5.11Control by Noteholders. The Majority Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, that:
(i)such direction shall not be in conflict with any rule of Law or with this Indenture;
(ii)such rights shall be subject to the express terms of Section 5.4(a)(iv);
(iii)if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any written direction to the Indenture Trustee by Holders of Notes representing less than one hundred percent (100%) of the Outstanding Principal Balance of the Notes to sell or liquidate the Collateral shall be of no force and effect;
(iv)the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction; and
(v)the Majority Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such direction.
Notwithstanding the rights of Noteholders set forth in this Section 5.11, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might involve it in liability or might adversely affect the rights of any Noteholders not consenting to such action or the rights of any Hedge Counterparties.
Section 5.12Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Majority Noteholders may waive any past Default or Event of Default and its consequences except a Default or Event of Default (a) in payment of principal of or interest on any of the Notes, (b) arising under any Hedge Agreement, (c) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note, or (d) occurring as a result of an event specified in Section 5.1(a)(iv) or (v). In the case of any such waiver, the Issuer, the Indenture Trustee, the Holders of the Notes and the Hedge Counterparties shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.
Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. The Indenture Trustee shall promptly give written notice of any such waiver to each Rating Agency.

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Section 5.13Undertaking for Costs. All parties to this Indenture agree, and each Holder of a Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and reasonable expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding Notes evidencing in the aggregate more than 10% of the Outstanding Principal Balance or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).
Section 5.14Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension Law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such Law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such Law had been enacted.
Section 5.15Action on Notes or Hedge Agreements. The Indenture Trustee’s right to seek and recover judgment on the Notes or the Hedge Agreements or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Noteholders or the Hedge Counterparties shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer or any of its Subsidiaries. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b).
Section 5.16Performance and Enforcement of Certain Obligations.
(a)The Issuer shall take all such lawful action as the Indenture Trustee, at the direction of the Majority Noteholders, shall request to compel or secure the performance and observance by the Manager of its obligations to the Issuer under or in connection with the Management Services Agreement, by any of the Diversified Parties of its obligations under or in connection with the Asset Vesting Documents, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Management Services Agreement or by any of the Issuer Parties under the Asset Vesting Documents to the extent and in the manner directed by the Indenture Trustee, at the direction of the Majority Noteholders, including the transmission of notices of default under the Management Services Agreement on the part of the Manager thereunder, claims for indemnification by the Issuer against any of the Diversified Parties under the Asset Vesting Documents, and the institution of legal or administrative actions or proceedings to compel or secure performance by the Manager of its obligations under the Management Services Agreement, and by any of the Diversified Parties of its obligations under the Asset Vesting Documents.
(b)If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of the Majority Noteholders, shall, (subject to the terms hereof) exercise all rights, remedies, powers, privileges

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and claims of the Issuer against the Manager under or in connection with the Management Services Agreement, or against any of the Diversified Parties under or in connection with the Asset Vesting Documents, including the right or power to take any action to compel or secure performance or observance by the Manager, of its obligations to the Issuer under the Management Services Agreement or by any of the Diversified Parties, of its obligations to the Issuer under the Asset Vesting Documents, and to give any consent, request, notice, direction, approval, extension or waiver under the Management Services Agreement, the Asset Vesting Documents, and any right of any of the Issuer Parties to take such action shall be suspended.
Article VI

THE INDENTURE TRUSTEE
Section 6.1Duties of Indenture Trustee.
(a)If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except as directed in writing by the Majority Noteholders or any other percentage of Noteholders required hereby, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which it is a party (and no implied covenants or obligations shall be read into this Indenture or such other Basic Documents against the Indenture Trustee). In the absence of gross negligence or willful misconduct on its part, the Indenture Trustee may conclusively rely upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture, as to the truth of the statements and the correctness of the opinions expressed therein; however, in the case of certificates or opinions specifically required by any provision of this Indenture to be furnished to it, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).
(c)The Indenture Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(i)this paragraph does not limit the effect of paragraph (b) of this Section 6.1;
(ii)the Indenture Trustee shall not be liable for any error of judgment made in good faith by the Indenture Trustee unless it is proved that the Indenture Trustee was grossly negligent in ascertaining the pertinent facts; and
(iii)the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.
(d)Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to this Section 6.1 and Section 6.2.
(e)The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

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(f)Money held on behalf of the Noteholders by the Indenture Trustee need not be segregated from other funds except to the extent required by Law or the terms of this Indenture or the Management Services Agreement.
(g)No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the performance of, any of the obligations of the Manager or the Back-Up Manager under this Indenture or the Basic Documents.
(h)The Indenture Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof or otherwise to monitor the perfection, continuation of perfection or the sufficiency or validity of any security interest related to the Collateral, (ii) to see to any insurance or (iii) subject to the other provisions of this Indenture and the Basic Documents, to see to the payment or discharge of any Tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.
(i)The Indenture Trustee shall not be charged with knowledge of any Default, Event of Default, Material Manager Default or breach of representation or warranty unless either (1) a Responsible Officer of the Indenture Trustee shall have actual knowledge of such Default, Event of Default, Material Manager Default or breach of representation or warranty or (2) written notice of such Default, Event of Default, Material Manager Default or breach of representation or warranty shall have been given to a Responsible Officer of the Indenture Trustee in accordance with the provisions of this Indenture. For the avoidance of doubt, receipt by the Indenture Trustee of a Payment Date Report shall not constitute actual knowledge of any breach of representation or warranty.
Section 6.2Rights of Indenture Trustee.
(a)The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.
(b)Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate of the Issuer or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel.
(c)The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed absent gross negligence or willful misconduct.
(d)The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Indenture Trustee’s conduct does not constitute gross negligence or willful misconduct.

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(e)The Indenture Trustee may consult with counsel, accountants and other experts of its own selection (which may include counsel to the Issuer, the Noteholders and/or the Hedge Counterparties), and the advice or opinion of such counsel, accountants and other experts with respect to legal or other matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, accountants and other experts.
(f)The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto or to honor the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities which might be incurred by it, its agents and its counsel in compliance with such request or direction.
(g)The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (including electronic communications), unless requested in writing to do so by the Holders of Notes representing the Majority Noteholders; provided, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to the Indenture Trustee in its reasonable discretion against such cost, expense or liability as a condition to taking any such action. In no event shall the Indenture Trustee have any responsibility to monitor Diversified’s compliance with or be charged with knowledge of the Credit Risk Retention Rules, nor shall it be liable to any Noteholder or any party whatsoever for violation of such rules or requirements or such similar provisions now or hereafter in effect.
(h)The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture or any other Basic Document to which it is a party shall not be construed as a duty or obligation, and the Indenture Trustee shall not be answerable under this Indenture or any other Basic Document to which it is a party for anything other than its gross negligence or willful misconduct in the performance of such act.
(i)The rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person engaged by the Indenture Trustee to act hereunder. In connection with its actions under any other Basic Document to which it is a party, the Indenture Trustee shall also be afforded all of the rights, privileges, protections, immunities and benefits given to it herein, including, without limitation, its right to be indemnified, as if set forth in full therein, mutatis mutandis.
(j)In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, pandemics, quarantines, and interruptions, loss or malfunctions of utilities, communications or computer (hardware or software) systems and services, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility;

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it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(k)In no event shall the Indenture Trustee be liable (i) for special, consequential, indirect or punitive damages (including lost profits), (ii) for the acts or omissions of its nominees, correspondents, clearing agencies or securities depositories and (iii) for the acts or omissions of brokers or dealers even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(l)In no event shall the Indenture Trustee be liable for the failure to perform its duties hereunder if such failure is a direct or proximate result of another party’s failure to perform its obligations hereunder.
(m)As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith reliance thereon.
(n)Any Opinion of Counsel requested by the Indenture Trustee shall be an expense of the party requesting the Indenture Trustee to act or refrain from acting or otherwise shall be an expense of the Issuer.
(o)The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian, (ii) using Affiliates to effect transactions in certain investments (if directed) and (iii) effecting transactions in certain investments (if directed). Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee as part of the compensation hereunder.
(p)Neither the Indenture Trustee nor the Issuer shall be responsible for the acts or omissions of the other, it being understood that this Indenture shall not be construed to render them partners, joint venturers or agents (unless expressly set forth herein) of one another.
(q)The Indenture Trustee shall not have any obligation or liability to take any action or to refrain from taking any action hereunder that requires written direction in the absence of such written direction as provided hereunder.
(r)The Indenture Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.
(s)The Indenture Trustee may, from time to time, request that the Issuer deliver a certificate (upon which the Indenture Trustee may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any other Basic Document together with a specimen signature of such authorized officers; provided, however, that from time to time, the Issuer may, by delivering to the Indenture Trustee a revised certificate, change the information previously provided by it pursuant to this Section 6.2(s), but the Indenture Trustee shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.
(t)Except for notices, reports and other documents expressly required to be furnished to the Holders or the Hedge Counterparties by the Indenture Trustee hereunder, the

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Indenture Trustee shall not have any duty or responsibility to provide any Holder with any information concerning the transaction contemplated hereby, the Issuer, the servicer or any other parties to any other Basic Document which may come into the possession of the Indenture Trustee or any of its officers, directors, employees, representatives or attorneys in fact.
(u)The Indenture Trustee and the Note Registrar shall have no responsibility or obligation to any Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depository or its nominee or of any Depository Participant, with respect to any Ownership Interest in the Notes or with respect to the delivery to any Person (other than the Depository) of any notice (including any notice of prepayment) or the payment of any amount, under or with respect to the Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders hereunder shall be given or made only to or upon the order of the Holders (which shall be the Depository or its nominee in the case of a Book-Entry Note). The rights of Note Owners in any Book-Entry Note shall be exercised only through the Depository subject to the customary procedures of the Depository. The Indenture Trustee may rely and shall be fully protected in relying upon information furnished by the Depository.
(v)The Indenture Trustee and the Note Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any Note or any transfer of any interest in any Book-Entry Note, other than to require delivery of the certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance on their face to the express requirements of this Indenture. In connection with any transfer of any Note, the Indenture Trustee and the Note Registrar shall be under no duty to inquire into the validity, legality and due authorization of such transfer.
(w)The Indenture Trustee shall not have any obligation to monitor the compliance by the Issuer of its obligations under or with respect to any Hedge Agreement.
(x)In no event shall the Indenture Trustee be under any obligation (i) to monitor, determine or verify the unavailability or cessation of any applicable floating rate benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any benchmark transition event or benchmark replacement date, (ii) to select, determine or designate any alternative reference rate or benchmark replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any benchmark replacement adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what benchmark replacement conforming changes are necessary or advisable, if any, in connection with any of the foregoing. The Indenture Trustee shall not be liable for (i) any determination, decision or election made by any Person in connection with any floating rate benchmark applicable to any Notes, or (ii) any inability, failure or delay on its part to perform any of its duties set forth in this Indenture as a result of the unavailability of the of any floating rate benchmark applicable to any Notes or the absence of a designated successor or replacement benchmark index, including as a result of any inability, delay, error or inaccuracy on the part of any Person in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and reasonably required for the performance of such duties. No benchmark replacement conforming changes that materially and adversely affect the duties, immunities or protections of the Indenture Trustee shall be effective without the prior written consent of the Indenture Trustee.
(y)If at any time the Indenture Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process which in any way affects this Indenture, the Notes, the Collateral or any

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part thereof or funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Indenture Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Indenture Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect
Section 6.3Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.
Section 6.4Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee’s certificate of authentication.
Section 6.5Notice of Material Manager Defaults or Events of Default. Unless provided by Issuer (or the Manager on its behalf) on an earlier date, if a Material Manager Default, Warm Trigger Event, Rapid Amortization Event, Default or Event of Default occurs and is continuing and if it is known to the Indenture Trustee pursuant to Section 6.1(i), the Indenture Trustee shall mail or email to each Noteholder, the Back-Up Manager, each Hedge Counterparty and each Rating Agency notice of the Material Manager Default, Warm Trigger Event, Rapid Amortization Event, Default or Event of Default within five (5) days after receipt of such knowledge.
Section 6.6Reports by Indenture Trustee. The Indenture Trustee shall make available within a reasonable period of time after the end of each calendar year to each Noteholder and each Hedge Counterparty such information furnished to the Indenture Trustee as may be required to enable such Holder or such Hedge Counterparty to prepare its U.S. federal and state income Tax returns. On or before each Payment Date, the Indenture Trustee will post a copy of the statement or statements provided to the Indenture Trustee pursuant Section 8.8 hereof with respect to the applicable Payment Date on its internet website promptly following its receipt thereof, for the benefit of the Noteholders, the Back-Up Manager, the Hedge Counterparties, Holders and the Rating Agencies, and upon written request provide a copy thereof to the Hedge Counterparties and the Rating Agencies. The Indenture Trustee shall post copies of the items provided to the Indenture Trustee pursuant to Section 7.1 hereof and each Reserve Report provided pursuant to Section 8.5 hereof on its internet website promptly following its receipt thereof (provided that within five (5) Business Days of posting, the Indenture Trustee will provide e-mail notice of such posting), for the benefit of the Noteholders, the Back-Up Manager, the Hedge Counterparties and Rating Agencies, and upon written request provide a copy thereof to each Noteholder, the Back-Up Manager, each Hedge Counterparty and the Rating Agencies. The Indenture Trustee’s internet website shall initially be located at www.debtx.com. The Indenture Trustee may change the way the statements and information are posted or distributed in order to make such distribution more convenient and/or accessible for the Noteholders, the Back-Up Manager, the Hedge Counterparties and the Rating Agencies, and the Indenture Trustee shall provide on the website timely and adequate notification to all parties regarding any such change. As currently configured, the Indenture Trustee’s website will automatically issue an email notification to any Noteholder, Hedge Counterparty, Rating Agency or Back-Up Manager

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who has registered its email address with the Indenture Trustee of any posting of information to such website. Promptly after the Initial Closing Date and each Closing of an issuance of Additional Notes, the Indenture Trustee will send by email a registration link for such website to each (i) Noteholder with an email address in a Variable Funding Note Purchase Agreement or with an email address listed on the applicable schedule to a Note Purchase Agreement, as applicable, at such email address and (ii) Hedge Counterparty, Back-Up Manager and/or Rating Agency to the email address as provided by to the Indenture Trustee for such party (or with respect to a Hedge Counterparty, such email address as set forth in the applicable Hedge Counterparty Rights Agreement). Each Noteholder, Hedge Counterparty, Back-Up Manager and Rating Agency shall be responsible for its own registration for such website and the Indenture Trustee shall not have any obligation to monitor any Noteholder’s, any Hedge Counterparty’s, the Back-Up Manager’s, or any Rating Agency’s registration status. The Indenture Trustee shall not have any liability in connection with its website failing to automatically deliver the email notifications referenced in this Section 6.6 absent gross negligence or willful misconduct on its part.
Section 6.7Compensation and Indemnity. The Issuer shall pay to the Indenture Trustee from time to time reasonable compensation for its services as agreed between the Issuer and the Indenture Trustee in writing from time to time. The Indenture Trustee’s compensation shall not be limited by any Law on compensation of a trustee of an express trust. The Issuer shall reimburse the Indenture Trustee for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts; provided, that, reimbursement for expenses and disbursements of any legal counsel to the Indenture Trustee may be subject to any limitations separately agreed upon in writing before the date hereof between the Issuer and the Indenture Trustee. The Issuer shall indemnify the Indenture Trustee for, and hold it and its officers, directors, employees, representatives and agents harmless against any and all loss, liability, claim, damage or expense, including reasonable and documented legal and consulting fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought by the Indenture Trustee of any indemnification or other obligation of the Issuer or the Manager), incurred by it in connection with the administration of this Indenture and the performance of its duties hereunder, including with respect to any Environmental Liabilities, compliance with Environmental Laws and the generation, use, presence or release of Hydrocarbons or Hazardous Materials. The Indenture Trustee shall, to the extent practicable and not prohibited by a court order or other operation of law, notify the Issuer and the Manager promptly of any claim of which the Indenture Trustee has received written notice for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Manager shall not relieve the Issuer or the Manager of its obligations hereunder. The Issuer may defend any such claim, and the Indenture Trustee may have separate counsel in connection with the defense of any such claim and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own gross negligence or willful misconduct.
The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the resignation or removal of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs fees or expenses after the occurrence of a Default specified in Section 5.1(a)(iv) or 5.1(a)(v) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar Law.

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Section 6.8Replacement of Indenture Trustee.
(a)No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8. The Indenture Trustee may resign at any time with thirty (30) days’ prior written notice by so notifying the Issuer (with a copy to each Noteholder, each Hedge Counterparty and each Rating Agency). The Majority Noteholders may remove the Indenture Trustee with thirty (30) days’ prior written notice by so notifying the Indenture Trustee, Diversified and the Hedge Counterparties and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:
(i)the Indenture Trustee fails to comply with Section 6.11;
(ii)the Indenture Trustee is adjudged bankrupt or insolvent;
(iii)a receiver or other public officer takes charge of the Indenture Trustee or its property; or
(iv)the Indenture Trustee otherwise becomes incapable of acting.
(b)If no Default or Event of Default has occurred and is continuing, and the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall appoint a replacement indenture trustee with the consent of the Majority Noteholders and of the Majority Hedge Counterparties (in either case, such consent not to be unreasonably withheld, conditioned, or delayed) as soon as reasonably practicable, but in any event within thirty (30) days following such event; provided that any of Citibank, N.A., Deutsche Bank Trust Company, BNY Mellon, U.S. Bank National Association, Wilmington Trust, National Association, or any of their Affiliates shall not require the consent of the Majority Noteholders or Majority Hedge Counterparties; provided further that if the Issuer shall not have appointed a replacement indenture trustee by the end of such thirty (30) day period other than as a result of the failure of the Majority Noteholders or the Majority Hedge Counterparties to have reasonably consented, the Majority Noteholders shall have the right to appoint the replacement with the consent of the Issuer and of the Majority Hedge Counterparties (in either case, such consent not to be unreasonably withheld, conditioned, or delayed), and the Issuer shall notify Diversified, the Back-Up Manager and each Rating Agency of such appointment. If a Default or Event of Default has occurred and is continuing, any replacement of the Indenture Trustee hereunder shall be done by the Majority Noteholders.
(c)A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer, each Noteholder, the Back-Up Manager and each Hedge Counterparty. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders and the Hedge Counterparties. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.
(d)If a successor Indenture Trustee does not take office within thirty (30) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Majority Noteholders may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

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(e)If the Indenture Trustee fails to comply with Section 6.11, any Noteholder or any Hedge Counterparty may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.
(f)Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.8, the Issuer’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.
Section 6.9Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide Diversified, Holders, each Hedge Counterparty and each Rating Agency with prior written notice of any such transaction (with a copy of such notice to the Back-Up Manager).
Section 6.10Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
(a)Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Issuer, and to vest in such Person or Persons, in such capacity and for the benefit of the Secured Parties, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.
(b)Every separate trustee and co-trustee shall, to the extent permitted by Law, be appointed and act subject to the following provisions and conditions:
(i)all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any Law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;
(ii)no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
(iii)the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

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(c)Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.
(d)Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by Law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by Law, without the appointment of a new or successor trustee.
Section 6.11Eligibility; Disqualification. The Indenture Trustee shall have a combined capital and surplus of at least $500,000,000 as set forth in its most recent published annual report of condition, and the issuer rating of the Indenture Trustee shall be rated at least A- (or equivalent) by Fitch and one other NRSRO, to the extent that Fitch rates the Notes, and otherwise, two NRSROs.
Section 6.12Representations and Warranties of the Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer, Noteholders and the Hedge Counterparties shall rely:
(a)the Indenture Trustee is a national banking association duly organized and validly existing under the Laws of the jurisdiction of its formation;
(b)the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;
(c)the execution, delivery and performance by the Indenture Trustee of this Indenture (i) shall not violate any provision of any Law or regulation governing the banking and trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or bylaws of the Indenture Trustee and (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Collateral pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Indenture Trustee’s performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;
(d)no consent, license, approval or authorization of, or filing or registration with, any governmental authority, bureau or agency is required to be obtained that has not been obtained by the Indenture Trustee in connection with the execution, delivery or performance by the Indenture Trustee of the Basic Documents; and

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(e)this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms.
Article VII

INFORMATION REGARDING THE ISSUER
Section 7.1Financial and Business Information.
(a)Annual Statements — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, within one hundred and twenty (120) days after the end of each fiscal year of the Issuer, commencing with the fiscal year ended December 31, 2025, duplicate copies of the audited consolidated financial statements of Diversified Corp and its consolidated subsidiaries by an independent public accountant, which such independent public accountant shall be PricewaterhouseCoopers or another independent public accountant reasonably acceptable to the Majority Noteholders; provided, that upon receipt of such audited consolidated financial statements, the Indenture Trustee shall promptly make them available to Noteholders, the Hedge Counterparties, the Back-Up Manager and the Rating Agencies on the Indenture Trustee’s internet website.
(b)Quarterly Statements — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, within sixty (60) days after the end of each quarterly fiscal period in each fiscal year of the Issuer, commencing with the fiscal quarter of the Issuer ended March 31, 2025, duplicate copies of the following reports; provided, that upon receipt of such reports, the Indenture Trustee shall promptly make them available to Noteholders, the Hedge Counterparties, the Back-Up Manager and the Rating Agencies on the Indenture Trustee’s internet website:
(i)an unaudited consolidated balance sheet of Diversified Corp and its consolidated subsidiaries as at the end of such quarter, and
(ii)unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of Diversified Corp and its consolidated subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, in each case setting forth, starting with the fiscal quarter ended March 31, 2025, in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with IFRS, or, to the extent Diversified Corp or its direct or indirect parent prepares its financial statements in accordance with GAAP, in accordance with GAAP, applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of Diversified Corp as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments.
(c)Notice of Material Events — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, each Noteholder, the Back-Up Manager and each Hedge Counterparty promptly, and in any event within three (3) Business Days after a Responsible Officer of an Issuer Party, the Manager or Diversified becomes aware of the existence of (i) any Rapid Amortization Event, (ii) Material Manager Default, (iii) Default, (iv) Event of Default, (v) any default under any Basic Document, (vi) any event that can be reasonably expected to cause a Material Adverse Effect, (vii) information that any Person has given any notice or taken any action with respect to a claimed default hereunder or (viii) Warm

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Trigger Event, an Officer’s Certificate (with a copy to each Rating Agency) specifying the nature and period of existence and what action the Issuer is taking or proposes to take with respect thereto. The Issuer shall, at the Issuer’s expense (in accordance with Section 8.6), promptly provide the Indenture Trustee, each Noteholder, each Hedge Counterparty, the Manager, Back-Up Manager and the Rating Agencies with such additional information as any such party may reasonably request from time to time in connection with the matters so reported, and the actions so taken or contemplated to be taken.
(d)Notices from Governmental Body — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, each Noteholder, and each Hedge Counterparty promptly, and in any event within ten (10) days of receipt thereof, copies of any material notice to any Issuer Party from any Governmental Body (with a copy to each Rating Agency and the Back-Up Manager) relating to any order, ruling, statute or other Law or regulation.
(e)Notices under Material Agreement — The Issuer shall deliver, or cause the Manager to deliver, to the Indenture Trustee, each Noteholder, and each Hedge Counterparty promptly, and in any event within fifteen (15) days after delivery or receipt by any Issuer Party, copies of all notices of termination, Default or Event of Default, suspension of performance or any force majeure event given or received pursuant to or in respect of any material agreement to which it is a party or any other material notices or documents given or received pursuant to or in respect of any material agreement to which it is a party (with a copy to each Rating Agency).
(f)Payment Date Compliance Certificates — On or before the third (3rd) Business Day prior to each Payment Date, the Issuer shall deliver to the Indenture Trustee, each Noteholder, each Hedge Counterparty, and each Rating Agency, an Officer’s Certificate to the effect that, except as provided in a notice delivered pursuant to Section 7.1(c), no potential Rapid Amortization Event or Rapid Amortization Event, no potential Material Manager Default or Material Manager Default, no potential Warm Trigger Event or Warm Trigger Event, no Default or Event of Default has occurred and is continuing (each, a “Payment Date Compliance Certificate”).
(g)Ratings — Beginning with the year ended December 31, 2025, the Issuer shall annually obtain a ratings letter from at least one Rating Agency in accordance with Section 9.17 of the Note Purchase Agreement; provided, that upon receipt of such ratings letter from the Issuer, the Indenture Trustee shall promptly make such ratings letter available to Noteholders, the Hedge Counterparties, and the Rating Agencies on the Indenture Trustee’s internet website.
(h)Reserve Reports — Promptly after completion, the Issuer shall cause each annual audited, semi-annual unaudited, and disposition related Reserve Report to be delivered to the Indenture Trustee, and the Indenture Trustee shall promptly make such Reserve Report available to the Noteholders and Hedge Counterparties on the Indenture Trustee’s internet website.
(i)Sustainability Reports — Promptly after completion, the Issuer shall cause each sustainability report of Diversified used in connection with the verification of the Emissions Linked Performance Targets to be delivered to the Indenture Trustee, and the Indenture Trustee shall promptly make such sustainability report available to the Noteholders on the Indenture Trustee’s internet website.
Section 7.2Visitation.
(a)If no Default or Event of Default then exists, each Issuer Party shall permit the representatives of each Noteholder that is an Institutional Investor to visit and inspect the

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offices or properties of the Issuer Party, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with the Issuer Party’s officers, employees and independent certified public accountants, at such time as may be reasonably requested in writing; provided, however, that in no event shall the Issuer Party be required to permit the representatives of a Noteholder to visit more than one (1) time in any twelve-month period. Any visits contemplated by this Section 7.2(a) shall be at the sole expense of the requesting party.
(b)If a Default or Event of Default exists, each Issuer Party shall permit the representatives of each holder of a Note that is an Institutional Investor, at the expense of the Issuer Party, upon reasonable prior notice, to visit and inspect the offices or properties of the Issuer Party, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with the Issuer Party’s officers, employees and independent certified public accountants, all at such times as may be reasonably requested and as often as may be requested. Any visits contemplated by this Section 7.2(b) shall be at the sole expense of the Issuer and not limited in number.

Article VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES
Section 8.1Deposit of Collections. The Issuer, the Guarantors and the Manager on their behalf, shall direct that all payments with respect to the Assets and all payments received under the Hedge Agreements (whether directly from any Hedge Counterparty or from Diversified Marketing) be made to the Collection Account in accordance with the Basic Documents; provided that amounts posted by a Hedge Counterparty as Posted Collateral to the Issuer under an applicable Hedge Agreement shall be deposited into the applicable Hedge Collateral Account and not be deposited in the Collection Account and shall not constitute Available Funds. The Issuer, and in the event any Collections are received by any Affiliate of the Issuer (other than the Operator, solely in its capacity as such), if applicable, shall remit or cause such Affiliate to remit to the Collection Account within two (2) Business Days of receipt and identification thereof (including receipt of proper instructions regarding where to allocate such payment) all Collections received with respect to the Assets. The Operator, solely in its capacity as such, shall remit to the Collection Account within sixty (60) days of receipt and initial identification thereof (including receipt of proper instructions regarding where to allocate such payment) all Collections received with respect to the Assets (subject in any case to the expense and reimbursement provisions of the Joint Operating Agreement); provided, that, to the extent that the Operator definitively identifies Collections attributable to the Issuer pursuant to the Joint Operating Agreement subsequent to the application of funds from such Collection pursuant to the expense and reimbursement provisions thereof, the Operator shall remit such funds to the Collection Account within two (2) Business Days of definitive identification thereof (including receipt of proper instructions regarding where to allocate such payment). Notwithstanding anything contained herein to the contrary, the Indenture Trustee shall be authorized to accept instructions from the Manager (which shall be in writing) on behalf of the Issuer on a daily basis regarding withdrawals or order transfers of funds from the Collection Account, to the extent such funds have been mistakenly deposited into the Collection Account (including without limitation funds representing amounts due and payable on wells not part of the Assets). In the case of any withdrawal or transfer pursuant to the foregoing sentence, the Manager, on behalf of the Issuer, shall provide the Noteholders, the Hedge Counterparties and the Indenture Trustee with notice of such withdrawal or transfer, together with reasonable supporting details regarding such

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withdrawal or transfer and the mistaken deposit related thereto, on such date of withdrawal to be delivered by the Manager, on behalf of the Issuer (or in such earlier written notice as may be required by the Indenture Trustee from the Manager, on behalf of the Issuer, from time to time). Notwithstanding anything therein to the contrary, the Indenture Trustee shall be entitled to make withdrawals or order transfers of funds from the Collection Account, in the amount of all reasonable out-of-pocket costs and expenses incurred by the Indenture Trustee in connection with any misdirected funds described in the second foregoing sentence.
Section 8.2Establishment of Accounts.
(a)The Issuer, for the benefit of the Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Issuer, for the benefit of the Secured Parties, shall deposit, or cause its Affiliate to deposit, any and all funds received pursuant to any Hedge Agreement into the Collection Account, subject only to the terms of the Joint Operating Agreement; provided, however, any such amounts received as “Posted Collateral” pursuant to the terms of a Hedge Agreement as in effect on the date hereof or subsequently put into effect shall be deposited into the Hedge Collateral Account, and the Hedge Collateral Account(s) shall not be deemed to be Collection Accounts.
(b)The Issuer, for the benefit of the Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “Asset Disposition Proceeds Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.
(c)The Issuer, for the benefit of the Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “Liquidity Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties.
(d)The Issuer, for the benefit of the Secured Parties who are Hedge Counterparties, may from to time to time by written direction to the Indenture Trustee cause to be established and maintained with the Securities Intermediary one or more accounts or sub-accounts on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “Hedge Collateral Accounts”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Hedge Counterparty for whose benefit the Hedge Collateral Account has been established. Amounts posted as Posted Collateral to the Issuer under an applicable Hedge Agreement shall be deposited in such accounts and held therein in accordance with the terms of the applicable Hedge Agreement, including those related to the interest rate applicable to and accrual of interest at such rate on such Posted Collateral. The Manager shall have the power to instruct the Indenture Trustee in writing to establish the Hedge Collateral Accounts and to make withdrawals and returns from the Hedge Collateral Accounts for the purpose of permitting the Issuer to carry out its respective duties under the applicable Hedge Agreement and the Indenture Trustee shall be entitled to rely upon any such written instructions as conclusive evidence of such duties under the relevant Hedge Agreement. Notwithstanding anything contained herein to the contrary, the parties hereby acknowledge and agree that each Hedge Counterparty’s right to the return of any excess Posted Collateral posted under the Hedge Agreement by any such Hedge Counterparty, as determined in accordance with the terms of the relevant Hedge Agreement, and held in the Hedge Collateral Account, shall be senior in all respects to any rights or interests (i) of the Indenture Trustee or (ii) any other

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Secured Party who is not the Hedge Counterparty who posted any such collateral in such Hedge Collateral Account in accordance with the provisions of the applicable Hedge Agreement.
(e)The Issuer, for the benefit of the Secured Parties, shall cause to be established and maintained with the Securities Intermediary a non-interest bearing trust account on behalf of the Indenture Trustee and in the name of the Indenture Trustee an Eligible Account (the “P&A Reserve Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. To the extent a P&A Reserve Trigger has occurred with respect to the Issuer's most recently completed fiscal year, Available Funds shall be deposited into the P&A Reserve Account in an amount equal to the P&A Reserve Amount in accordance with Section 8.6. On each Payment Date, all amounts then on deposit in the P&A Reserve Account shall be deposited into the Collection Account, where they will be considered part of Available Funds and distributed on such Payment Date pursuant to Section 8.6.
(f)Funds on deposit in each of (i) the Collection Account, (ii) the Asset Disposition Proceeds Account, (iii) the Liquidity Reserve Account and (iv) the P&A Reserve Account (together, the “Issuer Accounts”) shall be invested by the Indenture Trustee in Permitted Investments as directed in writing by the Manager. In the absence of written direction from the Manager, such funds shall remain uninvested. All such Permitted Investments shall be held by the Indenture Trustee for the benefit of the Secured Parties; provided, that on each Payment Determination Date all interest and other Investment Earnings on funds on deposit in the Issuer Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of Available Funds for the related Payment Date. Other than as permitted by the Majority Noteholders (with prompt notice to the Hedge Counterparties), funds on deposit in the Issuer Accounts shall be invested in Permitted Investments that will mature (A) not later than the Business Day immediately preceding the next Payment Date or (B) on or before 10:00 a.m. on such next Payment Date if such investment is held in the corporate trust department of the institution with which the Issuer Accounts are then maintained and is invested either (i) in a time deposit of the Indenture Trustee with a credit rating in one of the generic rating categories that signifies investment grade of at least one of the Rating Agencies (such account being maintained within the corporate trust department of the Indenture Trustee), or (ii) in the Indenture Trustee’s common trust fund so long as such fund has a credit rating in one of the generic rating categories that signifies investment grade of at least one of the Rating Agencies; provided, further, that Permitted Investments shall be available for redemption and use by the Indenture Trustee on the relevant Payment Date. In no event shall the Indenture Trustee be held liable for investment losses in Permitted Investments pursuant to this Section 8.2(f), except to the extent it is acting separately in its capacity as obligor thereunder.
(g)The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Issuer Accounts and, subject to the limitations in Section 8.2(d), Hedge Collateral Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Collateral. The Issuer Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Secured Parties. If, at any time, any of the Issuer Accounts and/or Hedge Collateral Accounts cease to be an Eligible Account, the Indenture Trustee shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days with the prior written consent the Majority Noteholders or, as applicable, the Hedge Counterparties) establish a new Issuer Account and/or Hedge Collateral Accounts, as applicable, as an Eligible Account and shall transfer any cash and/or any investments to such new Issuer Account and/or Hedge Collateral Accounts, as applicable. The Indenture Trustee, Paying Agent or the other Person holding the Issuer Accounts and Hedge Collateral Accounts as provided in this Section 8.2(g) shall be the “Securities Intermediary.” On the date hereof, the Securities Intermediary is the Indenture Trustee. If the Securities Intermediary shall be a Person other than the Indenture Trustee, the

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Manager shall obtain the express written agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 8.2.
(i)The Securities Intermediary agrees, by its acceptance hereof, that:
(A)The Issuer Accounts and Hedge Collateral Accounts are “securities accounts” within the meaning of Section 8-501 of the New York UCC and are accounts to which Financial Assets will be credited.
(B)All securities or other property underlying any Financial Assets credited to the Issuer Accounts and Hedge Collateral Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Issuer Accounts or Hedge Collateral Accounts be registered in the name of the Issuer or the Manager, payable to the order of the Issuer or the Manager or specially indorsed to the Manager or Diversified except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.
(C)All property delivered to the Securities Intermediary pursuant to this Indenture will be promptly credited to the appropriate Issuer Account or Hedge Collateral Accounts, as applicable.
(D)Each item of property (whether investment property, Financial Asset, security, instrument or cash) credited to an Issuer Account or Hedge Collateral Accounts, as applicable, shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the New York UCC.
(E)If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Issuer Accounts, or Hedge Collateral Accounts, as applicable, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer, the Manager or any other Person.
(F)The Issuer Accounts and Hedge Collateral Accounts shall be governed by the Laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Issuer Accounts and Hedge Collateral Accounts (as well as the securities entitlements (as defined in Section 8-102(a)(17) of the UCC) related thereto) shall be governed by the Laws of the State of New York.
(G)The Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with any other Person relating to the Issuer Accounts or Hedge Collateral Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other person and the Securities Intermediary has not entered into, and until the termination of this Indenture will not enter into, any agreement with the Issuer, the Manager or the Indenture Trustee purporting to limit or condition the obligation of

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the Securities Intermediary to comply with entitlement orders as set forth in Section 8.2(g)(i)(E) hereof.
(H)Except for the claims and interest of the Indenture Trustee and of the Issuer in the Issuer Accounts and Hedge Collateral Accounts, the Securities Intermediary knows of no claim to, or interest in, the Issuer Accounts or Hedge Collateral Accounts or in any Financial Asset credited thereto. If any other person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Issuer Accounts, Hedge Collateral Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Manager, each Hedge Counterparty, the Issuer and each Rating Agency.
(I)The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Issuer Accounts and Hedge Collateral Accounts and/or any Issuer Account Property simultaneously to each of the Manager and the Indenture Trustee.
(J)The Securities Intermediary (A) shall be a corporation or national bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder, (B) shall not be an Affiliate of the Issuer, (C) shall have a combined capital and surplus of at least $500,000,000, (D) shall be subject to supervision or examination by United States federal or state authority and (E) shall have a rating of at least “Baa1” or better by Moody’s, “A-” or better by S&P, and “A-” or better by Fitch (if such entity is rated by Fitch).
(K)The Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to any Issuer Account and any Hedge Collateral Account.
(L)The Securities Intermediary shall not change the name or the account number of any Issuer Account or Hedge Collateral Account without the prior written consent of the Indenture Trustee (acting at the written direction of the Majority Noteholders as to any Issuer Account or relevant Hedge Counterparties, as to any Hedge Collateral Account).
(M)The Securities Intermediary shall not be a party to any agreement that is inconsistent with this Indenture, or that limits or conditions any of its obligations under this Indenture. The Securities Intermediary shall not take any action inconsistent with the provisions of this Indenture applicable to it.
(N)Each item of property credited to each Issuer Account and Hedge Collateral Account shall not be subject to, and the Securities Intermediary hereby waives, any security interest, lien, claim, encumbrance, or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Indenture Trustee as to any Issuer Account or Hedge Counterparty as to any Hedge Collateral Account in the name of any such Hedge Counterparty as provided for under a Hedge Agreement).

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(O)For purposes of Article 8 of the UCC, the jurisdiction of the Securities Intermediary with respect to the Collateral shall be the State of New York.
(P)It is the intent of the Indenture Trustee and the Issuer that each Issuer Account and Hedge Collateral Account shall be a securities account on behalf of the Indenture Trustee for the benefit of the Secured Parties (as limited by the express provisions of Section 8.2(d)) and not an account of the Issuer.
(ii)The Manager shall have the power to instruct the Paying Agent on behalf of the Indenture Trustee in writing to make withdrawals and payments from the Issuer Accounts and Hedge Collateral Accounts for the purpose of permitting the Manager to carry out its respective duties under the Management Services Agreement or hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture or permitting the Issuer to carry out its obligations under the Hedge Agreements; provided, that the Indenture Trustee shall have no responsibility for monitoring the Manager’s duties and shall rely exclusively on such written direction to determine if a withdrawal or payment should be made.
Section 8.3Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.
Section 8.4Asset Disposition Proceeds; Additional Assets.
(a)In the event that the Issuer or the Guarantors shall sell, transfer or otherwise dispose of any Assets in a Permitted Disposition or purchased by the Manager from the Issuer the Guarantors pursuant to Section 2(c)(iii) of the Management Services Agreement, then the Issuer shall instruct the Paying Agent, on behalf of the Indenture Trustee, in writing to deposit the Asset Disposition Proceeds into the Asset Disposition Proceeds Account. In the event that the Proceeds Retention Condition is not satisfied, then the Issuer shall instruct the Paying Agent, on behalf of the Indenture Trustee, in writing (A) to redeem Notes with such proceeds up to the total amount of Asset Disposition Proceeds required to satisfy the Proceeds Retention Condition after giving effect to such redemption and (B) following such redemption of the Notes, to deposit any remaining net proceeds from such disposition into the Asset Disposition Proceeds Account. For the avoidance of doubt, any amounts deposited in the Asset Disposition Proceeds Account pursuant to the immediately preceding clause (B) shall constitute Asset Disposition Proceeds.
(b)During the Asset Purchase Period, the Issuer shall be permitted to acquire Additional Assets (to the extent such purchase satisfies the requirements under clause (c) of the definition of Permitted Dispositions). In the event of such a purchase of Additional Assets, the Issuer shall provide written direction to the Indenture Trustee to make payment of the purchase price to such Person no later than five (5) Business Days prior to such acquisition; provided, that the Issuer certifies to the Indenture Trustee that (i) no Warm Trigger Event, Material Manager

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Default, Rapid Amortization Event exists, no Default or Event of Default has occurred and is continuing, (ii) no selection procedures materially adverse to the Noteholders or any of the Hedge Counterparties were used in selecting such Additional Assets for purchase, (iii) the Proceeds Retention Condition shall be satisfied (each on a pro forma basis after giving effect to such contemplated purchase of Additional Assets, the repayment of the Notes or any required hedge termination payment, if any, with any remaining amounts), and (iv) the Rating Agency Condition shall have been satisfied with respect thereto.
(c)In the event that any Asset Disposition Proceeds on deposit in the Asset Disposition Proceeds Account are not applied to the purchase of Additional Assets by the Payment Determination Date of the Collection Period following 180 days subsequent to the end of the Collection Period in which such Asset Disposition Proceeds were deposited into the Asset Disposition Proceeds Account (the “Asset Purchase Period”), the Issuer, or Manager on its behalf, shall direct the Indenture Trustee to deposit such remaining amounts into the Collection Account; provided, however, that the Issuer, or Manager on its behalf, may, in its sole discretion, direct the Paying Agent on behalf of the Indenture Trustee to deposit such remaining amounts into the Collection Account prior to the end of the Asset Purchase Period. For the avoidance of doubt, during the Asset Purchase Period, to the extent any Asset Disposition Proceeds on deposit in the Asset Disposition Proceeds Account are not applied to the purchase of Additional Assets, the Issuer, or the Manager on its behalf, at any time during the Asset Purchase Period may, but at the end of the Asset Purchase Period shall direct any funds to redeem Notes such that after such redemption, the Pro Forma Aggregate DSCR shall not be less than 1.45 to 1.00, the Pro Forma Senior DSCR shall not be less than 1.55 to 1.00, the Pro Forma Aggregate IO DSCR shall not be less than 2.00 to 1.00, the Pro Forma Senior IO DSCR shall not be less than 2.25 to 1.00, the Pro Forma Aggregate LTV shall not be greater than 75% and the Pro Forma Senior LTV shall not be greater than 65% after giving effect to such sale or exchange and the application of the proceeds therefrom to the purchase of Additional Assets, the repayment of the Notes or any required hedge termination payment, if any (such conditions, the “Proceeds Retention Condition”); but in no event shall the aggregate principal amount of Notes so redeemed be less than the product of (i) 125% and (ii) 55% of the amount of Asset Disposition Proceeds not used to purchase Additional Assets, and any remaining amounts shall be deposited into the Collection Account and be deemed Available Funds for the next Payment Date.
(d)In addition to the above, from time to time, the Issuer or the Guarantors may, without the consent of any Person, acquire Additional Assets as additional Collateral for the Notes or in connection with the issuance of Additional Notes, and upon the consummation of such addition, any Additional Asset so added shall constitute Collateral for all purposes; provided, that in connection with each such acquisition, the following conditions are satisfied:
(i)such acquisition shall not, in the reasonable opinion of the Manager, be reasonably expected to have a Material Adverse Effect;
(ii)the aggregate PV-10 of such Additional Assets is positive;
(iii)each applicable Rating Agency shall have confirmed that such addition will not result in a downgrade or withdrawal of its then current rating of the Notes;
(iv)immediately prior to and following such addition, no Material Event (except to the extent the addition of such Additional Assets would cure any of the foregoing) shall have occurred and be continuing;
(v)if the PV-10 of the Additional Assets added through such addition, individually or together with the PV-10 of the Additional Assets added through

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any related addition, exceeds 5% of the PV-10 of the Assets at the beginning of the relevant Annual Period (as reflected in the Reserve Report obtained in connection with the issuance of the most recent Series of Notes, or if not applicable, as reflected in the most recently delivered Reserve Report), then the Issuer shall have agreed to deliver (or cause the Manager to deliver) an updated Reserve Report within forty-five (45) days after such addition;
(vi)(A) such Additional Asset shall be transferred to the Issuer by a Seller pursuant to an asset purchase agreement substantially in the form of the Transfer Agreement with such revisions as are appropriate to reflect the structure of the applicable transfer, subject to the requirements and deliverables specified thereunder and (B) in addition to the obligation under clause (A) above, if an addition of Additional Assets shall occur concurrently with an Additional Note issuance, then the Issuer shall deliver (or cause the Manager to deliver) to the Secured Parties prior to the addition of Additional Assets reasonable supporting documentation for the PV-10 value ascribed to such Additional Assets with such documentation affirming the Issuer’s compliance with the LTV conditions for an Additional Notes issuance;
(vii)The Indenture Trustee, the Noteholders and the Hedge Counterparties shall have received Opinions of Counsel with respect to the Additional Assets, as reasonably requested, which opinions are consistent with (or are delivered as supplements to) the legal opinions delivered on Initial Closing Date as to the original Assets and address any features specific to the applicable Additional Assets as needed, including a true sale or true contribution legal opinion from Kirkland & Ellis LLP (or another nationally recognized law firm acceptable to the Indenture Trustee in its sole discretion) with respect to such Additional Assets, in substantially the same form delivered as of the Initial Closing Date with respect to the Initial Assets, or, if not in such form, in form reasonably satisfactory to the Issuer, the Indenture Trustee, the Majority Noteholders and the Hedge Counterparties;
(viii)In the reasonable opinion of the Manager, no selection procedures materially adverse to the Noteholders and the Hedge Counterparties were used in selecting such Additional Assets for addition;
(ix)the Issuer shall have reimbursed the Indenture Trustee for all third-party out-of-pocket costs and expenses incurred by the Indenture Trustee in relation to such Additional Assets;
(x)immediately following such addition of Additional Assets, the Issuer shall have adjusted its Hedge Agreements to the extent necessary to comply with applicable hedging requirements set forth in this Indenture and any related Series Supplement;
(xi)such Additional Assets shall satisfy the Eligibility Criteria, and, the Collateral, taken as a whole, giving pro forma effect to the applicable Additional Assets, shall meet the Concentration Limits at the time of such addition;
(xii)the Manager shall have delivered an Officer’s Certificate to the Indenture Trustee certifying compliance with the requirements for addition (other than with respect to clause (v), which may be satisfied within the time period specified therein);

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(xiii)a recordable release in a form reasonably acceptable to the Issuer of any trust, mortgages, financing statements, fixture filings and security agreements, in each case, securing indebtedness for borrowed money made by such Additional Seller or its Affiliates affecting the Additional Assets (including corresponding authorizations to file UCC-3 termination statement releases in all applicable jurisdictions);
(xiv)delivery of applicable lien releases and counterpart deeds of trust, precautionary deeds of trust, and UCC-1s or UCC-3s, as applicable, necessary to perfect liens over such Additional Assets;
(xv)with respect to any transaction involving a PV-10 value in excess of $50,000,000, delivery by the Issuer or the Manager of a title summary or report from a third party legal or land broker company or other title information demonstrating title coverage with respect to not less than 80% of such Additional Assets;
(xvi)with respect to any fiscal year in which the aggregate PV-10 value of all Additional Assets added during such fiscal year, other than Assets transferred pursuant to a transaction for which the conveyance was given pursuant to clause (xv) above, exceeds $50,000,000, delivery by the Issuer or the Manager of a title summary or report from a third party legal or land broker company or other title information demonstrating title coverage with respect to not less than 75% of such aggregate Additional Assets promptly following such fiscal year;

(xvii)to the extent the acquisition of Additional Assets occurs in connection with the issuance of Additional Notes, delivery to the Issuer and the Indenture Trustee an Opinion of Counsel to the effect that such acquisition of Additional Assets either (A) should not cause any of the Notes of any Outstanding Series to undergo a “significant modification” within the meaning of Treasury Regulations Section 1.1001-3 or (B) will not cause any of the Notes of any Outstanding Series to undergo a “significant modification” within the meaning of Treasury Regulations Section 1.1001-3 that would result in any adverse U.S. federal income tax consequence to any Holder thereof (assuming such Holder is a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and is not exempt from U.S. federal income taxation (including under Section 501 of the Code)); and

(xviii)such Additional Assets are free and clear of any encumbrance other than the lien of the Basic Documents and Permitted Liens.

(e)In no event shall the Indenture Trustee be responsible for the determinations in this Section 8.4(d), and the Indenture Trustee shall rely exclusively on the foregoing Officer’s Certificate of the Manager in making withdrawals and distributions pursuant to this Section 8.4(d). The Back-Up Manager shall be promptly notified in writing (which may be by email) of the sale, assignment, transfer or other disposition of any material portion of the Collateral, or the addition of any Additional Assets.
Section 8.5Asset Valuation.
(a)Reserve Reports. The Issuer will be required to deliver, or to cause the Manager to deliver, to the Indenture Trustee, the Back-Up Manager, each Hedge Counterparty and each Rating Agency (i) an updated Reserve Report within ninety (90) days of the

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commencement of each calendar year (which report shall be audited or prepared by an independent petroleum engineer) and (ii) an updated Reserve Report within sixty (60) days after June 30 of each year (which report shall be internally prepared by the Issuer); provided, that the Issuer must deliver an updated Reserve Report within forty-five (45) days of any Permitted Disposition or combination of related Permitted Dispositions of an aggregate amount of Assets exceeding 5% of the PV-10 of the Assets as of the beginning of the relevant Annual Period (it being understood that (i) such updated Reserve Report may be the same report as the most recently delivered Reserve Report, rolled forward by or under the supervision of the Chief Operating Officer (or similarly titled position) of the Manager and (ii) to the extent a Reserve Report with respect to a Permitted Disposition or combination of related Permitted Dispositions has been so delivered to the Indenture Trustee, the Back-Up Manager and each Rating Agency, the foregoing shall not require the delivery of an additional Reserve Report upon additional related Permitted Dispositions unless and until the aggregate amount of such additional related Permitted Dispositions exceeds 5% of the PV-10 of the Assets as of the beginning of the relevant Annual Period) (and, following any fiscal year for which the P&A Expense Amount exceeds the P&A Reserve Trigger Amount, such updated Reserve Report shall include a separate schedule identifying the estimated net capital expenditures associated with plugging and abandonment liabilities with respect to the Assets), and, to the extent the Issuer, or the Manager on the Issuer’s behalf, in its discretion obtains an updated Reserve Report prior to any otherwise scheduled semi-annually updated Reserve Report, the Issuer, or the Manager on the Issuer’s behalf, will be required to deliver each such updated Reserve Report to such persons promptly upon its receipt thereof. The Reserve Report shall be prepared by or under the supervision of the Chief Operating Officer (or similarly titled position) of the Manager, who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report (and, with respect to the first Reserve Report delivered by the Issuer under this Indenture, the Transfer Agreement Reserve Report). With the delivery of each Reserve Report, the Issuer shall provide to the Indenture Trustee, the Back-Up Manager, each Hedge Counterparty and each Rating Agency a certificate from a Responsible Officer of the Manager certifying that in all material respects the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, the Issuer owns good and defensible title to the Assets evaluated in such Reserve Report, such Assets are free of all Liens except for Permitted Liens and that, to the extent there has been a change in the Net Revenue Interest or Working Interest, that change is identified in an exhibit to the certificate. With the delivery of each Reserve Report, the Issuer shall provide to the Indenture Trustee, the Back-Up Manager, each Hedge Counterparty and each Rating Agency a report that shows any change, set forth to the eighth decimal place, in the Net Revenue Interest relating to the prior year or Working Interest relating to the prior year with respect to any Well from the Net Revenue Interest or Working Interest provided in the previous Reserve Report, and except to the extent already included in a report under this Section 8.5. The Indenture Trustee shall promptly make any such Reserve Reports, certificates and other reports delivered pursuant to this Section 8.5 available to the Noteholders and the Hedge Counterparties by posting any such Reserve Reports, certificates or other reports delivered pursuant to this Section 8.5 to its internet website referenced in Section 6.6 hereof subject to the terms thereof.
Section 8.6Distributions.
(i)Except as otherwise provided in clause (ii) below, on each Payment Date, the Issuer, or the Manager on the Issuer’s behalf, shall instruct the Indenture Trustee in writing (based solely on the information contained in the Payment Date Report delivered on the related Payment Determination Date pursuant to this Section 8.6) to apply all Available Funds and all amounts in the Collection Account for payments of the following amounts in the following order of priority; provided, that, with respect to the Final Scheduled Payment Date for a Series of Notes, amounts may be applied from amounts deposited from the

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Liquidity Reserve Account into the Collection Account (the “Priority of Payments”):
(A)(1) to the Indenture Trustee, the Indenture Trustee’s (x) fees and any accrued and unpaid fees of the Indenture Trustee with respect to prior Payment Dates, plus (y) any Administrative Expenses, owed to the Indenture Trustee; provided, that, in no event shall the cumulative aggregate amount paid to the Indenture Trustee pursuant to this clause (A)(1) exceed $150,000 in any calendar year (provided, that any amounts in excess of $150,000 which are unpaid pursuant to the cap herein or pursuant to the Indenture shall remain due and owing to the Indenture Trustee and payable in the following year and each subsequent year thereafter until repaid in full); provided, however, that upon the occurrence of and during the continuation of an Event of Default, no such cap shall apply, (2) to the Back-Up Manager, the Back-Up Management Fee and any accrued and unpaid Back-Up Management Fees or indemnity amounts with respect to prior Payment Dates, plus any Administrative Expenses payable to the Back-Up Manager; provided, that, in no event shall the cumulative aggregate amount of payments paid pursuant to this clause (A)(2) exceed the Back-Up Manager Senior Capped Amount in any calendar year during which the Back-Up Manager does not perform any Warm Back-Up Management Duties or Hot Back-Up Management Duties (provided, that any amounts in excess of the Back-Up Manager Senior Capped Amount which are unpaid pursuant to the cap herein shall remain due and owing to the Back-Up Manager and payable in the following year and each subsequent year thereafter until repaid in full), (ii) the Back-Up Manager Senior Capped Amount in any calendar year during which the Back-Up Manager performs Warm Back-Up Management Duties (but not Hot Back-Up Management Duties) (provided, that any amounts in excess of the Back-Up Manager Senior Capped Amount which are unpaid pursuant to the cap herein shall remain due and owing to the Back-Up Manager and payable in the following year and each subsequent year thereafter until repaid in full), and (iii) the Back-Up Manager Senior Capped Amount in any calendar year during which the Back-Up Manager performs Hot Back-Up Management Duties (provided, that any amounts in excess of the Back-Up Manager Senior Capped Amount which are unpaid pursuant to the cap herein shall remain due and owing to the Back-Up Manager and payable in the following year and each subsequent year thereafter until repaid in full); provided, however, that in the event of a liquidation following an Event of Default, no such cap shall apply; further provided, however, during a period that the Back-Up Manager is required to provide Warm Back-Up Management Duties or Hot Back-Up Management Duties, the Majority Noteholders may approve a further increase of the amounts set forth in clauses (ii) and (iii) above solely in order to take account of any additional increased fees and expenses associated with the provision of such services, and (3) to the Class Representative of the Controlling Class, if any, the Administrative Expenses payable to such Class Representative; provided that, in no event shall the cumulative aggregate amount of Administrative Expenses paid to the Class Representative of the Controlling Class exceed $15,000 in any calendar year;
(B)first, to pay the Successor Manager Transition Expenses, if any, and then , to the Manager, the Administration Fee and any accrued

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and unpaid Administration Fees with respect to prior Payment Dates; provided, that, in no event shall the cumulative aggregate amount of Administration Fees paid pursuant to this clause (B) exceed $360,000 in any calendar year; provided that to the extent the Manager is terminated pursuant to the Indenture, such cap shall be increased to an amount, in the Issuer’s good faith judgment, that is commensurate with similar arrangements for management services by third party providers, to be approved by the Majority Noteholders and the Majority Hedge Counterparties (in each case, such approval not to be unreasonably withheld, conditioned or delayed);
(C)pro rata and pari passu, (1) to the Hedge Counterparties, pro rata, any net payments due and payable by the Issuer under the related Hedge Agreements, in each case, other than termination amounts, and (2) to the Class A Noteholders of each Series, pro rata, based on the Note Interest due on the Class A Notes (other than Default Interest, Note Interest as a result of an increase in the Interest Rate pursuant to Section 2.8(g), and Note Interest as a result of a step-up to the ARD Interest Rate), the Note Interest due on the Class A Notes for such Payment Date (other than Default Interest, Note Interest as a result of an increase in the Interest Rate pursuant to Section 2.8(g), and Note Interest as a result of a step-up to the ARD Interest Rate) (including any amounts expected to accrue on any anticipated draws on the Variable Funding Notes prior to the end of the related Interest Accrual Period, as reasonably determined by the Manager) and, in the case of Variable Funding Notes, any accrued and unpaid commitment fees, letter of credit fees and any other fees, expenses and other amounts (other than Variable Funding Notes Other Amounts) due on or prior to such Payment Date under the related Variable Funding Note Purchase Agreement, in each case in accordance with the Applicable Payment Priority;
(D)to the Liquidity Reserve Account, the amount necessary to cause the balance in the Liquidity Reserve Account to equal the Liquidity Reserve Account Target Amount;
(E)to the Hedge Counterparties, pro rata, termination payments arising from reductions in the notional amount under the related Hedge Agreements in order to maintain compliance with the Indenture;
(F)pro rata and pari passu, (1) to the Holders of Term Notes that are Class A Notes, of each Series, pro rata, based on the applicable Class A Outstanding Principal Balance, as payment of principal on the Class A Notes, the applicable Class A-1 Principal Distribution Amount and the applicable Class A-2 Principal Distribution Amount with respect to such Payment Date, in accordance with the Applicable Payment Priority and (2) to the Hedge Counterparties, pro rata, any termination payments owed as a result of an event of default under Sections 5(a)(i) (Failure to Pay) or 5(a)(vii) (Bankruptcy), in each case where the Issuer is the Defaulting Party (as defined therein) of the related Hedge Agreement;
(G)following the Anticipated Repayment Date, if the Class A-1 Excess Allocation Percentage and Class A-2 Excess Allocation Percentage are not 100%, sequentially, (1) to the Class A-1 Noteholders of each Series, pro rata, based on the applicable Class A-1 Outstanding

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Principal Balance, and (2) if the Class A-1 Notes have been paid in full, to the Class A-2 Noteholders of each Series, pro rata, based on the applicable Class A-2 Outstanding Principal Balance, the Class A Excess Amortization Amount (if any) with respect to such Payment Date;
(H)(1) first, if no Class A Excess Amortization Amount is payable pursuant to clause (G) (i.e., on or prior to the Anticipated Repayment Date or the Class A-1 Excess Allocation Percentage is 100%), to the Class A-1 Noteholders of each Series, pro rata, based on the applicable Class A-1 Outstanding Principal Balance, the Class A-1 Excess Amortization Amount (if any) with respect to such Payment Date, in accordance with the Applicable Payment Priority and (2) second, to the Class A Noteholders of any Variable Funding Notes, of each Series, sequentially, (I) the applicable VFN Deficiency Amount (if any) and then (II) any L/C Reimbursements, Swingline Loans or Loan Advances due and payable on such Payment Date in accordance with the relevant Variable Funding Note Purchase Agreement and Series Supplement;
(I)(1) first, pro rata and pari passu, if no Class A Excess Amortization Amount is payable pursuant to clause (G) (i.e., on or prior to the Anticipated Repayment Date or the Class A-2 Excess Allocation Percentage is 100%) and the Class A-1 Notes have been paid in full, to the Class A-2 Noteholders of each Series, pro rata, based on the applicable Class A-2 Outstanding Principal Balance, the Class A-2 Excess Amortization Amount (if any) with respect to such Payment Date, in accordance with the Applicable Payment Priority, (2) second, to the Class A-1 Noteholders and the Class A-2 Noteholders of each Series, in the case of Redemption of the Class A Notes, pro rata, based on the applicable Class A-1 Outstanding Principal Balance and the applicable Class A-2 Outstanding Principal Balance, the applicable Redemption Price, in accordance with the Applicable Payment Priority and then (3) third, to the Class A Noteholders of any Variable Funding Notes, amounts due and payable under the related Variable Funding Note Purchase Agreement and Series Supplement during any Post-Renewal Date Amortization Period;
(J)to the Class B Noteholders of each Series, pro rata, based on the Note Interest due on the Class B Notes (other than Default Interest, Note Interest as a result of an increase in the Interest Rate pursuant to Section 2.8(g), interest accrued on Designated Unpaid Interest Amounts, and Note Interest as a result of a step-up to the ARD Interest Rate), the Note Interest on the Class B Notes for such Payment Date (other than Default Interest, Note Interest as a result of an increase in the Interest Rate pursuant to Section 2.8(g), interest accrued on Designated Unpaid Interest Amounts, and Note Interest as a result of a step-up to the ARD Interest Rate), in accordance with the Applicable Payment Priority;
(K)(1) first, to the Class B Noteholders of each Series, pro rata, based on the applicable Class B Outstanding Principal Balance, as payment of principal on the Class B Notes, the Class B Principal Distribution Amount with respect to such Payment Date, in accordance with the Applicable Payment Priority, (2) second, pro rata and pari passu (I) to the extent of Available Funds on such Payment Date, any applicable Designated Unpaid Interest Amount, in accordance with the Applicable Payment Priority, and (II) to the Hedge Counterparties, pro rata, any

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termination amounts due and payable by the Issuer under the related Hedge Agreements but not paid in accordance with clause (F) above;
(L)during the continuance of a Rapid Amortization Event, to the Class B Noteholders of each Series, all remaining amounts until the Outstanding Principal Balance of the Class B Notes shall have been reduced to zero, in accordance with the Applicable Payment Priority;
(M)pro rata and pari passu (1) if the Class A Notes have been paid in full, to the Class B Noteholders of each Series, pro rata, based on the applicable Class B Outstanding Principal Balance, the Class B Excess Amortization Amount (if any), in accordance with the Applicable Payment Priority and (2) to the Class B Noteholders of each Series, pro rata, based on the applicable Class B Outstanding Principal Balance, in the case of a Redemption of Class B Notes, pro rata, the remaining applicable Redemption Price, in accordance with the Applicable Payment Priority;
(N)if a P&A Reserve Trigger has occurred with respect to the Issuer’s prior fiscal year, to the P&A Reserve Account, the amount necessary to cause the balance in the P&A Reserve Account to equal the P&A Reserve Amount;
(O)(1) first, pro rata and pari passu (I) to the Class A Noteholders of each Series, Default Interest, Note Interest as a result of an increase in the Interest Rate pursuant to Section 2.8(g), Note Interest as a result of a step-up to the ARD Interest Rate, on the Class A Notes for such Payment Date, in accordance with the Applicable Payment Priority and (II) to the Hedge Counterparties, pro rata, any remaining amounts owed to the Hedge Counterparties under the Basic Documents, (2) second, to the extent applicable, to the Class B Noteholders of each Series, Default Interest, Note Interest as a result of an increase in the Interest Rate pursuant to Section 2.8(g), Note Interest as a result of a step-up to the ARD Interest Rate, and interest accrued on Designated Unpaid Interest Amounts, on the Class B Notes for such Payment Date, in accordance with the Applicable Payment Priority (3) third, to the Class A Noteholders of each Series, any remaining amounts owed to the Class A Noteholders under the Basic Documents (including Variable Funding Notes Other Amounts), in accordance with the Applicable Payment Priority and (4) fourth, to the Class B Noteholders of each Series, pro rata, based on the applicable Class B Outstanding Principal Balance, the Class B Additional Excess Amortization Amount (if any), in accordance with the Applicable Payment Priority;
(P)to the Class B Noteholders, any remaining amounts owed to the Class B Noteholders under the Basic Documents, in accordance with the Applicable Payment Priority;
(Q)to the Indenture Trustee and the Back-Up Manager, any amounts owed but not paid in accordance with clause (A) above;
(R)pro rata and pari passu, to the Manager, any unpaid AFE Cover Amounts and any amounts owed but not paid in accordance with clause (B) above;

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(S)to the Operator, any indemnity amount due and payable under the Asset Vesting Documents; and
(T)to the Issuer, all remaining amounts, free and clear of the lien of the Indenture, and any remaining Available Funds, free and clear of the lien of the Indenture; provided, that, during the continuance of any event or condition that, with notice, the lapse of time, or both, would constitute a Rapid Amortization Event, a Warm Trigger Event, an Event of Default or a Material Manager Default (as defined in the Management Services Agreement), any remaining amounts shall remain on deposit in the Collection Account, the Liquidity Reserve Account or the P&A Reserve Account, as applicable, for application as Available Funds.
(ii)On each Payment Date (a) as of which the Notes have been accelerated as a result of an Event of Default, (b) on which a Redemption is scheduled to occur or (c) that is on or after the Final Scheduled Payment Date, in each case as specified solely in the Payment Date Report, Available Funds and all amounts in the Collection Account, the Liquidity Reserve Account, the Asset Disposition Proceeds Account and the P&A Reserve Account shall be distributed by the Indenture Trustee in the following order and priority of payments (the “Special Priority of Payments”):
(A)all payments required and in the order required by clauses (A) and (B) of the Priority of Payments, in each case without giving effect to the provisos stated therein, along with the fees and expenses incurred by the Secured Parties in connection with their enforcement of remedies under this Indenture;
(B)first, (1) pro rata and pari passu, to (x) the Class A Noteholders of each Series, the Note Interest on the Class A Notes for such Payment Date (other than Default Interest, Note Interest as a result of an increase in the Interest Rate pursuant to Section 2.8(g), and Note Interest as a result of a step-up to the ARD Interest Rate) and, in the case of Variable Funding Notes that are Class A Notes, any accrued and unpaid commitment fees, letter of credit fees and any other fees, expenses and other amounts (except for Variable Funding Notes Other Amounts and repayments of outstanding principal amounts) due on or prior to such Payment Date under the related Variable Funding Note Purchase Agreement, in each case in accordance with the Applicable Payment Priority and (y) each Hedge Counterparty, pro rata, any net payments under the Hedge Agreement (other than any termination amounts) and then, (2) pro rata and pari passu, to (x) the Class A Noteholders of each Series, pro rata, the applicable Class A Outstanding Principal Balance until the applicable Class A Outstanding Principal Balance has been paid in full (including repayments of outstanding principal amounts of the Variable Funding Notes), or in the case of a Redemption of the Class A Notes, the applicable Redemption Price for the Class A Notes, in accordance with the Applicable Payment Priority and (y) to each Hedge Counterparty, pro rata, any amounts due and payable under the Hedge Agreements that have not been paid pursuant to clause (B)(1)(y) above;
(C)first, (1) pro rata and pari passu, to the Class B Noteholders of each Series, (I) the Note Interest on the Class B Notes for such Payment Date (other than Default Interest, Note Interest as a result of

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an increase in the Interest Rate pursuant to Section 2.8(g), interest accrued on Designated Unpaid Interest Amounts, and Note Interest as a result of a step-up to the ARD Interest Rate), and then (II) any Designated Unpaid Interest Amounts, and then, (2) pro rata and pari passu, to the Class B Noteholders of each Series, the applicable Class B Outstanding Principal Balance until the Class B Outstanding Principal Balance has been paid in full, or in the case of a Redemption of Class B Notes, the applicable Redemption Price for the Class B Notes, in each case, in accordance with the Applicable Payment Priority;
(D)first, (1) to the Class A Noteholders of each Series, Default Interest, Note Interest as a result of an increase in the Interest Rate pursuant to Section 2.8(g), and Note Interest as a result of a step-up to the ARD Interest Rate on the Class A Notes for such Payment Date, and then, (2) to the extent applicable, to the Class B Noteholders of each Series, Default Interest, Note Interest as a result of an increase in the Interest Rate pursuant to Section 2.8(g), Note Interest as a result of a step-up to the ARD Interest Rate, and interest accrued on Designated Unpaid Interest Amounts, on the Class B Notes for such Payment Date, in each case, in accordance with the Applicable Payment Priority;
(E)pro rata and pari passu, (1) to the Class A Noteholders of each Series, any remaining amounts owed to the Class A Noteholders under the Basic Documents (including Variable Funding Notes Other Amounts), other than enforcement fees and expenses contemplated in clause (A) of the Special Priority of Payments, in accordance with the Applicable Payment Priority and (2) to the Hedge Counterparties, pro rata, any remaining amounts owed to the Hedge Counterparties under the Basic Documents;
(F)to the Class B Noteholders of each Series, any remaining amounts owed under the Basic Documents, other than enforcement fees and expenses contemplated in clause (A) of the Special Priority of Payments, in accordance with the Applicable Payment Priority;
(G)pro rata and pari passu, to the Indenture Trustee, the Back-Up Manager and the Manager, any amounts owed but not paid in accordance with clause (A) above; and
(H)to the Issuer, all remaining amounts, free and clear of the lien of the Indenture.
(iii)On or prior to the close of business on each Payment Determination Date, the Manager shall calculate all amounts required to be withdrawn from the Issuer Accounts (as applicable) and distributed in accordance with the priority of payments under Section 8.6(i) and Section 8.6(ii) and shall provide such calculation to the Indenture Trustee as set forth in the Payment Date Report.
(iv)Notwithstanding the foregoing, if a Diversified Party other than the Issuer pays any amounts to the Issuer (i) with respect to any matters arising out of or relating to a breach of contract or indemnification obligation under any Basic Document or (ii) under the Asset Vesting Documents, those amounts less, with respect to subclause (i), the sum of (A) any amounts paid or payable by the Issuer

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to any third parties as of the time of receipt with respect to the applicable breach or indemnification obligation and (B) any amounts reinvested or reasonably expected to be reinvested by the Issuer (including to cure or remedy any breach or liability) to the extent permitted by the Basic Documents, shall be paid to the Noteholders in a redemption of the Notes in accordance with clause (I) of the Priority of Payments so long as the Class A Notes are Outstanding, and then in accordance with clause (M) of the Priority of Payments with respect to the Class B Notes when the Class A Notes are no longer Outstanding, in each case, without premium or penalty. In addition, any Excess Hedge Amounts shall be paid to the Noteholders in a redemption of the Notes in accordance with clause (I) of the Priority of Payments so long as the Class A Notes are Outstanding, and then in accordance with clause (M) of the Priority of Payments with respect to the Class B Notes when the Class A Notes are no longer Outstanding, in each case, without premium or penalty. No such amounts shall be payable to the Variable Funding Notes unless such Notes are in an Amortization Period.
Section 8.7Liquidity Reserve Account.
(a)On the Initial Closing Date, the Issuer shall cause an amount not less than the Liquidity Reserve Account Initial Deposit to be deposited by the Indenture Trustee into the Liquidity Reserve Account. If Variable Funding Notes have been issued, the Issuer may fund the Liquidity Reserve Account using availability under letters of credit issued under such Variable Funding Notes for such purpose, provided that such letter of credit is an Acceptable LC.
(b)If the amount on deposit in the Liquidity Reserve Account on any Payment Date (after giving effect to all deposits thereto or withdrawals therefrom on such Payment Date) is greater than the Liquidity Reserve Account Target Amount for such Payment Date, the Manager shall instruct the Indenture Trustee to withdraw such amount from the Liquidity Reserve Account and apply it as Available Funds for such Payment Date as set forth in the Payment Date Report.
(c)Without duplication, in the event that the Available Funds for a Payment Date are not sufficient to make the full amount of the payments and deposits required pursuant to Sections 8.6(i)(A) through (C) on such Payment Date, the Manager shall instruct the Paying Agent on behalf of the Indenture Trustee to withdraw from the Liquidity Reserve Account on such Payment Date an amount equal to such shortfall, to the extent of funds available therein, and pay or deposit such amount according to the priorities set forth in Sections 8.6(i)(A) through (C). In addition, if Section 8.6(ii) applies, all amounts shall be withdrawn from the Liquidity Reserve Account and applied as provided in Section 8.6(ii), as set forth in the Payment Date Report.
(d)Following the payment in full of the aggregate Outstanding Principal Balance of the Class A Notes and termination or expiration of all Hedge Agreements and payment in full of all obligations due and payable in connection therewith (including any termination amounts due thereunder) and all other amounts owing or to be distributed hereunder to the Class A Noteholders and the Hedge Counterparties, any amount remaining on deposit in the Liquidity Reserve Account shall be distributed to the Issuer free and clear of the lien of this Indenture upon written direction to the Indenture Trustee by the Manager.
Section 8.8Statements to Noteholders. On or prior to the close of business on each Payment Determination Date, the Issuer shall cause the Manager to provide to the Indenture Trustee for the Indenture Trustee to (x) post on its internet website pursuant to Section 6.6 of the Indenture or (y) provide to each Hedge Counterparty who does not then have access to such

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website pursuant to Section 6.6 hereof, a statement substantially in the form of Exhibit D hereto, setting forth at least the following information as to the Notes, to the extent applicable:
(a)the amount of Collections and Asset Disposition Proceeds, if any, received in the Collection Account with respect to the related Collection Period;
(b)confirmation of compliance with the terms of the Indenture and the other Basic Documents;
(c)other reports received or prepared by the Manager in respect of the Assets and the Hedge Agreements, along with a summary of all Hedge Agreements in place, including volumes and percentage of production that is hedged, along with a calculation of the hedge ratio;
(d)the amount of Administrative Expenses, Direct Expenses and indemnity payments paid to each party or withheld by the Operator pursuant to the Joint Operating Agreement or the Manager pursuant to the Management Services Agreement during the most recent Collection Period;
(e)the amount of any fees and expenses paid to the Indenture Trustee, the Manager or the Back-Up Manager with respect to the related Collection Period;
(f)if any, the amount of (i) any payment (including breakage or termination payments) paid to a Hedge Counterparty with respect to the related Collection Period, (ii) all deposits into and transfers out of each Hedge Collateral Account from or to each Hedge Counterparty during the Collection Period, and (iii) the balance of Posted Collateral in each Hedge Collateral Account on such Payment Determination Date, including, for the avoidance of doubt, the name of each Hedge Counterparty entitled to the balance identified by the Manager in clause (ii) above; provided, however, if a segregated Hedge Collateral Account is maintained for a Hedge Counterparty, the information set out in clauses (ii) and (iii) need only be provided to each such Hedge Counterparty, individually, the Indenture Trustee and the Securities Intermediary and will not be required to be posted on the Indenture Trustee’s website;
(g)the amount deposited in or withdrawn from the Liquidity Reserve Account on such Payment Determination Date, the amount on deposit in the Liquidity Reserve Account after giving effect to such deposit or withdrawal and the Liquidity Reserve Account Target Amount for such Payment Date;
(h)the amount deposited in or withdrawn from the P&A Reserve Account on such Payment Determination Date, the amount on deposit in the P&A Reserve Account after giving effect to such deposit or withdrawal and the P&A Reserve Account Target Amount for such Payment Date;
(i)the Outstanding Principal Amount, the Class A-1 Principal Distribution Amount, the Class A-2 Principal Distribution Amount, the Class A-1 Excess Amortization Amount (if any), the Class A-2 Excess Amortization Amount (if any), the Class B Principal Distribution Amount, and the Class B Excess Amortization Amount (if any) with respect to such Payment Determination Date;
(j)the Note Interest (including any increase as a result of a failure to achieve the GHG Emissions Targets and Methane Emissions Targets) with respect to such Payment Date;
(k)as of the Target Date, confirmation as to whether any increase to Note Interest will apply together with, if applicable, a copy of the notice to Trustee of satisfaction of the GHG Emissions Targets and the Methane Emissions Targets;

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(l)the Class A-1 Excess Allocation Percentage, Class A-2 Excess Allocation Percentage and Class B Excess Allocation Percentage, with respect to such Payment Date;
(m)the amount of the Aggregate DSCR, the Senior DSCR, the Aggregate IO DSCR, the Senior IO DSCR, the Aggregate LTV, the Senior LTV, the Production Tracking Rate and the Securitized Net Cash Flow, in each case with respect to the related Collection Period;
(n)the amounts on deposit in each Issuer Account as of the related Payment Determination Date;
(o)amounts due and owing and paid to the Noteholders under the Note Purchase Agreement, any Variable Funding Note Purchase Agreement and other Basic Documents;
(p)identification of any Assets repurchased by the Operator by Well number with respect to such Asset (as specified in the Schedule of Assets), to the extent applicable;
(q)a listing of all Permitted Indebtedness outstanding as of such date;
(r)the amount of any AFE Cover Amounts utilized to participate in AFE Operations during the related Collection Period;
(s)a listing of any Additional Assets acquired by the Issuer or the Guarantors;
(t)any reports regarding greenhouse gas or other carbon emissions associated with any Issuer Party’s operations or the products, to the extent publicly disclosed by the Issuer or any of its Affiliates;
(u)the amount of Asset Disposition Proceeds deposited in the Asset Disposition Proceeds Account;
(v)on an annual basis, on the Payment Determination Date occurring in March such report shall include the aggregate P&A Expense Amount for the preceding year and the excess, if any, of the P&A Expense Amount in excess of the P&A Reserve Trigger Amount;
(w)on an annual basis such report shall include any change, set forth to the fourth decimal place, in the Net Revenue Interest or Working Interest with respect to any Well from the Net Revenue Interest or Working Interest reflected in the most recent Reserve Report, except to the extent already expressly identified in a report under this Section 8.8;
(x)reasonably detailed information regarding any Title Failure (as defined in the applicable Asset Vesting Documents) of which the Issuer has Knowledge and all documentation with respect to any actions, claims or Proceedings under the applicable Asset Vesting Documents;
(y)any material Environmental Liability of which Issuer, Operator, Manager or any Affiliate thereof obtained Knowledge since the most recent report delivered under this Section 8.8;
(z)the filing or commencement of, or the threat in writing of, any action, suit, investigation, arbitration or proceeding by or before any arbitrator or Governmental Body against Issuer, or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed), that, in either case, if adversely determined, could reasonably be expected to result in liability in excess of $250,000;

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(aa)a reasonably detailed description of any Permitted Dispositions; and
(ab)on the first Payment Determination Date where either the GHG Emissions Targets or the Methane Emissions Targets has been met, a statement to that effect, together with copies of the confirmation from the External Verifier.
Deliveries pursuant to this Section 8.8 or any other Section of this Indenture may be delivered by electronic mail.
Section 8.9[Reserved].
Section 8.10[Reserved].
Section 8.11Original Documents. The Indenture Trustee agrees to hold any assignments of mortgage or deeds of trust that are part of the Collateral received by it. The Indenture Trustee shall keep such documents in its possession separate and apart from all other property that it is holding in its possession and from its own general assets. The Indenture Trustee shall keep records showing that it is holding such documents pursuant to this Indenture. Such documents shall be released by the Indenture Trustee to or at the direction of the Issuer upon the satisfaction and discharge of this Indenture.
Article IX

SUPPLEMENTAL INDENTURES
Section 9.1Supplemental Indentures with Consent of Noteholders and Hedge Counterparties.
(a)The Issuer Parties and the Indenture Trustee, when authorized by an Issuer Order, may, with the consent of the Majority Noteholders by Act of the Noteholders delivered to the Issuer and the Indenture Trustee, and with notice to each Hedge Counterparty (and the consent of any Hedge Counterparty if the rights of such Hedge Counterparty would be adversely affected in any material respect), and, to the extent the Notes are rated by any Rating Agency, written confirmation from such Rating Agency that no immediate withdrawal or reduction with respect to its then-current rating of any class of rated Notes will occur as a result, by Act of the Noteholders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture, any Series Supplement or any Notes, or of modifying in any manner the rights of the Holders of the Notes under this Indenture, any Series Supplement or any Notes; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note or any Hedge Counterparty under each Hedge Agreement affected thereby:
(i)change the applicable Final Scheduled Payment Date of any Series of Notes or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate thereon or the Applicable Premium or Change of Control Applicable Premium or Redemption Price or Change of Control Redemption Price, as applicable, with respect thereto (other than any adjustment to any amortization schedule in any Series Supplement in connection with a partial prepayment of the related Series and Class of Notes), change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes or any payments or priority of payments to any Hedge

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Counterparty under any Hedge Agreement, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes or under the Hedge Agreements on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);
(ii)reduce the percentage of the Outstanding Principal Balance of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;
(iii)modify or alter the provisions of the proviso to the definition of the term “Outstanding”;
(iv)modify or alter the definitions of the terms “Asset Disposition Proceeds,” “Available Funds,” “Class A Excess Amortization Amount,” “Class A-1 Excess Allocation Percentage,” “Class A-1 Excess Amortization Amount,” “Class A-1 Principal Distribution Amount,” “Class A-1 Scheduled Principal Distribution Amount,” “Class A-2 Excess Allocation Percentage,” “Class A-2 Excess Amortization Amount,” “Class A-2 Principal Distribution Amount,” “Class A-2 Scheduled Principal Distribution Amount,” “Class B Excess Allocation Percentage,” “Class B Excess Amortization Amount,” “Class B Principal Distribution Amount,” “Class B Scheduled Principal Distribution Amount,” “Equity Contribution Cure,” “GHG Emissions Performance Target,” “Hedge Agreement,” “Hedge Counterparty,” “Hedge Counterparty Rating Requirement,” “IO DSCR,” “Liquidity Reserve Account Target Amount,” “Majority Hedge Counterparties,” “Majority Noteholders,” “Methane Emissions Performance Target,” “P&A Reserve Amount,” “Permitted Dispositions,” “Permitted Liens,” “Production Tracking Rate,” “Rapid Amortization Event,” “Redemption Price,” “Reserve Report,” “Securitized Net Cash Flow,” “Senior DSCR,” “Senior LTV,” “Warm Trigger Event” or “VFN Notes Maximum Principal Amount”;
(v)reduce the percentage of the Outstanding Principal Balance of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.4;
(vi)modify any provision of this Section 9.1 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents (excluding the Hedge Agreements) cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or if any Hedge Agreements are to be effected thereby, without the consent of the applicable Hedge Counterparties;
(vii)modify Section 8.6 or modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the optional or mandatory redemption of the Notes contained herein;

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(viii)permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note or the Hedge Counterparty to any Hedge Agreement of the security provided by the lien of this Indenture; or
(ix)except as provided in Section 5.4(a)(iv), liquidate the Assets when the proceeds of such sale would be insufficient to fully pay the Notes and the obligations of Issuer under the Hedge Agreements.
(b)The Indenture Trustee shall rely exclusively on an Officer’s Certificate of the Issuer and an Opinion of Counsel to determine whether any such action would require the consent of the Majority Noteholders, the consent of all of the Noteholders or the consent of any Hedge Counterparty. The Indenture Trustee shall not be liable for reliance on such Officer’s Certificate or Opinion of Counsel.
(c)Notwithstanding anything to the contrary in this Indenture, a Series Supplement or supplemental indenture entered into for the sole purpose of issuing Additional Notes the issuance of which complies with the provisions of Sections 2.14 and 2.15 or the amendment, supplement, modification or waiver of any Series Supplement or supplemental indenture which complies with the provisions of Sections 2.14 and 2.15 as applied to such amendment, supplement, modification or waiver shall not require the consent of any Noteholders or Hedge Counterparties.
(d)Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.1, the Indenture Trustee shall transmit to the Holders of the Notes, the Hedge Counterparties, and each Rating Agency a notice (to be provided by the Issuer) setting forth in general terms the substance of such supplemental indenture and a copy of such supplemental indenture. Any failure of the Indenture Trustee to transmit such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
Section 9.2Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be provided with and, subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Officer’s Certificate of the Issuer and an Opinion of Counsel stating that the execution of such supplemental indenture (i) is authorized or permitted by this Indenture and that all conditions precedent under this Indenture for the execution of the supplemental indenture have been complied with, (ii) will not cause the Issuer or any of its subsidiaries to be treated as a corporation, association, publicly traded partnership, taxable mortgage pool, or other entity, in each case, taxable as a corporation for U.S. federal income Tax purposes, and (iii) will not cause any Notes of any Outstanding Series (other than those that are, at any time, held by any Section 385 Related Party) that were characterized as indebtedness for U.S. federal income Tax purposes, as of the applicable Closing Date, to be characterized as other than indebtedness for U.S. federal income Tax purposes; provided, that the Opinion of Counsel described in clause (ii) and clause (iii) will be subject to the same conditions, exclusions and limitations as any Opinion of Counsel with respect to such matters given upon the issuance of the Notes on the Initial Closing Date. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise. The Indenture Trustee shall notify each Rating Agency of the execution of any Supplemental Indentures. The Issuer shall notify the Back-Up Manager of any amendment to the Basic Documents that (x) modifies the duties of the Manager

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or Operator and (y) adversely affects or increases the duties of the Back-Up Manager. No amendment to a Basic Document that adversely affects or increases the duties of the Back-Up Manager will be effective without the consent of the Back-Up Manager.
Section 9.3Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Hedge Counterparties, and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 9.4Reference in Notes to Supplemental Indentures. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.
Article X

REDEMPTION OF NOTES
Section 10.1Redemption.
(a)Subject to Section 10.1(b) and any other requirements under the applicable Series Supplement, each Series of the Outstanding Notes is subject to redemption in whole, but not in part, at the direction of the Issuer on the Redemption Date. If the Outstanding Notes, or some portion thereof, are to be redeemed pursuant to this Section 10.1(a), the Issuer shall furnish a revocable notice of such election to the Indenture Trustee (with a copy to the Back-Up Manager) not later than the close of business fourteen (14) days prior to the applicable Redemption Date, and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Paying Agent in the Collection Account the Redemption Price of the applicable Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2 to each Holder of the Notes, unless the Issuer shall have notified the Indenture Trustee in writing of the revocation of such election prior to the Redemption Date.
(b)Upon the occurrence of a Change of Control, the Outstanding Notes are subject to redemption in whole, but not in part, on the Redemption Date at the applicable Change of Control Redemption Price. If the Outstanding Notes, or some portion thereof, are to be redeemed pursuant to this Section 10.1(b), the Issuer shall furnish a revocable notice of such election to the Indenture Trustee not later than the close of business on the ninetieth (90th) day subsequent to the date on which the Change of Control occurs and the Issuer shall deposit by 10:00 A.M. New York City time on the Redemption Date with the Paying Agent in the Collection Account the Change of Control Redemption Price of the Notes to be redeemed, whereupon all such Notes shall be due and payable on the Redemption Date upon the furnishing of a notice complying with Section 10.2 to each Holder of the Notes, unless the Issuer shall have notified the Indenture Trustee in writing of the revocation of such election prior to the Redemption Date.
Section 10.2Form of Redemption Notice. Following receipt by the Indenture Trustee of the Issuer’s notice of redemption in accordance with Section 10.1, such notice of

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redemption shall be posted to the Indenture Trustee’s website for distributing information to the Noteholders or given by the Indenture Trustee by first-class mail, postage prepaid, or mailed or transmitted by email, as applicable, to each Holder of Notes affected thereby and each Hedge Counterparty, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register and to each Hedge Counterparty at the address appearing in its Hedge Counterparty Rights Agreement or to each Holder’s and/or Hedge Counterparty’s email address on file with the Indenture Trustee, in each case, not later than ten (10) days prior to the applicable Redemption Date. The Indenture Trustee shall provide a copy of such notice to each Rating Agency and the Back-Up Manager.
All notices of redemption shall state:
(a)the Redemption Date;
(b)the Redemption Price or Change of Control Redemption Price, as applicable; and
(c)the place where such Notes are to be surrendered for payment of the Redemption Price or Change of Control Redemption Price, as applicable (which shall be the office or agency of the Issuer to be maintained as provided in Section 4.2).
Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.
Notwithstanding the foregoing, the foregoing satisfaction and discharge of the Indenture only applies to the Notes and the Noteholders subject to the terms in this Article X. The Indenture shall not terminate and cease to be of further effect with respect to any of the Hedge Counterparties or any of the Hedge Agreements until and unless all of the Hedge Agreements have terminated and all payments thereunder, including the termination value, have been paid in full.
Section 10.3Notes Payable on Redemption Date. The Notes or portions thereof to be redeemed shall, following notice of redemption as required by Section 10.2, on the Redemption Date become due and payable at the Redemption Price or Change of Control Redemption Price, as applicable, and (unless the Issuer shall default in the payment of the Redemption Price or Change of Control Redemption Price, as applicable) no interest shall accrue on the Redemption Price or Change of Control Redemption Price, as applicable, for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price or Change of Control Redemption Price, as applicable. On or before such Redemption Date, Issuer shall cause the aggregate Redemption Price to be deposited to the Collection Account, and such amount shall be paid in accordance with Section 8.6(ii).
Article XI

SATISFACTION AND DISCHARGE
Section 11.1Satisfaction and Discharge of Indenture . This Indenture shall cease to be of further effect with respect to the Notes or Series of Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen

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Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon plus all other amounts due under the Basic Documents, (iv) Sections 4.1, 4.2, 4.3, 4.4, 4.8, 4.11, 4.12, 4.14 and 4.18, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 11.2) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:
(A)either:
(1)all Notes or the Notes of the applicable Series theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.6 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 4.3) have been delivered to the Indenture Trustee for cancellation; or
(2)all Notes not theretofore delivered to the Indenture Trustee for cancellation:
(I)have become due and payable, or
(II)are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (I) or (II) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be;
(B)the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder; and
(C)the Issuer has delivered to the Indenture Trustee an Officer’s Certificate, an Opinion of Counsel and, each meeting the applicable requirements of Section 12.1(a) and, subject to Section 12.2,

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each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the foregoing, the foregoing satisfaction and discharge of the Indenture only applies to the Notes and the Noteholders subject to the terms in this Section 11. The Indenture shall not terminate and cease to be of further effect with respect to any of the Hedge Counterparties or any of the Hedge Agreements until and unless all of the Hedge Agreements have terminated and all payments thereunder, including the termination value, have been paid in full and all Posted Collateral returned to each Hedge Counterparty as required by the applicable Hedge Agreement. At any time that the Notes are no longer outstanding, the Hedge Counterparties shall be entitled to exercise any rights and remedies set forth herein or in the other Basic Documents (other than the Note Purchase Agreement) otherwise afforded to the Noteholders or Majority Noteholders, including any rights granted to the foregoing as a Secured Party under any of the other Basic Documents (other than the Note Purchase Agreement).
Section 11.2Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 11.1 hereof shall be held on behalf of the Noteholders and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, (i) to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest plus all other amounts due under the Basic Documents and (ii) to the Hedge Counterparties, of all sums, if any, due or to become due to the applicable Hedge Counterparty under and in accordance with the Hedge Agreements (including any termination value due or becoming due thereunder); but such monies need not be segregated from other funds except to the extent required herein or in the Management Services Agreement or required by Law.
Section 11.3Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 4.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
Article XII

MISCELLANEOUS
Section 12.1Compliance Certificates and Opinions, etc.
(a)Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

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(i)a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;
(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(iii)a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.
Section 12.2Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
(a)Any certificate or opinion of an authorized officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an authorized officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Manager or the Issuer, stating that the information with respect to such factual matters is in the possession of the Manager or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
(b)Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
(c)Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.
Section 12.3Acts of Noteholders.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in

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and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of the Noteholders” signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 12.3.
(b)The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
(c)The ownership of Notes shall be proved by the Note Register.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
Section 12.4Notices, etc., to Indenture Trustee and Issuer. Any request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or Hedge Counterparties or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or the Hedge Counterparties is to be made upon, given or furnished to or filed with:
(i)the Indenture Trustee by any Noteholder, by the Issuer or by any Hedge Counterparty shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be made via e-mail transmission, pdf or overnight delivery) to or with a Responsible Officer of the Indenture Trustee at its Corporate Trust Office, or
(ii)the Issuer by the Indenture Trustee, by any Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by facsimile or email, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to: Diversified ABS X LLC, at 1600 Corporate Drive, Birmingham, Alabama 35242, facsimile: (205) 408-0870, email: legalnotice@dgoc.com, with copies (which shall not constitute notice) to (i) Benjamin M. Sullivan, 414 Summers Street, Charleston, West Virginia 25301, email: bsullivan@dgoc.com, and (ii) Kirkland & Ellis LLP, Attention: John Kaercher, P.C., at 401 Congress Avenue, Austin, TX 78701, email: john.kaercher@kirkland.com, or, in each case, at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Manager. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.
(iii)the Manager by the Indenture Trustee, by any Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by facsimile or email, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to: Diversified Production LLC, at 1600 Corporate Drive, Birmingham, Alabama 35242, facsimile: (205) 408-0870, email: legalnotice@dgoc.com, with copies (which shall not constitute notice) to (i) Benjamin M. Sullivan, 414 Summers Street, Charleston, West

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Virginia 25301, email: bsullivan@dgoc.com, and (ii) Kirkland & Ellis LLP, Attention: John Kaercher, P.C., at 401 Congress Avenue, Austin, TX 78701, email: john.kaercher@kirkland.com, or, in each case, at any other address previously furnished in writing to the Indenture Trustee by the Manager. The Manager shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.
(iv)the Operator by the Indenture Trustee, by any Noteholder or by any Hedge Counterparty shall be sufficient for every purpose hereunder if in writing and sent by facsimile or email, in each case with a copy to follow via first-class mail, postage prepaid to the Issuer addressed to: Diversified Production LLC, at 1600 Corporate Drive, Birmingham, Alabama 35242, facsimile: (205) 408-0870, email: legalnotice@dgoc.com, with copies (which shall not constitute notice) to (i) Benjamin M. Sullivan, 414 Summers Street, Charleston, West Virginia 25301, email: bsullivan@dgoc.com, and (ii) Kirkland & Ellis LLP, Attention: John Kaercher, P.C., at 401 Congress Avenue, Austin, TX 78701, email: john.kaercher@kirkland.com, or, in each case, at any other address previously furnished in writing to the Indenture Trustee by the Operator. The Operator shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.
The Issuer’s obligation to deliver or provide any demand, delivery, notice, communication or instruction to any Person shall be satisfied if such demand, delivery, notice, communication or instruction is posted to the Indenture Trustee’s investor reporting website or such other website or distribution service or provider as the Issuer shall designate by written notice to the other parties; provided, however, that any demand, delivery, notice, communication or instruction to the Indenture Trustee shall be provided at its Corporate Trust Office in accordance with Section 12.4(i) hereof.
The Indenture Trustee shall promptly transmit (which may be via electronic mail) any material notice received by it from the Noteholders to the Issuer, the Manager, the Back-Up Manager and the Hedge Counterparties.
Section 12.5Notices to Noteholders and Hedge Counterparties; Waiver.
(a)Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if posted to the Indenture Trustee’s investor reporting website, by electronic transmission or in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Holder’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
(b)Where this Indenture provides for notice to Hedge Counterparties of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if posted to the Indenture Trustee’s investor reporting website, by electronic transmission or in writing and mailed, first-class, postage prepaid to each Hedge Counterparty affected by such event, at such Hedge Counterparty’s address as it appears on the Hedge Counterparty Rights Agreement to which such Hedge Counterparty is a party, not later than the latest date, and not

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earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Hedge Counterparties is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Hedge Counterparty shall affect the sufficiency of such notice with respect to other Hedge Counterparties, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.
(c)Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.
(d)In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
Section 12.6Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.
Section 12.7Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 12.8Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.
Section 12.9Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.10Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, each Hedge Counterparty and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture. Each Hedge Counterparty and the Back-Up Manager shall be a third-party beneficiary to this Indenture or the other Basic Documents (other than the Note Purchase Agreement), but only to the extent this it has any rights expressly specified herein.
Section 12.11Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after such nominal date.
Section 12.12GOVERNING LAW; CONSENT TO JURISDICTION. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

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STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED THAT ANY MATTERS THAT RELATE TO REAL PROPERTY SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE SUCH PROPERTY IS LOCATED. EACH PARTY TO THIS INDENTURE SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF. EACH PARTY (a) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (b) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (c) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
Section 12.13Counterparts; Electronic Signature. This Indenture and any Series Supplement may be executed in any number of counterparts (including electronic PDF), each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each of the parties hereto agrees that the transactions consisting of this Indenture and the other Basic Documents (other than the Notes) may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Indenture or any other Basic Document (other than the Notes) using an electronic signature, it is signing, adopting, and accepting this Indenture or such other Basic Document (other than the Notes) and that signing this Indenture or such other Basic Document (other than the Notes) using an electronic signature is the legal equivalent of having placed its handwritten signature on this Indenture or such other Basic Document (other than the Notes) on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Indenture and the other Basic Documents in a usable format.
Section 12.14Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel to the effect that such recording is necessary either for the protection of the Noteholders, the Hedge Counterparties, or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

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Section 12.15No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, and each Note Owner, by accepting an Ownership Interest in a Book-Entry Note, hereby covenant and agree that they will not at any time institute against any Issuer Party, Diversified Holdings, or join in any institution against any Issuer Party or Diversified Holdings of, any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar Law in connection with any obligations relating to the Notes, this Indenture, any Series Supplement or any of the other Basic Documents.
Section 12.16Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by Law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.
Section 12.17Waiver of Jury Trial. EACH OF THE ISSUER PARTIES, EACH NOTEHOLDER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, ANY SERIES SUPPLEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 12.18Rating Agency Notice. In addition to the information and reports specifically required to be provided to each Rating Agency pursuant to the terms of this Indenture, the Issuer shall, or shall cause the Manager to, upon written request, provide to each Rating Agency all information or reports delivered to the Indenture Trustee hereunder and such additional information as each Rating Agency may from time to time reasonably request. Any Act of the Noteholders or other documents provided or permitted by this Indenture, to be made upon, given or furnished to, or filed with each Rating Agency shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided if in writing to the applicable Rating Agency Contact).
Section 12.19Rule 17g-5 Information.
(a)The Issuer shall comply with its obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), if any, by its or its agent’s posting on the website required to be maintained under Rule 17g-5 (the “17g-5 Website”), no later than the time such information is provided to a Rating Agency, all information that the Issuer or other parties on its behalf, including the Indenture Trustee and the Manager, provide to the Rating Agency for the purposes of determining the initial credit rating of the Notes or undertaking credit rating surveillance of the Notes (the “17g-5 Information”); provided, that following the Initial Closing Date, no party other than the Issuer, the Indenture Trustee or the Manager may provide information to a Rating Agency on the Issuer’s behalf without the prior written consent of the Issuer.
(b)To the extent that the Issuer is required to comply with Rule 17g-5, if any of the Issuer, the Indenture Trustee or the Manager is required to provide any information to, or communicate with, a Rating Agency in writing in accordance with its obligations under this

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Indenture or any other Basic Document, the Issuer, or the Manager, as applicable (or their respective representatives or advisers), shall promptly post, or cause to be posted, such information or communication to the 17g-5 Website. The Indenture Trustee will provide any information given to the Rating Agency to the Issuer and the Manager simultaneously with giving such information to the Rating Agency.
(c)To the extent that the Issuer is required to comply with Rule 17g-5 and to the extent any of the Issuer, the Indenture Trustee or the Manager are engaged in oral communications with the Rating Agency, for the purposes of determining an initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, the party communicating with the Rating Agency shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly posted to the 17g-5 Website or (y) summarized in writing and the summary to be promptly posted to the 17g-5 Website (or with respect to the Indenture Trustee, in the case of either (x) or (y), delivered to the Issuer and the Manager for posting on the 17g-5 Website).
(d)To the extent that the Issuer is required to comply with Rule 17g-5, all information to be made available to a Rating Agency hereunder shall be made available on the 17g-5 Website. In the event that any information is delivered or posted in error, the Issuer may remove it, or cause it to be removed, from the 17g-5 Website, and shall so remove promptly when instructed to do so by the Person that delivered such information. None of the Indenture Trustee, the Manager or the Issuer shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the 17g-5 Website. Access will be provided to any NRSRO upon receipt by the Issuer of an NRSRO certification from such NRSRO (which may be submitted electronically via the 17g-5 Website).
(e)Notwithstanding the requirements herein, the Indenture Trustee shall have no obligation to engage in or respond to any oral communications, for the purposes of determining an initial credit rating of the Notes or undertaking credit rating surveillance of the Notes, with a Rating Agency or any of its respective officers, directors or employees.
(f)The Indenture Trustee shall not be responsible for determining compliance with 17g-5, maintaining the 17g-5 Website, posting any 17g-5 Information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5, or any other Law or regulation. In no event shall the Indenture Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Indenture, Rule 17g-5, or any other Law or regulation.
(g)The Indenture Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, the Rating Agency, any NRSRO, any of their agents or any other party. The Indenture Trustee shall not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Rating Agency, any NRSRO or any other third party that may gain access to the 17g-5 Website or the information posted thereon.
(h)Notwithstanding anything herein to the contrary, the maintenance by a third-party service provider of the 17g-5 Website shall be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other Law or regulation related thereto.
Section 12.20Extinguishment of Obligations. Notwithstanding any other provision of this Indenture or any Series Supplement, the obligations of each Issuer Party under the Notes, this Indenture and each Series Supplement are limited recourse obligations of such Issuer Party payable solely from the Collateral. No recourse shall be had against any officer, director, employee, shareholder, authorized person or incorporator of the Issuer Parties or any of their

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respective Affiliates, other than the Issuer Parties, or their respective successors or assigns for any amounts payable under the Notes, this Indenture or any Series Supplement, except as provided under the Pledge Agreement or Article XIII of this Indenture.
Article XIII GUARANTEES
Section 13.1Guarantees.
(a)Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees the Notes, Hedge Agreements and the Obligations hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Indenture Trustee, each Hedge Counterparty and to the Indenture Trustee on behalf of such Holder and such Hedge Counterparty, that:
(i)the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at the Final Scheduled Payment Date, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Indenture Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof;
(ii)in case of any extension of time of payment or renewal of any Notes or of any such other Obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Final Scheduled Payment Date, by acceleration or otherwise; and
(iii)the full amount of all obligations of Issuer under the Hedge Agreements shall be paid in full when due, whether on a particular payment date, by acceleration or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), together with interest on each overdue amount as provided for under any Hedge Agreement, and all other obligations of the Issuer to the applicable Hedge Counterparty thereunder shall be paid in full or performed, all in accordance with the terms thereof.
(b)The obligations of each Guarantor are direct, independent and primary obligations of each Guarantor and are irrevocable, absolute, unconditional, and continuing obligations and are not conditioned in any way upon the institution of suit or the taking of any other action, the pursuit of any remedies or any attempt to enforce performance of or compliance with the Obligations by the Issuer and each Guarantor, and their respective successors, transferees or assigns, and shall constitute a guaranty of payment and performance and not of collection, binding upon the Guarantors and their successors and assigns and irrevocable without regard to the validity, legality or enforceability of this Indenture or any other Basic Document, or the lack of power or authority of the Issuer or any Guarantor to enter into this Indenture or any other Basic Document, or any substitution, release or exchange of any other guaranty or any other security for any of the Obligations or any other circumstance whatsoever (other than payment) that might otherwise constitute a legal or equitable discharge of a surety or guarantor, and shall not be subject to any right of set off, recoupment or counterclaim and are in no way conditioned or contingent upon any attempt to collect from the Issuer, any Guarantor or any other entity or to perfect or enforce any security or upon any other condition or contingency or upon any other action, occurrence, or circumstance whatsoever.

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(c)Without limiting the generality of the foregoing, no Guarantor shall have any right to terminate this guaranty, or to be released, relieved or discharged from its obligations hereunder except as provided in Section 11.1 hereof, and such obligations shall not be affected, diminished, modified or impaired for any reason whatsoever, including, without limitation, (i) the change, modification or amendment of any obligation, duty, guarantee, warranty, responsibility, covenant or agreement set forth in this Indenture, the granting of any extension of time for payment to the Issuer or any other surety, or any extension or renewal of the Issuer’s obligations under this Indenture, (ii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of any of the Issuer’s or any Guarantor’s assets, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization of or similar proceedings affecting the Issuer or any Guarantor or any of the assets of the Issuer or any Guarantor, (iii) any furnishing or acceptance of additional security or any exchange, surrender, substitution or release of any security, (iv) any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to the Obligations or this Indenture, (v) any merger or consolidation of the Issuer or any Guarantor into or with any other person or entity, the Issuer’s loss of its separate corporate identity or its ceasing to be an affiliate of the Guarantors, or (vi) the failure to give notice to any Guarantor of the occurrence of a default under the terms and provisions of this Indenture.
(d)Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any right it may have now, or in the future, under law or in equity, to: (i) the notice of any waiver or extension granted to the Issuer; (ii) all notices which may be required by applicable statute, rule of law or otherwise to preserve any of the rights of the Noteholders or the Hedge Counterparties against the Issuer, each Guarantor or any other person; (iii) require either that an action be brought against the Issuer or any other person or entity as a condition to proceeding against any Guarantor, or to require that action be first taken against any security given by the Issuer or any Guarantor; (iv) notice of (a) any Noteholder’s or the Hedge Counterparty’s acceptance and reliance on this guaranty, (b) default or demand in the case of default, provided such notice or demand has been given to or made upon the Issuer or any Guarantor, and (c) any extensions or consents granted to the Issuer, any Guarantor or any other surety; (v) promptness, diligence, presentment, demand of payment or enforcement and any other notice with respect to any of the Obligations and this guaranty; (vi) require any election of remedies; (vii) require the marshalling of assets or the resort to any other security; (viii) except as otherwise expressly provided herein, claim any other defense, contingency, circumstance or matter which might constitute a legal or equitable discharge of a surety or guarantor; (ix) any defense based on or arising out of the voluntary or involuntary bankruptcy, insolvency, liquidation, dissolution, receivership, or other similar proceeding affecting the Issuer; or (x) any defense related to the addition, substitution or partial or entire release of any guarantor, maker or other party (including the Issuer and each Guarantor) primarily or secondarily liable or responsible for the performance and observance of any of the terms set forth in this Indenture and the other Basic Documents or by any extension, waiver, amendment or action whatsoever which may release a guarantor (other than performance).
(e)If any Noteholder, Hedge Counterparty or the Indenture Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Indenture Trustee or such Noteholder or Hedge Counterparty, the Guaranty of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (c) shall remain effective notwithstanding any contrary action which may be taken by the Indenture Trustee or any Noteholder or Hedge Counterparty in reliance upon such amount required to be returned. This paragraph (c) shall survive the termination of this Indenture.

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(f)Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, Hedge Counterparties and the Indenture Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of the Guaranty of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article V hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guaranty of such Guarantor.
Section 13.2Severability. In case any provision of any Guaranty of a Guarantor shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 13.3Limitation of Liability.
(a)No Fraudulent Conveyance. Each Guarantor, and, by its acceptance hereof, each Holder confirms that it is the intention of all such parties that the Guaranty of such Guarantor shall not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Indenture Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantors under its Guaranty shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty, result in the obligations of such Guarantor under its Guaranty constituting a fraudulent transfer or conveyance.
(b)No Personal Liability. No member, manager, employee, officer, or organizer, as such, past, present or future of each Guarantor shall have any liability under this Guaranty by reason of his/her or its status as such member, manager, employee, officer, or organizer.
Section 13.4Release of Guaranty. A Guaranty by a Guarantor will be automatically and unconditionally released upon the discharge of this Indenture in accordance with Section 11.1 and satisfaction in full of the obligations of the Issuer hereunder.
Section 13.5Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the transactions contemplated by the Basic Documents and that its guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

[Remainder page intentionally left blank]

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IN WITNESS WHEREOF, the Issuer Parties, the Indenture Trustee and the Securities Intermediary have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

DIVERSIFIED ABS X LLC

By: /s/ Benjamin M. Sullivan
Name: Benjamin M. Sullivan
Title: Senior Executive Vice President, Chief Legal
and Risk Officer, and Corporate Secretary

DIVERSIFIED ABS LLC

    By: /s/ Benjamin M. Sullivan
Name: Benjamin M. Sullivan
Title: Senior Executive Vice President, Chief Legal
and Risk Officer, and Corporate Secretary

DIVERSIFIED ABS PHASE II LLC

    By: /s/ Benjamin M. Sullivan
Name: Benjamin M. Sullivan
Title: Senior Executive Vice President, Chief Legal
and Risk Officer, and Corporate Secretary

DIVERSIFIED ABS PHASE X LLC

    By: /s/ Benjamin M. Sullivan
Name: Benjamin M. Sullivan
Title: Senior Executive Vice President, Chief Legal
and Risk Officer, and Corporate Secretary

[Signature Page to Indenture]

UMB BANK, N.A.,
not in its individual capacity but solely as Indenture Trustee

By: /s/ Michele Voon
Name: Michele Voon
Title: Senior Vice President

UMB BANK, N.A.,
as Securities Intermediary

By: /s/ Michele Voon
Name: Michele Voon
Title: Senior Vice President

[Signature Page to Indenture]

SCHEDULE A
Schedule of Assets
[**Omitted**]

Sch. A

SCHEDULE 3.3
Schedule of Legal Proceedings and Orders
[**Omitted**]

Sch. 3.3

SCHEDULE 3.4(b)
Schedule of Compliance with Laws and Governmental Authorizations
[**Omitted**]

Sch. 3.4(b)

SCHEDULE 3.9
Schedule of Employee Benefit Plans
[**Omitted**]

Sch. 3.7

Exhibits A-1 - C (Notes and Transfer Certificates)
[To be attached]

Ex. C-1

EXHIBIT D
FORM OF STATEMENT TO NOTEHOLDERS
[**Omitted**]

Ex. D-1

APPENDIX A
PART I - DEFINITIONS
All terms used in this Appendix shall have the defined meanings set forth in this Part I when used in the Basic Documents, unless otherwise defined therein.
“17g-5 Information” has the meaning specified in Section 12.19(a) of the Indenture.
“17g-5 Website” has the meaning specified in Section 12.19(a) of the Indenture.
“ABS I Trustee” means UMB Bank, N.A. as indenture trustee under the indenture dated as of November 13, 2019 between Diversified ABS LLC and UMB Bank, N.A.
“ABS II Trustee” means UMB Bank, N.A. as indenture trustee under the indenture dated as of April 9, 2020 between Diversified ABS Phase II LLC and UMB Bank, N.A.
“ABS IV Trustee” means UMB Bank, N.A. as indenture trustee under the indenture dated as of February 23, 2022, between Diversified ABS Phase IV LLC and UMB Bank, N.A.
“ABS VIII Trustee” means UMB Bank, N.A. as indenture trustee under the indenture dated as of May 30, 2024, among Diversified ABS VIII LLC, Diversified ABS III Upstream LLC, Diversified ABS V Upstream LLC, and UMB Bank, N.A.
“ABS IX Trustee” means UMB Bank, N.A. as indenture trustee under the indenture dated as of September 19, 2024 between DP Mustang Holdco LLC and UMB Bank, N.A.
“Acceptable LC” means, a letter of credit in a form acceptable to the Rating Agencies, and as specified in the related Series Supplement with respect to such Variable Funding Notes; provided that such Acceptable LC provider shall be rated at least “BBB” or better by Fitch or equivalent from another rating agency.
“Act of the Noteholders” has the meaning specified in Section 12.3(a) of the Indenture.
“Additional Assets” means additional assets (that are upstream assets and which satisfy the Eligibility Criteria) purchased and acquired by the Issuer (or any Subsidiary thereof, including by way of acquisition of the equity interests of the owner of such assets) after the Initial Closing Date from any Person (including, for the avoidance of doubt, Diversified or any Affiliate thereof) for a mutually-agreeable purchase price substantially equivalent to the fair market value of such assets pursuant to an executed asset purchase agreement with representations, warranties and indemnification obligations of such Person substantially the same as those in the Transfer Agreement; provided that the terms of such asset purchase agreement are on the whole not materially less favorable than those (a) that would be reasonably expected to be available from third parties on an arm’s-length basis or (b) to the extent such Person is an Affiliate of the Issuer, contained in the Transfer Agreement, in each case as determined in good faith by the Issuer.

“Additional Notes” has the meaning specified in Section 2.15 of the Indenture.
“Additional Seller” means any direct or indirect subsidiary of Diversified Energy Company Plc that subsequently joins the Transfer Agreement or is party to an Additional Transfer Agreement with respect to and for the purpose of transferring Additional Assets to the Issuer pursuant to such Asset Vesting Document.
“Additional Transfer Agreement” means an agreement pursuant to which Additional Assets are transferred to the Issuer Parties pursuant to Section 8.4 of the Indenture, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Administration Fees” has the meaning specified in the Management Services Agreement as of the Initial Closing Date, with such changes as are consented to by the Majority Noteholders and that would not reasonably be expected to be materially adverse to the Hedge Counterparties.
“Administrative Expenses” means, for any Payment Date, the expenses of the Issuer consisting of fees (excluding any fees otherwise paid pursuant to Section 8.6 of the Indenture) and out-of-pocket expenses and indemnification amounts payable or reimbursable to the Indenture Trustee, the Manager, the Back-Up Manager, the Class Representative and, to the extent that the Notes are rated by a Rating Agency, any such Rating Agency, and any third-party service provider hired by or on behalf of the Issuer (including, without limitation, amounts payable to any Back-Up Manager and insurance premiums related to the Collateral), but not including any fees payable or expenses reimbursable to any third party in relation to the operation of the Assets.
“AFE Cover Amounts” has the meaning specified in the Management Services Agreement.
“AFE Operations” has the meaning specified in the Management Services Agreement.
“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Aggregate DSCR” means, as of any Quarterly Determination Date, beginning with the Payment Date occurring in April 2025, equals (a) the Securitized Net Cash Flow over the three (3) immediately preceding Collection Periods less the aggregate Senior Transaction Fees, divided by (b) the sum of (i) the aggregate interest accrued on the Notes (in alphabetical order) of each Class and Series over such three (3) immediately preceding Payment Dates and any unpaid interest for such Notes (in alphabetical order) at the beginning of the Payment Date three (3) months prior to such Quarterly Determination Date, (ii) the aggregate Principal Distribution Amount for Notes (in alphabetical order) of each Class and Series over such three (3)

immediately preceding Payment Dates, and (iii) any unpaid Principal Distribution Amounts for Notes (in alphabetical order) at the beginning of the Payment Date three (3) months prior to such Quarterly Determination Date; provided, that, any calculation of the Aggregate DSCR following the issuance of Additional Notes and the related Additional Assets may, but shall not be required to be calculated until the first Quarterly Determination Date that is at least 3 months after such issuance of Additional Notes and the related Additional Assets; provided further, that, more than 6 months shall not have elapsed since the prior calculation.
“Aggregate LTV” means, as of any applicable date of determination, beginning with the Payment Date occurring July 2025, equal to (a) the excess of the Outstanding Principal Balance of the Notes (in alphabetical order) of each Class and Series as of such date of determination over the amount then on deposit in the Collection Account divided by (b) the sum of the PV-10 as of such date of determination less any Excess Concentration Amounts. The Aggregate LTV shall be determined on an annual basis; provided that, if the PV-10 shall have been re-calculated as a result of an updated reserve report being obtained prior to any otherwise scheduled annually updated reserve report (as described in the definition of “PV-10”), then the Aggregate LTV shall be re-calculated giving effect to such re-calculation of the PV-10 and on the basis of the then-current amounts specified in the preceding clause (a).
“Amortization Period” means, as specified in the relevant Series Supplement.
“Annual Determination Date” means (i) initially, the Payment Determination Date in the month of March 2026 and (ii) thereafter, the Payment Determination Date in the month of March of each calendar year.
“Annual Period” means (i) initially, the period from (and including) the Initial Closing Date to (but excluding) the first Annual Determination Date and (ii) thereafter, each successive period from and including any Annual Determination Date to (but excluding) the immediately succeeding Annual Determination Date; provided, that with respect to any Annual Period that is less than twelve (12) calendar months, any numerical limitations associated with such Annual Period shall be prorated.
“Anti-Corruption Laws” means any Law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any Law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Anticipated Repayment Date” means, with respect to any Class or Series of Notes, as specified in the related Series Supplement.
“Appalachian Region” means Alabama, Georgia, Kentucky, Maryland, Mississippi, New York, Ohio, Pennsylvania, Tennessee, Virginia and West Virginia.

“Applicable Payment Priority” means,
(a)each Class of Notes will be pari passu in right of payment of interest with other Notes of that Class, regardless of Series;
(b)other than during the continuance of an Event of Default or after the Anticipated Repayment Date for any outstanding Series of Class A Notes, (x) Class A-1 Notes will be pari passu with other Class A-1 Notes and senior to other Class A Notes, in each case, in right of payment of amounts other than interest, including Principal Distribution Amounts and Excess Amortization Amounts and (y) subject to clause (x), Notes of a Class from a Series with an earlier issuance date will be senior in right of payment of amounts other than interest to Notes of that Class from a Series with a later issuance date;
(c)during the continuance of an Event of Default or after the Anticipated Repayment Date for any outstanding Class of Notes, each such Class will be pari passu in right of payment of amounts with other Notes of that Class, regardless of Series; and
(d)in connection with a Redemption in whole of the Notes, the Notes of a Series from an earlier issuance date will be senior in right of payment to the full Redemption Price to Notes from a Series with a later issuance date, and such Redemption Price shall be applied solely to the applicable Series subject to the Redemption.
“Applicable Premium” means, as specified in the related Series Supplement.
“Applicable Procedures” means, with respect to any transfer or transaction involving a Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository, Euroclear and Clearstream, as the case may be, for such Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.
“Asset Disposition Proceeds” means, in the event that the Issuer shall sell, transfer or otherwise dispose of any Assets in a Permitted Disposition or purchased by the Manager from the Issuer pursuant to the Management Services Agreement, any proceeds remaining after (i) depositing into the Collection Account a portion of such proceeds equal to the amount, if any, required to be paid by the Issuer pursuant to the termination, in whole or in part, of any Hedge Agreement and (ii) giving effect to such sale, the repayment of the Notes and any required hedge termination payments; provided, however, that, such remaining proceeds will only constitute Asset Disposition Proceeds if, after giving effect to the payments contemplated in clause (ii) above, the Pro Forma Aggregate DSCR would be equal to or greater than 1.45 to 1.00, the Pro Forma Senior DSCR would be equal to or greater than 1.55 to 1.00, the Pro Forma Aggregate LTV shall be equal to or less than 75%, the Pro Forma Senior LTV shall be equal to or less than 65%, the Pro Forma Aggregate IO DSCR would be equal to or greater than 2.00 to 1.00 and the Pro Forma Senior IO DSCR would be equal to or greater than 2.25 to 1.00.
“Asset Disposition Proceeds Account” means the account designated as such, established and maintained pursuant to Section 8.2(b) of the Indenture.

“Asset Purchase Period” has the meaning specified in Section 8.4(c) of the Indenture.
“Asset Vesting Documents” means, in respect of (i) the Initial Assets, the Transfer Agreement and (ii) any Additional Assets, the related Additional Transfer Agreement.
“Assets” means the Initial Assets and any Additional Assets, collectively.
“Assignment of Interests” means (i) the Assignment of Interests, dated as of the Initial Closing Date, among Diversified ABS Holdings, LLC, Diversified ABS Phase II Holdings LLC, and Diversified, as assignors and the Issuer, as assignee and (ii) each additional assignment of interests entered into by the Issuer or the Guarantors in connection with an acquisition of Additional Assets.
“Available Funds” means, with respect to any Payment Date, the sum of the following amounts, without duplication, with respect to the Assets in respect of the Collection Period preceding such Payment Date: (a) all Collections received and deposited into and available for withdrawal from the Collection Account prior to the applicable Payment Determination Date relating to production in the calendar month that is two months or more prior to the Collection Period and adjustments relating to prior Collection Periods, (b) amounts on deposit in the Liquidity Reserve Account after giving effect to all other deposits and withdrawals thereto or therefrom on the Payment Date relating to such Collection Period in excess of the Liquidity Reserve Account Target Amount, (c) amounts transferred from the P&A Reserve Account to the Collection Account on such Payment Date pursuant to Section 8.2(e) of the Indenture, (d) Investment Earnings for the related Payment Date, (e) all amounts received by the Indenture Trustee pursuant to Article V of the Indenture, (f) the net amount, if any, paid to the Issuer under the Hedge Agreements (for the avoidance of doubt, any Posted Collateral in any Hedge Collateral Account shall not be part of and expressly excluded from being part of Available Funds), and (g) the amount of any Equity Contribution Cure paid with respect to such Collection Period.
“Back-Up Management Agreement” means the Back-Up Management Agreement, dated as of the Initial Closing Date, among the Issuer, the Manager, the Indenture Trustee and the Back-Up Manager, as the same may be amended, supplemented or otherwise modified from time to time.
“Back-Up Management Fee” means the fee payable to the Back-Up Manager for services rendered during each Collection Period, determined pursuant to Section 4.1 of the Back-Up Management Agreement.
“Back-Up Manager” means AlixPartners, LLP, in its capacity as back-up manager under the Back-Up Management Agreement, and any successor thereunder.
“Back-Up Manager Senior Capped Amount” means:
(a)$150,000 for any calendar year in which the Back-Up Manager does not perform any Warm Back-Up Management Duties or any Hot Back-Up Management Duties;

(b)$550,000 for any calendar year in which the Back-Up Manager does not perform any Hot Back-Up Manager Duties but does perform Warm Back-Up Management Duties; or
(c)initially $1,000,000 with respect to the Series 2025-1 Notes, which may be increased by the Issuer up to an aggregate amount of 0.375% of the aggregate initial principal amount of Notes issued pursuant to this Indenture and the related Series Supplements, for any calendar year in which the Back-Up Manager performs Hot Back-Up Manager Duties.
“Basic Documents” means the Indenture, each Joint Operating Agreement, the Transfer Agreement, any Additional Transfer Agreement, the DABS I Operating Agreement, the DABS II Operating Agreement, the DABS Phase X Operating Agreement, the Notes, the Management Services Agreement, the Back-Up Management Agreement, each Note Purchase Agreement, each Variable Funding Note Purchase Agreement, the Pledge Agreement, each Hedge Agreement, the Issuer Operating Agreement, the Holdings Operating Agreement, each Novation Agreement, the Intercreditor Acknowledgment, each Settlement Agreement, each Mortgage, each Escrow Agreement, each Assignment of Interests, each Corporate Services Agreement and other fee letters, agreements, documents and certificates delivered in connection with any of the foregoing.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws, or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Book-Entry Notes” means a note registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository); provided, that after the occurrence of a condition whereupon Definitive Notes are to be issued to Noteholders, such Book-Entry Notes shall no longer be “Book-Entry Notes.”
“Burden” means any and all royalties (including lessors’ royalties and nonparticipating royalties), overriding royalties, reversionary interests, net profits interests, production payments and other burdens upon, measured by or payable out of production.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions or trust companies in the State of New York or the state in which the Corporate Trust Office of the Indenture Trustee is located and are required or authorized by Law, regulation or executive order to be closed.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Certificate of Registration” means the Certificate of Registration substantially in the form of Exhibit C to the Indenture.
“Change of Control” means the occurrence of any of the following:
(i)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Diversified Energy Company Plc and its direct and indirect subsidiaries taken as a whole, to any Person (including any “person” as that term is used in Section 13(d)(3) of the Exchange Act) other than a Qualifying Owner or a Qualified Buyer;
(ii)the adoption of a plan relating to the liquidation or dissolution of Diversified Energy Company Plc, the Manager or the Operator;
(iii)the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that (A) any Person (including any “person” (as defined above)), excluding the Qualifying Owners and Qualified Buyers, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Diversified Energy Company Plc, measured by voting power rather than number of shares, units or the like, and measured on a pro forma basis after giving effect to such transaction and (B) two (2) or more of the members of the Management Team as of immediately prior to the consummation of such transaction resign or are removed from their respective position; or
(iv)the occurrence of any event or series of events that results in Operator ceasing to be Controlled by Diversified Energy Company Plc.
Notwithstanding the preceding, a conversion of Diversified Energy Company Plc or any of its direct or indirect wholly-owned subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity (including by way of merger, consolidation, amalgamation or liquidation) or an exchange of all of the outstanding capital stock in one form of entity for capital stock in another form of entity or the transfer or redomestication of Diversified Energy Company Plc to or in another jurisdiction shall not constitute a Change of

Control, so long as following such conversion, exchange, transfer or redomestication the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who beneficially owned the capital stock of Diversified Energy Company Plc immediately prior to such transactions, together with Qualifying Owners, beneficially own in the aggregate more than 50% of the Voting Stock of such entity, or beneficially own sufficient capital stock in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no “person” (other than a Qualifying Owner) beneficially owns more than 50% of the Voting Stock of such entity or its general partner, as applicable. References to Diversified Energy Company Plc in the foregoing clauses (i) - (iv) shall also refer to the surviving entity after giving effect to such conversion, exchange, transfer or redomestication.
“Change of Control Applicable Premium” has the meaning specified in the applicable Series Supplement.
“Change of Control Redemption Price” has the meaning specified in the applicable Series Supplement.
“Class” means, collectively, all of the Notes bearing the same alphabetical designation and having the same payment terms (i.e., Variable Funding Notes or Term Notes). The respective Classes of Notes are designated under Series Supplements.
“Class A Excess Amortization Amount” has the meaning specified in the related Series Supplement.
“Class A Maximum Rated Amount” means, as of any date of determination, the maximum Outstanding Principal Balance of Class A Notes that are permitted to have a rating of not less than “BBB” by the Rating Agency, as most recently determined by the administrative agent under the related Variable Funding Note Purchase Agreement, in accordance with the related Variable Funding Note Purchase Agreement.
“Class A Noteholder” means any Holder of a Class A Note.
“Class A Notes” means the Notes of any Series designated as “Class A Notes” in the related Series Supplement.
“Class A Outstanding Principal Balance” has the meaning specified in the related Series Supplement.
“Class A-1 Excess Allocation Percentage” means, as of any date of determination, the highest Class A-1 Excess Allocation Percentage then in effect for any outstanding Series of Class A-1 Notes.
“Class A-1 Excess Amortization Amount” has the meaning specified in the related Series Supplement.
“Class A-1 Noteholder” means any Holder of a Class A-1 Note.

“Class A-1 Notes” means the Notes of any Series designated as “Class A-1 Notes” in the related Series Supplement.
“Class A-1 Outstanding Principal Balance” has the meaning specified in the related Series Supplement.
“Class A-1 Principal Distribution Amount” has the meaning specified in the related Series Supplement.
“Class A-1 Scheduled Principal Distribution Amount” has the meaning specified in the related Series Supplement.
“Class A-2 Excess Allocation Percentage” means, as of any date of determination, the highest Class A-2 Excess Allocation Percentage then in effect for any outstanding Series of Class A-2 Notes.
“Class A-2 Excess Amortization Amount” has the meaning specified in the related Series Supplement.
“Class A-2 Noteholder” means any Holder of a Class A-2 Note.
“Class A-2 Notes” means the Notes of any Series designated as “Class A-2 Notes” in the related Series Supplement.
“Class A-2 Outstanding Principal Balance” has the meaning specified in the related Series Supplement.
“Class A-2 Principal Distribution Amount” has the meaning specified in the related Series Supplement.
“Class A-2 Scheduled Principal Distribution Amount” has the meaning specified in the related Series Supplement.
“Class B Excess Allocation Percentage” means, as of any date of determination, the highest Class B Excess Allocation Percentage then in effect for any outstanding Series of Class B Notes.
“Class B Excess Amortization Amount” has the meaning specified in the related Series Supplement.
“Class B Noteholder” means any Holder of a Class B Note.
“Class B Notes” means the Notes of any Series designated as “Class B Notes” in the related Series Supplement.
“Class B Outstanding Principal Balance” has the meaning specified in the related Series Supplement.

“Class B Principal Distribution Amount” has the meaning specified in the related Series Supplement.
“Class B Scheduled Principal Distribution Amount” has the meaning specified in the related Series Supplement.
“Class Representative” means with respect to any Class or Series of Notes, issued pursuant to Rule 144A, as specified in the related Series Supplement.
“Clearstream” means Clearstream Banking S.A.
“Closing Date” or “Closing” means (i) the Initial Closing Date and (ii) the date of issuance of any Additional Notes, as applicable.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.
“Collateral” has the meaning specified in the Granting Clause of the Indenture.
“Collection Account” means the account designated as such, established and maintained pursuant to Section 8.2(a) of the Indenture.
“Collection Period” means, with respect to any Payment Date, the period from and including the first day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or with respect to the initial Payment Date, from but excluding the applicable Cutoff Date) to and including the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs. Any amount stated as of the last day of a Collection Period shall give effect to the following applications as determined as of the close of business on such last day: (1) all applications of Collections and (2) all distributions to be made on the related Payment Date.
“Collections” means all amounts paid to the Issuer, the Guarantors, the Manager (solely in its capacity as such) or the Back-Up Manager from whatever source (excluding any amounts transferred by a Hedge Counterparty for deposit into any Hedge Collateral Account) on or with respect to the Assets and all amounts paid to Operator from whatever source with respect to the Assets (subject in all respects to the expense and reimbursement provisions of the Joint Operating Agreement); provided, for the avoidance of doubt, Collections deposited in the Collection Account shall not be net of any Seller Taxes (as defined under the related Asset Vesting Document).
“Commission” means the U.S. Securities and Exchange Commission.
“Concentration Limits” means (a) no single Well and Assets related to that Well comprise more than 5% of the pro forma consolidated PV-10 of the Assets, and (b) the five (5) Wells and Assets related to those Wells that individually comprise the largest portion of the pro forma consolidated PV-10 of the Assets collectively comprise no more than 15% of the PV-10 of the Assets.

“Consents” means any approval, consent, ratification, waiver or other authorization from any Person that is required to be obtained in connection with the Contemplated Transaction or the execution or delivery of the Basic Documents.
“Contemplated Transactions” means (i) all of the transactions contemplated by the Basic Documents, including: (a) the formation of the Issuer and Diversified Holdings; (b) the transfer of DABS I, DABS II and DABS Phase X to the Issuer; (c) the entering into the Basic Documents by the Diversified Parties and the performance by the Diversified Parties of their respective covenants and obligations under the Basic Documents; and (d) the Issuer’s and each Guarantor’s acquisition, ownership, and exercise of control over the Assets from and after the Initial Closing Date; and (ii) the Manager’s management of the Issuer and the Guarantors contemplated by the Management Services Agreement.
“Continuing Notes” has the meaning specified in Section 2.15 of the Indenture.
“Contract” has the meaning specified (i) with respect to the Initial Assets, in the definition of “Wellbore Interests” under the Transfer Agreement and (ii) with respect to any Additional Assets, in the applicable definition under the applicable Additional Transfer Agreement.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.
“Controlled Entity” means (a) any of the Issuer’s, Diversified Holdings’ and the Guarantors’ respective Controlled Affiliates and (b) Diversified and its Controlled Affiliates.
“Controlling Class” means, as of any date of determination, the senior-most Outstanding Class of Notes (i.e., the Class with the lowest alphabetical designation), without regard to allocation to a particular Series or tranche (i.e., the Class A Notes, while the Class A Notes are Outstanding, followed by the Class B Notes, while the Class B Notes are Outstanding and no Class A Notes are Outstanding, etc.).
“Corporate Services Agreement” means (i) the Corporate Services Agreement, dated as of the Initial Closing Date, between the Issuer and Citadel SPV LLC and (ii) each subsequent agreement providing for independent director services that may be entered into in connection with the addition of a Guarantor, or any replacement independent director services agreement of the foregoing, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Corporate Trust Office” means the (i) principal office of the Indenture Trustee at which at any particular time the Indenture shall be administered, which office at the date of execution of the Indenture is located at UMB Bank, N.A., 100 William Street, Suite 1850, New York, New York 10038, Attn: ABS Structured Finance – Diversified ABS X LLC, e-mail: michele.voon@umb.com, (ii) for purposes of transfers and exchanges of Notes pursuant to the

Indenture, UMB Bank, N.A., 928 Grand Blvd., 9th Floor, Kansas City, MO 64106, Attn: Corporate Trust Dept, Bond Operations or (iii) at such other address or electronic mail address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address or electronic mail address designated by such successor Indenture Trustee by written notice to the Noteholders and the Issuer.
“Credit Risk Retention Rules” means risk retention regulations in 17 C.F.R. Part 246 as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in an adopting release or by the staff of the Commission, or as may be provided in writing by the Commission or its staff from time to time.
“Cutoff Date” means the “Effective Time” as defined in the applicable Asset Vesting Document.
“DABS I” means Diversified ABS LLC, a Pennsylvania limited liability company.
“DABS I Operating Agreement” means the Amended and Restated Operating Agreement of DABS I, dated as of the Initial Closing Date, as further amended, amended and restated, supplemented or otherwise modified from time to time.
“DABS II” means Diversified ABS Phase II LLC, a Pennsylvania limited liability company.
“DABS II Operating Agreement” means the Amended and Restated Operating Agreement of DABS II, dated as of the Initial Closing Date, as further amended, amended and restated, supplemented or otherwise modified from time to time.
“DABS III Upstream” means Diversified ABS III Upstream LLC, a Pennsylvania limited liability company.
“DABS IV” means Diversified ABS Phase IV LLC, a Delaware limited liability company.
“DABS V Upstream” means Diversified ABS V Upstream LLC, a Pennsylvania limited liability company.
“DABS VIII” means Diversified ABS VIII LLC, a Delaware limited liability company.
“DABS IX” means DP Mustang Holdco LLC, a Delaware limited liability company.
“DABS Phase X Operating Agreement” means the Amended and Restated Operating Agreement of DABS Phase X, dated as of the Initial Closing Date, as further amended, amended and restated, supplemented or otherwise modified from time to time.

“DABS Phase X” means Diversified ABS Phase X LLC, a Pennsylvania limited liability company.
“Day Count Convention” means, with respect to Notes of any Class and Series, as specified in the related Series Supplement.
“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
“Default Interest” with respect to any Series or Class of Notes, if applicable, shall be as specified in the related Series Supplement.
“Definitive Notes” means, collectively, the Definitive Term Notes and the Definitive Variable Funding Notes, in each case, substantially in the form of Exhibit A-3 and Exhibit A-4 to the Indenture, or, in each case in the form attached to the related Series Supplement.
“Definitive Term Notes” has the meaning specified in Section 2.1(b)(i) of the Indenture.
“Definitive Variable Funding Notes” has the meaning specified in Section 2.1(a)(i) of the Indenture.
“Depository” means initially, the Depository Trust Company (“DTC”), the nominee of which is Cede & Co., and any permitted successor depository.
“Depository Agreement” means, to the extent in existence, any agreement as between the Issuer and the Depository, governing the rights and responsibilities of each party.
“Depository Participant” means a broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.
“Designated Unpaid Interest Amount” has the meaning specified in Section 2.8 of the Indenture.
“Direct Expenses” has the meaning specified in the Management Services Agreement.
“Diversified” means Diversified Production LLC, a Pennsylvania limited liability company.
“Diversified Companies” means each of Diversified Energy Company Plc and the Diversified Parties.
“Diversified Corp” means Diversified Gas & Oil Corporation, a Delaware corporation.
“Diversified Holdings” means Diversified ABS X Holdings LLC, a Delaware limited liability company.

“Diversified Marketing” means Diversified Energy Marketing LLC, an Alabama limited liability company.
“Diversified Parties” means each of Diversified, Diversified Corp, Diversified Holdings, the Guarantors and the Issuer.
“DTC Custodian” means the Indenture Trustee, in its capacity as custodian of any Series or Class of Global Notes for DTC.
“Effective Time” has the meaning specified in the Transfer Agreement or the related Additional Transfer Agreement.
“Eligibility Criteria” means, subject to any exceptions in the Concentration Limits, Assets which are located in the Appalachian Region of the United States, and Assets not located in the Appalachian Region of the United States which comprise no more than 15% of the pro forma consolidated PV-10 of the Assets in the aggregate.
“Eligible Account” means a segregated account with an Eligible Institution.
“Eligible Institution” means:
(a)the corporate trust department of the Indenture Trustee; or
(b)a depository institution or trust company organized under the Laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has either (A) a long-term unsecured debt rating of at least BBB or better by Fitch or, to the extent that Fitch does not rate the Notes, the equivalent or better by an NRSRO, or such other rating that is acceptable to the Majority Noteholders or (B) a certificate of deposit rating of at least F-1+ or better by Fitch or, to the extent that Fitch does not rate the Notes, the equivalent or better by an NRSRO, or such other rating that is acceptable to the Majority Noteholders and (ii) whose deposits are insured by the FDIC.
“Emissions Linked Performance Targets” means the GHG Emissions Performance Target or the Methane Emissions Performance Target.
“Encumbrance” means any charge, equitable interest, privilege, Lien, mortgage, deed of trust, production payment, collateral assignment, security interest, or other arrangement substantially equivalent to any of the foregoing.
“Environmental Law” has the meaning specified in the applicable Asset Vesting Document.
“Environmental Liabilities” has the meaning specified in the applicable Asset Vesting Document.

“Equity Contribution Cure” means on any date, a contribution or other payment to the Issuer made by depositing cash (other than Collections) into the Collection Account or a contribution of Additional Assets for the purpose of being an Equity Cure Contribution by any equity holder of the Issuer, provided such amount and contribution of Additional Assets (based on PV-10 value) shall not be more than ten percent (10%) in the aggregate of the initial principal amount of all the Notes (as of the respective date of issuance) issued pursuant to the Indenture (and each related Series Supplement) as of such date, and made no more frequently than twice (in aggregate) per calendar year, with such changes to the percent or frequency as are consented to by the Majority Noteholders.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Issuer for purposes of Section 412 of the Code or Title IV of ERISA.
“ERISA Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made by the Issuer or any ERISA Affiliate or with respect to which the Issuer or any ERISA Affiliate may have any liability.
“ERISA Restricted Notes” means the Notes of any Series designated as “ERISA Restricted Notes” in the related Series Supplement.
“Escrow Agent” if applicable, as specified in the related Series Supplement.
“Escrow Agreement” if applicable, as specified in the related Series Supplement.
“Escrow Funding Date” if applicable, as specified in the related Series Supplement.
“Escrow Interest” if applicable, as specified in the related Series Supplement.
“Euroclear” means the Euroclear System.
“Event of Default” has the meaning specified in Section 5.1(a) of the Indenture.
“Excess Amortization Amount” means, with respect to any Series or Class of Notes, as set forth in the applicable Series Supplement; provided that the Excess Amortization Amount with respect to any Series or Class of Notes as of any Payment Date shall not exceed the Outstanding Principal Balance of such Notes as of such Payment Date (calculated after giving effect to all prior payments on such Payment Date pursuant to the Priority of Payments).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excess Concentration Amounts” means, as of any date of determination, the sum, without duplication, of the PV-10 of the Oil and Gas Portfolio that exceeds one or more Concentration Limits.
“Executive Officer” means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of such corporation; with respect to any limited liability company, any of the officers listed previously with respect to a corporation or any managing member or sole member of the limited liability company; with respect to any partnership, any general partner thereof; and with respect to any other entity, a similar situated Person.
“Existing Indebtedness” means, (x) as of the Initial Closing Date, collectively, the (i) $200,000,000 aggregate principal amount of Diversified ABS LLC’s 5.00% Notes due January 2037, (ii) $200,000,000 aggregate principal amount of Diversified ABS Phase II LLC’s 5.25% Notes due July 2037, and (iii) $160,000,000 term loan pursuant to the certain Credit Agreement, dated as of May 26, 2020, among DP Bluegrass LLC, as borrower, DABS Phase X, and Munich Re Energy Transition Finance Inc. f/k/a Munich Re Reserve Risk Financing, Inc., as lender, and (y) as of any other applicable Closing Date, indebtedness of any Additional Guarantors existing prior to such applicable Closing Date.
“External Verifier” means an independent third party engaged by Diversified Corp or any of its affiliates who in the ordinary course of business evaluates metrics such as the Emissions Linked Performance Targets and provides limited assurances with respect thereto.
“FATCA” means Sections 1471 through 1474 of the Code.
“FATCA Withholding Tax” means any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations or any intergovernmental agreements thereunder or official interpretations thereof.
“FDIC” means the Federal Deposit Insurance Corporation.
“Final Scheduled Payment Date” with respect to any Class or Series of Notes, has the meaning specified in the related Series Supplement.
“Financial Asset” has the meaning given such term in Article 8 of the UCC. As used herein, the Financial Asset “related to” a security entitlement is the Financial Asset in which the entitlement holder (as defined in the New York UCC) holding such security entitlement has the rights and property interest specified in the New York UCC.
“Fitch” means Fitch Ratings, Inc., or any successor to the rating agency business thereof.
“GAAP” means Generally Accepted Accounting Principles.

“GHG Emissions Performance Target” means attaining Diversified Energy Company Plc’s target set forth in the Sustainability Framework to achieve a reduction in Diversified Energy Company Plc’s Scope 1 and Scope 2 GHG emissions intensity to 2.73 MT CO2e/MMcfe for the Observation Period as certified by the External Verifier, such measurement and certification to be made in accordance with measurement and verification practices and procedures commonly in effect in the industry as of the Initial Closing Date.
“Global Notes” means, collectively, the Rule 144A Global Notes and the Regulation S Global Notes.
“Governmental Authorization” means any approval, consent, license, permit, registration, variance, exemption, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.
“Governmental Body” means any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Governmental Rule” means with respect to any Person, any Law, rule, regulation, ordinance, order, code, treaty, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Body binding on such Person.
“Grant” means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, grant a Lien upon and a security interest in, grant a right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of any item of Collateral or of any other property shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such item of Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.
“Guarantors” means each Initial Guarantor and each Additional Guarantor, individually or collectively.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:
(a)to purchase such indebtedness or obligation or any property constituting security therefor;
(b)to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Materials” has the meaning specified in the applicable Asset Vesting Document.
“Hedge Agreement” means any master agreement and related schedules, annexes and confirmations entered into between the Issuer and a Hedge Counterparty with respect to any swap, forward, option, swaption, cap, future or derivative transaction or similar agreement (whether entered into as a new transaction or by novation of a transaction or agreement existing as of the applicable Closing Date or thereafter), in each case whether cash or physical settlement, that is reasonably expected to hedge or mitigate the existing or anticipated commercial risk of the Issuer to one or more commodities including, without limitation, those transactions between the Issuer and each Hedge Counterparty, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Hedge Collateral Accounts” has the meaning specified in Section 8.2(d) of the Indenture.
“Hedge Counterparty” means each of Canadian Imperial Bank of Commerce, Citizens Bank, National Association, J. Aron & Company LLC, and each subsequent counterparty to a Hedge Agreement which satisfies the Hedge Counterparty Rating Requirements at the time that it enters into the Hedge Agreement with the Issuer.

“Hedge Counterparty Rating Requirements” has the meaning specified in the relevant Hedge Agreement.
“Hedge Counterparty Rights Agreement” means any Hedge Counterparty Rights Letter Agreement, dated as of the applicable Closing Date, among the Issuer, the Indenture Trustee and any of the Hedge Counterparties, as may be amended, supplemented or otherwise modified from time to time.
“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Note Register.
“Holdings Operating Agreement” means the Amended and Restated Operating Agreement of Diversified Holdings, dated as of the Initial Closing Date, as further amended, amended and restated, supplemented or otherwise modified from time to time.
“Hot Back-Up Management Duties” shall have the meaning set forth in the Back-Up Management Agreement.
“Hydrocarbons” means oil, gas, minerals, and other gaseous and liquid hydrocarbons or any combination of the foregoing.
“IFRS” means International Financial Reporting Standards.
“Indebtedness” means, with respect to any Person, at any time, without duplication,
(a)its liabilities for borrowed money;
(b)its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
(c)(i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;
(d)all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
(e)all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);
(f)all its liabilities (including delivery and payment obligations) under any Hedge Agreement of such Person; and

(g)any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.
Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.
“Indenture” means the Indenture, dated as of the Initial Closing Date, among the Issuer, the Guarantors, the Indenture Trustee and the Securities Intermediary, as the same may be amended and supplemented from time to time.
“Indenture Trustee” means UMB Bank, N.A., a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.
“Independent” means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, Diversified and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any Material indirect financial interest in the Issuer, any such other obligor, Diversified or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, Diversified or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.
“Initial Assets” means the “Wellbore Interests” as defined in the Transfer Agreement.
“Initial Seller” means each of the “Sellers” as specified in the Transfer Agreement.
“Initial Closing Date” means February 27, 2025.
“Institutional Accredited Investor” means an “accredited investor” within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) of Regulation D of the Securities Act or an entity owned entirely by other entities that fall within such paragraphs.
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than five percent (5%) of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Intercreditor Acknowledgment” means that certain Acknowledgment Agreement, dated as of the Initial Closing Date, by and among the ABS I Trustee, ABS II Trustee, ABS IV Trustee, the ABS VIII Trustee, the ABS IX Trustee, the Indenture Trustee, and KeyBank National Association, and acknowledged and agreed to by DP RBL Co LLC, Diversified, Diversified Marketing, DABS I, DABS II, DABS IV, DABS VIII, DABS III Upstream, DABS

V Upstream, DABS IX, the Issuer, and DP Yellowjacket Holdco, LLC, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Interest Accrual Period” means, with respect to any Payment Date, unless otherwise specified in the related Series Supplement for the Notes, the period from and including the immediately preceding Payment Date (or, in the case of the applicable initial Payment Date for a Series of Notes, from and including the related Closing Date or Escrow Funding Date, if applicable for the related Series) up to, but excluding, the current Payment Date.
“Interim Successor Manager” means, upon the resignation or termination of the Manager pursuant to the terms of the Management Services Agreement and prior to the appointment of any successor to the Manager, the Back-Up Manager.
“IO DSCR” means, as of any Quarterly Determination Date, beginning with the Payment Date occurring in April 2025, an amount equal to (a) the Securitized Net Cash Flow for each of the three (3) immediately preceding Collection Periods, divided by (b) the aggregate Note Interest with respect to the Controlling Class over such three (3) immediately preceding Payment Dates; provided, that, the IO DSCR may, but shall not be required to, be calculated until the first Quarterly Determination Date that is at least 3 months after the issuance of Additional Notes and the related Additional Assets; provided further, that, more than 6 months shall not have elapsed since the prior calculation.
“Interest Rate” means, with respect to any Series and Class of Notes, the per annum fixed or floating rate at which such Notes accrue interest, as specified in the related Series Supplement.
“Interest Rate Step Up Trigger Date” means the Payment Date in the month of May 2030.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Investment Earnings” means, with respect to any Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Issuer Accounts to be deposited into the Collection Account on such Payment Date pursuant to Section 8.2(f) of the Indenture.
“Investments” means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.
“Issuer” means Diversified ABS X LLC, a Delaware limited liability company.
“Issuer Account Property” means the Issuer Accounts, all amounts and investments held from time to time in any Issuer Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.
“Issuer Accounts” shall have the meaning specified in Section 8.2(f) of the Indenture.

“Issuer Hedge Termination Receipt” shall have the meaning specified in Section 4.28(d) of the Indenture.
“Issuer Operating Agreement” means the Amended and Restated Operating Agreement of Diversified ABS X LLC, dated as of the Initial Closing Date, as further amended, amended and restated, supplemented or otherwise modified from time to time.
“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Issuer by any one of its authorized officers and delivered to the Indenture Trustee.
“Issuer Parties” and “Issuer Party” have the meanings specified in the preamble to the Indenture.
“Joint Operating Agreement” means, as applicable, (i) the Joint Operating Agreement, dated as of November 13, 2019, by and between Diversified and DABS I, as amended by (a) the Amendment to Operating Agreement, dated as of April 9, 2020, by and among Diversified, DABS I and DABS II, (b) the Second Amendment to Operating Agreement, dated as of February 4, 2022, by and among Diversified, DABS I, DABS II and DABS III Upstream, (c) the letter agreement, dated as of February 4, 2022, between Diversified and DABS III Upstream, (d) the Third Amendment to Operating Agreement, dated as of May 27, 2022, by and among, Diversified, DABS I, DABS II, DABS III Upstream and DABS V Upstream, (e) the letter agreement, dated as of May 27, 2022, between Diversified and DABS V Upstream, (f) the Fourth Amendment to Operating Agreement, dated as of May 30, 2024, by and among, Diversified, DABS I, DABS II, DABS III Upstream and DABS V Upstream, (g) the Fifth Amendment to Operating Agreement, dated as of the Initial Closing Date, by and among, Diversified, DABS I, DABS II, DABS III Upstream and DABS V Upstream, and (h) the letter agreement, dated as of the Initial Closing Date, by and among Diversified, DABS I and DABS II, and (ii) the Joint Operating Agreement, dated as of the Initial Closing Date, by and between Diversified and DABS Phase X, in each case, as further amended, amended and restated, supplemented or otherwise modified from time to time.
“Knowledge” means, with respect to any Diversified Company, the actual knowledge (following reasonable inquiry of direct reports) of any Executive Officer of such entity.
“L/C Reimbursements” means, with respect to any Series of Variable Funding Notes, as specified in the related Series Supplement.
“Law” means any applicable United States or foreign, federal, state, regional, or local statute, law, code, rule, treaty, convention, order, decree, injunction, directive, determination or other requirement and, where applicable, any legally binding interpretation thereof by a Governmental Body having jurisdiction with respect thereto or charged with the administration or interpretation thereof (including, without limitation, any Governmental Rule).
“Leases” has the meaning specified (i) with respect to the Initial Assets, in the definition of “Wellbore Interests” under the Transfer Agreement and (ii) with respect to any Additional Assets, in the applicable definition under the applicable Additional Transfer Agreement.

“Lien” means a security interest, lien, charge, pledge, equity or encumbrance of any kind.
“Liquidity Reserve Account” means the account designated as such, established and maintained pursuant to Section 8.2(c) of the Indenture.
“Liquidity Reserve Account Initial Deposit” means cash or Permitted Investments having a value equal to $19,110,056.
“Liquidity Reserve Account Required Balance” means an amount equal to 50% of the Liquidity Reserve Account Target Amount.
“Liquidity Reserve Account Target Amount” means, with respect to (a) first Payment Date, the Liquidity Reserve Account Initial Deposit, (b) any Payment Date after the first Payment Date and prior to which the Principal Coverage Condition has been achieved, the product of (i) six (6) and (ii) the sum of (y) the Note Interest on all outstanding Class A Notes and (z) Senior Transaction Fees for such Payment Date (this amount shall not be less than 50% of the Liquidity Reserve Account Initial Deposit) or (c) any Payment Date on or after which the Principal Coverage Condition has been achieved, $0.
“Loan Advances” means, with respect to any Series of Variable Funding Notes, as specified in the related Series Supplement.
“Majority Hedge Counterparties” means, as of the date of determination, (a) if there are less than three unaffiliated Hedge Counterparties on such date, all Hedge Counterparties, and (b) if there are three or more unaffiliated Hedge Counterparties on such date, Hedge Counterparties representing greater than sixty-six and two-thirds (66 2/3%) of the aggregate net mark-to-market exposure to the Issuer (with respect to each Hedge Agreement as determined by the relevant Hedge Counterparty acting in a commercially reasonable manner) of all outstanding Hedge Agreements at such time (calculated in the aggregate for each Hedge Counterparty but, for the avoidance of doubt, excluding from the aggregate any Hedge Counterparty to which the Issuer has net mark-to-market exposure). If no Hedge Counterparty has any positive net mark-to-market exposure to the Issuer, then a majority of the Hedge Counterparties in number shall, acting together, constitute the Majority Hedge Counterparties.
“Majority Noteholders” means, (i) as of the date of determination on which any Notes are Outstanding, means Noteholders (other than any Diversified Company and each of their Affiliates) representing greater than fifty percent (50%) of the aggregate Outstanding Principal Balance of the Controlling Class and (ii) as of any date of determination on which no Notes are Outstanding, and any Hedge Agreement with any Hedge Counterparties remains outstanding or any payments thereunder, including any termination value, remains unpaid, the Majority Hedge Counterparties until such time as all of the Hedge Agreements related to this Indenture have terminated and all payments thereunder, including termination value, have been paid in full.
“Management Services Agreement” means the Management Services Agreement, dated as of the Initial Closing Date, by and among the Manager, Diversified Corp and the Issuer, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Management Team” means, at any point in time, those certain individuals serving as officers of Diversified Energy Company Plc as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and Chief Legal and Risk Officer.
“Manager” means Diversified, in its capacity as manager under the Management Services Agreement, and any successor thereunder.
“Material” with respect to any Person means material in relation to the business, operations, affairs, financial condition, assets or properties of such Person.
“Material Event” means a Default, Event of Default, Rapid Amortization Event or Material Manager Default.
“Material Adverse Effect” means any event, occurrence, fact, condition or change that has a material adverse effect on (i) the business, operations, affairs, assets, properties, prospects, financial condition or results of operation of any Diversified Party, (ii) the validity, priority or enforceability of the Liens on the Collateral, taken as a whole, (iii) the ability of any Diversified Party, the Manager or the Operator to perform any Material obligation under any Basic Document to which it is a party, (iv) the ability of the Indenture Trustee to enforce any Diversified Party, the Manager or the Operator obligations under the Basic Documents to which such person is a party in any Material respect, or (v) the validity or enforceability against any Diversified Party, the Manager or the Operator of any Basic Document to which such person is a party.
“Material Manager Default” has the meaning specified in the Management Services Agreement, as of the Initial Closing Date, with such changes as are consented to by the Majority Noteholders and that would not reasonably be expected to be materially adverse to the Hedge Counterparties.
“Maximum Hedge Requirement” shall have the meaning specified in Section 4.28(e) of the Indenture.
“Methane Emissions Performance Target” means attaining Diversified Energy Company Plc’s target set forth in the Sustainability Framework to achieve a reduction in Diversified Energy Company Plc’s Scope 1 methane emissions intensity to 0.75 MT CO2e/MMcfe for the Observation Period as certified by the External Verifier, such measurement and certification to be made in accordance with measurement and verification practices and procedures commonly in effect in the industry as of the Initial Closing Date.
“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.
“Mortgage” means any mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Indenture Trustee, for the benefit of the Secured Parties, on real property of the Issuer or the Guarantors, including any amendment, restatement, modification or supplement thereto.

“MT CO2e/MMcfe” means metric tons of carbon dioxide equivalent per million cubic feet of natural gas equivalent.
“Multiemployer Plan” means any ERISA Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners.
“Natural Gas Hedge Percentage” has the meaning specified in Section 4.29(a) of the Indenture.
“Natural Gas Hedge Period” has the meaning specified in Section 4.29(a) of the Indenture.
“Net Revenue Interest” means, for any Well, the holder’s share of the Hydrocarbons produced, saved and marketed therefrom (after satisfaction of all Burdens).
“NGL Hedge Percentage” has the meaning specified in Section 4.29(b) of the Indenture.
“NGL Hedge Period” has the meaning specified in Section 4.29(b) of the Indenture.
“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by Diversified or the Issuer primarily for the benefit of employees of Diversified or the Issuer residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
“Note Interest” means, with respect to any Payment Date and to the Notes of a Class and Series, an amount equal to the sum of (i) with respect to the Class A Notes and Class B Notes, (x) the interest accrued thereon during the Interest Accrual Period at the applicable Interest Rate (which Interest Rate may be fixed or floating and shall be set forth in the related Series Supplement for such Series and Class of Notes) on the applicable Outstanding Principal Balance thereof plus (y) without duplication, any accrued and unpaid Note Interest thereon from prior Payment Dates, together with, to the extent permitted by law, this Indenture and the applicable Series Supplement, interest thereon at such Interest Rate during the Interest Accrual Period, calculated on the basis of the applicable Day Count Convention, and (ii) without duplication, solely with respect to the Class B Notes, to the extent applicable, any Designated Unpaid Interest Amounts. Note Interest on any Variable Funding Notes will be calculated on the daily average Outstanding Principal Balance thereof and will include any accrued and unpaid commitment fees and any other fees, expenses and other amounts due to the holders of such Variable Funding Notes under any Variable Funding Note Purchase Agreement.
“Note Owner” means, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository, a Depository

Participant or an indirect participating brokerage firm for which a Depository Participant acts as agent.
“Note Purchase Agreement” means a purchase agreement, dated as of the related Closing Date, related to the sale of all or a portion of a Series or Class of Notes, among the Diversified Parties party thereto and the purchasers thereof, as may be amended, supplemented or otherwise modified from time to time.
“Note Register” and “Note Registrar” have the respective meanings specified in Section 2.5(a) of the Indenture.
“Noteholder” means, with respect to a Definitive Note, the Person in whose name a Note is registered in the Note Register and, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or as an indirect participant, in each case in accordance with the rules of such Depository).
“Noteholder FATCA Information” means, with respect to any Noteholder, information sufficient to eliminate the imposition of, or determine the amount of, FATCA Withholding Tax.
“Noteholder Tax Identification Information” means, with respect to any Noteholder, properly completed and signed Tax certifications (generally, in the case of U.S. federal income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a U.S. Person or the appropriate IRS Form W-8 (or applicable successor form)) as well as other relevant information if the Noteholder desires to claim the portfolio interest exemption in the case of a person that is not a U.S. Person.
“Notes” means the Term Notes and the Variable Funding Notes issued by the Issuer pursuant to the Indenture and the Series Supplements.
“Notification Date” means the date thirty (30) days prior to the Interest Rate Step Up Trigger Date.
“Novation Agreements” means each agreement by and among an Issuer Party, a transferor and a Hedge Counterparty pursuant to which hedging transactions are novated to the Issuer and become subject to the related Hedge Agreement between the Issuer Party and such Hedge Counterparty.
“NRSRO” means any nationally recognized statistical rating agency recognized as such by the Commission and acceptable to the SVO.
“Obligations” means all of the obligations of the Issuer and the Guarantors with respect to the Notes and any other Basic Document, including any Hedge Agreement, whether owed to Indenture Trustee, a Holder, or any other Person, as set forth under any Basic Document (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising), including, without limitation, the obligation to pay principal, interest (including, for the avoidance of doubt, any default interest required under the Indenture), any Redemption Price, Change of Control Redemption Price and all actual, reasonable and documented costs, charges and expenses, attorney’s fees and disbursements, and indemnitees.
“Observation Period” means the year ended December 31, 2029.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means in the case of the Issuer, a certificate signed by a Responsible Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.1 of the Indenture, and delivered to the Indenture Trustee (unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of a Responsible Officer of the Issuer), and in the case of the Manager or the Back-Up Manager, a certificate signed by a Responsible Officer of the Manager or the Backup Manager, as applicable.
“Oil and Gas Portfolio” means, as of any date of determination, collectively, all Assets then held by the Issuer and the Guarantors.
“Oil Hedge Percentage” has the meaning specified in Section 4.28 of the Indenture.
“Oil Hedge Period” has the meaning specified in Section 4.28 of the Indenture.
“Operating Expenses” means the amounts chargeable to the Joint Account (as defined in the applicable Joint Operating Agreement) with respect to Issuer’s interest. Operating Expenses excludes any amounts otherwise paid by Issuer under the Basic Documents and any internal general and administrative expenses of Issuer.
“Operator” means Diversified, in its capacity as operator under any Joint Operating Agreement, and any successor thereunder.
“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be an employee of or counsel to the Issuer (if satisfactory to the addressees of such opinion) and who shall be satisfactory to the addressees of such opinion, and which opinion or opinions if addressed to the Indenture Trustee, shall comply with any applicable requirements of Section 12.1 or any other applicable provision of the Indenture and, if applicable, shall be in form and substance satisfactory to the Indenture Trustee.
“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Organizational Documents” of any entity means (a) in the case of a corporation, the articles or certificate of incorporation (or the equivalent of such items under state Law) and the bylaws of such corporation, (b) in the case of a limited liability company, the certificate or articles of existence or formation and the operating agreement of such limited liability company, (c) in the case of a limited partnership, the certificate of formation and limited partnership agreement of such limited partnership and the Organizational Documents of the general partner of such limited partnership, and (d) any equivalent documents to the foregoing under the state Law where such entity was organized or formed.
“Other Agreement Default” means Diversified Party or any Affiliate of a Diversified Party shall fail to pay when due any principal or interest on any Indebtedness (other than the Indebtedness under the Basic Documents); if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $5,000,000 or having an aggregate principal amount in excess of $10,000,000 to become or be declared due prior to its stated maturity.
“Outstanding” means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:
(i)Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;
(ii)Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given or waived pursuant to the Indenture or provision for such notice or waiver has been made which is satisfactory to the Indenture Trustee); and
(iii)Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser; provided, that in determining whether the Holders of the requisite Outstanding Principal Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, Diversified or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee has actual knowledge are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, Diversified or any Affiliate of any of the foregoing Persons.

“Outstanding Principal Balance” means, as of any date of determination, with respect to any Class and/or Series of Notes, the aggregate unpaid principal balance of all Outstanding Notes of such Class and/or Series.
“Ownership Interest” means, with respect to any Note, any ownership or security interest in such Note of the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.
“P&A Expense Amount” means, for any fiscal year, the actual aggregate net amount of plugging and abandonment expenses attributable to the Initial Assets and any Additional Assets, which amount shall be determined by the Manager in accordance with the Management Standards (as defined in the Management Services Agreement).
“P&A Reserve Account” means one or more accounts or sub-accounts established on behalf of the Indenture Trustee and maintained by the Securities Intermediary in the name of the Issuer, in trust for the benefit of the Secured Parties.
“P&A Reserve Amount” means, with respect to any Payment Date after which a P&A Reserve Trigger occurs, an amount equal to (x) if the P&A Reserve Trigger is under subclause (a) of the definition of “P&A Reserve Trigger”, two (2) times the excess, if any, of (a) the P&A Expense Amount for the fiscal year preceding the applicable occurrence of the P&A Reserve Trigger over (b) the P&A Reserve Trigger Amount and (y) if the P&A Reserve Trigger is under subclause (b) of the definition of “P&A Reserve Trigger”, an amount equal to the P&A Expense Amount for the fiscal year preceding the applicable occurrence of the P&A Reserve Trigger.
“P&A Reserve Trigger” means the determination as of the Payment Determination Date in March of any fiscal year that the P&A Expense Amount for the Issuer’s prior fiscal year exceeded the P&A Reserve Trigger Amount.
“P&A Reserve Trigger Amount” means (i) for fiscal years 2025 through 2028, an amount equal to $1.0 million, (ii) for fiscal years 2029 through 2037, an amount equal to $1.5 million, and (iii) for fiscal years 2038 through 2045, an amount equal to $2.0 million.
“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account including payments of principal of or interest on the Notes on behalf of the Issuer.
“Payment Date” means, with respect to each Collection Period, the 28th day of the following month or, if such day is not a Business Day, the immediately following Business Day. The initial Payment Date with respect to any Series of Notes shall be as set forth in the applicable Series Supplement.
“Payment Date Compliance Certificate” means the certificate delivered pursuant to Section 7.1(e) of the Indenture.

“Payment Date Report” means a certificate of the Manager delivered pursuant to Section 8.6 of the Indenture.
“Payment Determination Date” means, with respect to any Payment Date, two (2) Business Days immediately preceding such Payment Date.
“Permitted Dispositions” means the sale, or exchange for Additional Assets, of Assets by the Issuer or the Guarantors, as applicable, at a price or value equal to fair market value at the time of such sale or exchange, subject to the following limitations:
(a)the aggregate amount of Assets sold or exchanged does not exceed 15% of the cumulative initial principal balance of all Notes issued by the Issuer pursuant to the Indenture (and each related Series Supplement) on or prior to the date of such disposition;
(b)the aggregate amount of Assets sold to any Affiliate of the Diversified Parties does not exceed 5% of the cumulative initial principal balance of all Notes issued by the Issuer pursuant to the Indenture (and each related Series Supplement) on or prior to the date of such disposition;
(c)in the reasonable opinion of the Manager, the selection procedures used in selecting such Assets would not reasonably be expected to be materially adverse to the Noteholders or the Hedge Counterparties;
(d)the Pro Forma Aggregate DSCR shall not be less than 1.45 to 1.00, the Pro Forma Senior DSCR shall not be less than 1.55 to 1.00, the Pro Forma Aggregate IO DSCR shall not be less than 2.00 to 1.00, the Pro Forma Senior IO DSCR shall not be less than 2.25 to 1.00, the Pro Forma Aggregate LTV shall not be greater than 75% and the Pro Forma Senior LTV shall not be greater than 65% after giving effect to such sale or exchange and the application of the proceeds therefrom to the purchase of Additional Assets, the repayment of the Notes or any required hedge termination payment, if any;
(e)the Rating Agency Condition shall have been satisfied;
(f)no sale, or exchange for Additional Assets, of Assets may occur during the continuance of any Default, Event of Default, or Rapid Amortization Event;
(g)the proceeds of any disposition of Collateral shall be sufficient (together with other funds available for such purpose) to pay any breakage or termination amounts (including any interest thereon) owing to any Hedge Counterparty as a result of any termination of hedges;
(h)the consideration for the disposed Collateral shall be in the form of cash, cash equivalents or Additional Assets;
(i)the Concentration Limits are satisfied after giving effect to such disposition, or if, such Concentration Limit was not satisfied immediately prior to such disposition, the level of compliance with such limit is maintained or improved after giving effect to such disposition;

(j)if the PV-10 of the Assets disposed of through such disposition, individually or together with the PV-10 of the Assets disposed of through any related disposition, exceed 5% of the PV-10 of the Assets at the beginning of the relevant Annual Period (as reflected in the most recently delivered Reserve Report), then the Issuer shall have agreed to deliver (or cause the Manager to deliver) an updated Reserve Report within forty-five (45) days after such disposition; and
(k)delivery to the Indenture Trustee of an Officer’s Certificate certifying the above conditions.
(l)“Permitted Indebtedness” shall have the meaning specified in Section 4.21 of the Indenture.
“Permitted Investments” means (i) direct obligations of the United States of America or any agency thereof, or shares of money market funds that invest solely in such obligations, (ii) obligations fully guaranteed by the United States of America and certificates of deposit issued by, or bankers’ acceptances of, or time deposits, demand deposits or overnight deposits with, any bank, trust company or national banking association incorporated or doing business under the Laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $250,000,000, (iii) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the Laws of the United States of America or one of the states thereof and in each case having a rating assigned to such commercial paper by S&P or Moody’s (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized statistical rating organization in the United States of America) equal to the highest rating assigned by such organizations, and (iv) money market funds which (a) invest primarily in obligations of the United States of America or any agency thereof, corporate bonds, certificates of deposit, commercial paper rated AAAmmf or better by Fitch and P-1 or better by Moody’s, repurchase agreements, time deposits and (b) have a rating assigned to such fund by Moody’s, Fitch or S&P equal to “Aaa-mf”, “AAAmmf”, or “AAm”, respectively, or better. In no event shall any investment be eligible as a “Permitted Investment” unless the final maturity or date of return of such investment is thirty-one (31) days or less from the date of purchase thereof.
“Permitted Liens” shall, with respect to the Assets, have the meaning assigned to the term “Permitted Encumbrance” or similar term in the applicable Asset Vesting Document as of the related Closing Date, with such changes as are consented to by the Majority Noteholders and the Majority Hedge Counterparties.
“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.
“Physical Property” means instruments within the meaning of Section 9-102(a)(47) of the UCC and certificated securities within the meaning of Section 8-102 of the UCC.

“Placement Agents” means, with respect to any Series of Notes, as specified in the related Series Supplement.
“Plan” means (a) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code that is subject to Section 4975 of the Code; (c) any plan subject to Similar Law or (d) any entity or account deemed to hold plan assets of the foregoing.
“Pledge Agreement” means the Pledge Agreement, dated as of the Initial Closing Date, among Diversified Holdings, the Issuer, the Guarantors, Diversified and the Indenture Trustee, for the benefit of the Secured Parties, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Post-Renewal Date Amortization Period” means, with respect to any Variable Funding Notes, as designated in the relevant Series Supplement.
“Posted Collateral” means all Eligible Collateral (as defined by the Hedge Agreement) and the proceeds thereof, including all interest accruing on any such sums, that has been received by the Issuer from a Hedge Counterparty under a Hedge Agreement and has been deposited into an applicable Hedge Collateral Account.
“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.6 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.
“Principal Coverage Condition” means the first Payment Date upon which the sum of (a) Available Funds available subsequent to distributions on such Payment Date pursuant to Section 8.6(i)(C) of the Indenture and (b) the amounts available in the Liquidity Reserve Account, is greater than the aggregate Outstanding Principal Balance of the Class A Notes.
“Principal Distribution Amount” means, with respect to any Class and Series of Term Notes, as specified in the related Series Supplement.
“Proceeding” means any suit in equity, action at Law or other judicial or administrative proceeding.
“Proceeds Retention Condition” shall have the meaning specified in Section 8.4(c) of the Indenture.
“Production Tracking Rate” means, with respect to any Semi-Annual Determination Date beginning with the Payment Date occurring in July 2025, the quotient of (a) the aggregate production volume with respect to the Assets actually realized over the six (6) calendar months immediately preceding such date of determination over (b) the aggregate production volume with respect to the Assets projected in the most recent Reserve Report for the six (6) corresponding calendar months; provided, that, any calculation of the Production Tracking Rate following the issuance of Additional Notes or the related Additional Assets may, but shall not be required to, be calculated until the first Semi-Annual Determination Date that is at least 6 months after such issuance of Additional Notes and the related Additional Assets; provided further, that, more than 12 months shall not have elapsed since the prior calculation.
“Pro Forma Aggregate DSCR” means the projected Aggregate DSCR calculation as of the Payment Determination Date occurring at least three (3) full calendar months following the date of the issuance of the relevant Additional Notes or Permitted Disposition.
“Pro Forma Aggregate IO DSCR” means the projected Aggregate IO DSCR calculation as of the Payment Determination Date occurring at least three (3) full calendar months following the date of the issuance of the relevant Additional Notes or Permitted Disposition.
“Pro Forma Aggregate LTV” means the projected Aggregate LTV calculation as of the Payment Determination Date occurring at least three (3) full calendar months following the date of the issuance of the relevant Additional Notes or Permitted Disposition; provided that if the Aggregate LTV would not be redetermined on such Payment Determination Date, the Pro Forma Aggregate LTV shall be the projected Aggregate LTV calculation as if such Payment Determination Date was a determination date for the Aggregate LTV.
“Pro Forma Senior DSCR” means the projected Senior DSCR calculation as of the Payment Determination Date occurring at least three (3) full calendar months following the date of the relevant issuance of Additional Notes or Permitted Disposition.
“Pro Forma Senior IO DSCR” means the projected Senior IO DSCR calculation as of the Payment Determination Date occurring at least three (3) full calendar months following the date of the relevant issuance of Additional Notes or Permitted Disposition.
“Pro Forma Senior LTV” means the projected Senior LTV calculation as of the Payment Determination Date occurring at least three (3) full calendar months following the date of the relevant issuance of Additional Notes or Permitted Disposition; provided that if the Senior LTV would not be redetermined on such Payment Determination Date, the Pro Forma Senior LTV shall be the projected Senior LTV calculation as if such Payment Determination Date was a determination date for the Senior LTV.
“PV-10” means the value calculated in the most recent Reserve Report delivered pursuant to Section 8.5 of the Indenture consisting of the discounted present value (using ten percent (10.0%) discount rate) of the sum of (i) the projected net cash flows from the Oil and Gas Portfolio categorized as proved, developed and producing, using commodity strip prices and (ii) the positive or negative aggregate mark-to-market value determined as of such date of determination of all Hedge Agreements, calculated in the aggregate for all Hydrocarbons hedged, calculated on an annual basis (or, to the extent the Manager in its discretion obtains an updated Reserve Report prior to any otherwise scheduled annually updated Reserve Report, calculated on a more frequent basis to reflect the projected proceeds described in such updated Reserve Report).

“Qualified Buyer” shall mean any U.S. domiciled private equity fund or controlled holding company, similar investment fund, sovereign wealth fund, publicly listed company, upstream or energy company, and/or similar entities or investors (or any consortium or combination of any or all of the foregoing) that in the aggregate for all such persons, has either (x) assets under management equal to or in excess of $1,000,000,000; (y) a market capitalization equal to or in excess of $1,000,000,000 or (z) an enterprise value equal to or in excess of $1,500,000,000.
“Qualified Institutional Buyer” means a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Qualifying Debt Opinion” means an opinion, based on customary representations, covenants and undertakings by the Issuer and its Affiliates, from nationally-recognized Tax counsel to the effect that the Notes, or a Series or Class of Notes, will be properly characterized as debt for U.S. federal income Tax purposes, subject to customary assumptions and qualifications.
“Qualifying Owner” means any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) that directly or indirectly holds or acquires 100% of the total voting power of the Voting Stock of Diversified Energy Company Plc, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) holds more than 50% of the total voting power of the Voting Stock thereof.
“Quarterly Determination Date” means the Payment Determination Dates in the months of January, April, July and October.
“Rapid Amortization Event” means the occurrence and continuation of (i) any Event of Default under the Indenture, (ii) a Warm Trigger Event, (iii) any Material Manager Default under the Management Services Agreement, (iv) any Other Agreement Default, (v) the failure to repay the Notes by their applicable Anticipated Repayment Date, or (vi) failure to comply with Section 4.28 of this Indenture as determined by Section 4.28(e) of this Indenture.
“Rating Agency” means, with respect to any action or event in regards to a Series of Notes, the rating agency or agencies specified as such in the Series Supplement for such Series.
“Rating Agency Condition” means, with respect to any transaction or matter in regards to Notes of any Class and Series, a condition that is satisfied:
(i)    if “Rating Agency Condition” (or an analogous term) is defined in the Series Supplement for such Series, when such condition as defined therein has been satisfied; and
(ii)    if “Rating Agency Condition” (or an analogous term) is not defined in the Series Supplement for such Series, when each Rating Agency then rating such Notes shall have received ten (10) Business Days’ (or such shorter period as shall be acceptable to such Rating Agency) prior written notice of such transaction or matter, and shall not have notified the Issuer that such transaction or matter will result in a downgrade or withdrawal of the then-current rating of such Rating Agency of such Notes.
“Rating Agency Contact” means, with respect to any other Rating Agency and Series of Notes, the contact details specified for such Rating Agency in the related Series Supplement.
“Record Date” means, with respect to a Payment Date or Redemption Date, the last day of the immediately preceding calendar month.
“Redemption” means the redemption of the Notes by the Issuer in accordance with Section 10.1 of the Indenture.
“Redemption Date” means a Business Day, (i) in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture, any day specified by the Issuer in the applicable notice of redemption, (ii) in the case of a redemption of the Notes pursuant to Section 10.1(b) of the Indenture, any day within 90 days of the triggering Change of Control, as specified by the Issuer pursuant to Section 10.1(b) of the Indenture or (iii) in each case as may be specified in the related Series Supplement.
“Redemption Price” means, in connection with a redemption of Notes of any Class and Series pursuant to Section 10.1 of the Indenture, the price specified in the related Series Supplement for Notes of such Class. For the avoidance of doubt, no Redemption Price shall be paid in connection with principal amounts redeemed solely as a result of the Issuer’s receipt and application of amounts pursuant to Section 8.6(iv) of the Indenture (including any Excess Hedge Amounts).
“Regulation S” means Regulation S promulgated under the Securities Act and any successor provision thereto.
“Regulation S Global Note” means, with respect to any Series and Class of Term Notes, a single global Note, in definitive, fully registered form without interest coupons, representing such Term Notes offered and sold outside the United States in reliance on Regulation S, which Note bears a Regulation S Legend.
“Regulation S Legend” means, with respect to any Series and Class of Term Notes, a legend generally to the effect that such Term Notes may not be offered, sold, pledged or otherwise transferred in the United States or to a U.S. Person prior to the date that is 40 days following the later of the commencement of the initial offering of such Term Notes and the Closing Date for such Term Notes, except pursuant to an exemption from the registration requirements of the Securities Act.
“Related Fund” means, with respect to any Holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Release Date” means, with respect to any Series and Class of Term Notes, the date that is 40 days following the later of (i) the Closing Date for such Term Notes and (ii) the commencement of the initial offering of such Term Notes in reliance on Regulation S.
“Reserve Report” means (i) initially the Transfer Agreement Reserve Report and (ii) upon delivery of the updated reserve report required with respect to the Initial Assets and any Additional Assets pursuant to Section 8.5 of the Indenture, a reserve report in form and substance substantially similar to the Transfer Agreement Reserve Report (as adjusted for new information) and otherwise reasonably acceptable to the Majority Noteholders, setting forth as of the date of the report the oil and gas reserves of the Issuer and the Guarantors, together with a projection of the rate of production and future net income, Taxes, Operating Expenses and capital expenditures with respect to the Initial Assets and any Additional Assets as of that date based on good faith and reasonable economic assumptions provided by the Manager, containing customary assumptions, qualifications and exclusions; provided, that upon the reasonable request of the Majority Noteholders, the Majority Noteholders may, at their sole expense, independently audit the economic assumptions provided by the Manager.
“Responsible Officer” means, (x) with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer, employee or other person of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, who shall have direct responsibility for the administration of the Indenture, (y) with respect to the Issuer any officer, including any president, vice president, secretary or any other officer performing functions similar to those performed by such officers, and (z) with respect to Diversified Corp or Diversified, any officer, including any president, vice president, secretary or any other officer performing functions similar to those performed by such officers.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 144A Global Note” means, with respect to any Series and Class of Term Notes, a single global Note, in definitive, fully registered form without interest coupons, representing such Term Notes, which Note does not bear a Regulation S Legend.
“Rule 17g-5” has the meaning specified in Section 12.19(a) of the Indenture.
“Satisfaction Notification” means an Officer’s Certificate delivered at least 30 days prior to the applicable Interest Rate Step Up Trigger Date (the “Notification Date”) that in respect of the applicable Observation Period: (i) one or both Emissions Linked Performance Targets have been satisfied and (ii) the satisfaction of each Emissions Linked Performance Target has been confirmed by the External Verifier, such measurement and certification to be made in accordance with measurement and verification practices and procedures commonly in effect in the industry as of the Initial Closing Date.

“Schedule of Assets” means the schedules and exhibits to the related Asset Vesting Documents specifying the Assets being transferred, as such schedules and exhibits may be amended from time to time including by a related Series Supplement in connection with an issuance of Additional Notes.
“Section 385 Related Party” means the Issuer (or any entity treated as the Issuer for U.S. federal income Tax purposes), a member of an “expanded group” that includes the Issuer (or any entity treated as the Issuer for U.S. federal income Tax purposes) or with respect to which the Issuer is a “controlled partnership” or that would include the Issuer if the Issuer were a corporation or a “controlled partnership” with respect to such an expanded group, in each case within the meaning of Treasury Regulations under Section 385 of the Code.
“Secured Parties” means, collectively, each Noteholder, the Indenture Trustee, each Hedge Counterparty and the Back-Up Manager, and “Secured Party” means any of them individually.
“Securities” or “Security” shall have the meaning specified in section 2(a)(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Intermediary” shall have the meaning specified in Section 8.2(g) of the Indenture.
“Securitized Net Cash Flow” means, with respect to any Collection Period, the sum of the aggregate proceeds of the Assets deposited in the Collection Account with respect to such Collection Period, the aggregate amount of Equity Contribution Cures, if any, deposited in the Collection Account with respect to such Collection Period, and the net proceeds of the Hedge Agreements received by the Issuer with respect to such Collection Period in excess of amounts payable pursuant to clauses (ii)(A) and (B) of Section 8.6 of the Indenture with respect to such Collection Period.
“Sellers” means, collectively, the Initial Sellers and each Additional Seller.
“Semi-Annual Determination Date” means the Payment Determination Dates in the months of January and July.
“Senior DSCR” means, as of any Quarterly Determination Date, beginning with the Payment Date occurring in April 2025, an amount equal to (a) the Securitized Net Cash Flow over the three (3) immediately preceding Collection Periods less the aggregate Senior Transaction Fees, divided by (b) the sum of (i) the aggregate interest accrued on the most senior Class of Notes then outstanding (in alphabetical order) over such three (3) immediately preceding Payment Dates and any unpaid interest for such most senior Class of Notes (in alphabetical order) at the beginning of the Payment Date three (3) months prior to such Quarterly Determination Date, (ii) the aggregate Principal Distribution Amount for the most senior Class of Notes (in alphabetical order) over such three (3) immediately preceding Payment

Dates, and (iii) without duplication, any unpaid Principal Distribution Amounts for such most senior Class of Notes (in alphabetical order) at the beginning of the Payment Date three (3) months prior to such Quarterly Determination Date; provided, that, any calculation of the Senior DSCR following the issuance of Additional Notes and the related Additional Assets may, but shall not be required to, be calculated until the first Quarterly Determination Date that is at least 3 months after such issuance of Additional Notes and the related Additional Assets; provided further, that, more than 6 months shall not have elapsed since the prior calculation.
“Senior Financial Officer” means, with respect to Diversified, the chief financial officer, principal accounting officer, treasurer or comptroller (or any other officer holding a title or role similar to any of the foregoing) of Diversified.
“Senior IO DSCR” means, as of any Quarterly Determination Date, beginning with the Payment Date occurring in April 2025, an amount equal to (a) the Securitized Net Cash Flow for each of the three (3) immediately preceding Collection Periods, divided by (b) the aggregate Note Interest with respect to the most senior Class of Notes over such three (3) immediately preceding Payment Dates; provided, that, any calculation of the Senior IO DSCR following the issuance of Additional Notes and the related Additional Assets may, but shall not be required to, be calculated until the first Quarterly Determination Date that is at least 3 months after such issuance of Additional Notes and the related Additional Assets; provided further, that, more than 6 months shall not have elapsed since the prior calculation.
“Senior LTV” means, as of any applicable date of determination, beginning with the Payment Date occurring in July 2025, an amount equal to (a) the excess of the Outstanding Principal Balance of the most senior Class of Notes then outstanding (in alphabetical order) as of such date of determination over the amount then on deposit in the Collection Account divided by (b) the sum of the PV-10 as of such date of determination less any Excess Concentration Amounts. The Senior LTV shall be determined on an annual basis; provided that, if the PV-10 shall have been re-calculated as a result of an updated reserve report being obtained prior to any otherwise scheduled annually updated reserve report (as described in the definition of “PV-10”), then the Senior LTV shall be re-calculated giving effect to such re-calculation of the PV-10 and on the basis of the then-current amounts specified in the preceding clause (a).
“Senior Transaction Fees” means any fees or expenses payable pursuant to clauses (i)(A) and (B) of Section 8.6 of the Indenture.
“Series” means a series of Notes issued pursuant to the Indenture and the related Series Supplement.
“Series Supplement” means a supplement to the Indenture pursuant to which a Series of Notes is issued.
“Settlement Agreement” means (i) the Settlement Agent Services Agreement, dated as of the Initial Closing Date, between the Issuer and UMB Bank, N.A., as settlement agent and (ii) each such additional agreement providing for DTC settlement services that may be entered into in connection with an issuance of Additional Notes.

“Similar Law” means any U.S. federal, state, non-U.S. or local Law that is substantially similar to Title I of ERISA or Section 4975 of the Code.
“Standard & Poor’s” or “S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor to the rating agency business thereof.
“State” means any one of the 50 States of the United States of America or the District of Columbia.
“State Sanctions List” means a list that is adopted by any state Governmental Body within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Subsequent Rate of Interest” has the meaning specified in Section 2.8(f) of the Indenture.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a fifty percent (50%) interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Issuer, including the Guarantors, as applicable.
“Successor Manager Transition Expenses” means all costs and expenses incurred by a successor Manager or Interim Successor Manager in connection with the termination, removal and/or replacement of the Manager under the Management Services Agreement.
“Sustainability Framework” means the Sustainability Framework adopted by Diversified Energy Company Plc in May 2022.
“SVO” means the Securities Valuation Office of the NAIC.
“Swingline Loans” means, with respect to any Series of Variable Funding Notes, as specified in the related Series Supplement.
“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income Tax purposes, other than any such lease under which such Person is the lessor.

“Target Date” means December 31, 2029.
“Tax” or “Taxes” means any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, assessments, and other governmental charges imposed by any Governmental Body, including income, profits, franchise, withholding, employment, social security (or similar), disability, occupation, ad valorem, property, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated, unemployment, severance, compensation, utility, stamp, occupation, premium, windfall profits, transfer, gains, production and excise taxes, and customs duties, together with any interest, penalties, fines or additions thereto.
“Tax Restricted Notes” means (i) Notes for which the Issuer does not receive a Qualifying Debt Opinion (a) at the time the Series or Class of such Notes is issued, or (b) to the extent the Notes are held by a Section 385 Related Party at any time, when such Notes are transferred by such Section 385 Related Party to another person and (ii) any Notes designated as such in an applicable Series Supplement (it being understood that such Series or Class that does not receive a Qualifying Debt Opinion at the time such Series or Class of Notes is issued will be designated as “Tax Restricted Notes” in the Series Supplement for such Series or Class).
“Term Notes” means Notes of a Series designated at the time of issuance thereof as “Term Notes” and pursuant to which the principal balance thereof permanently decreases with any principal payment on such Notes.
“Threatened” means a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) to a Diversified Company or any officers, directors, or employees of a Diversified Company that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.
“Transfer Agreement” means the Membership Interest Purchase Agreement, dated of the Initial Closing Date, by and among Diversified, Diversified Corp, Diversified ABS Holdings LLC, Diversified ABS Phase II Holdings LLC, DP Bluegrass LLC, DABS I, DABS II, DABS Phase X and the Issuer, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Transfer Agreement Reserve Report” means the “Reserve Report” as defined in the Transfer Agreement.
“Transferor Certificate” has the meaning specified in Section 2.4(c) of the Indenture.
“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.
“Uncertificated Notes” has the meaning specified in Section 2.1(a)(i) of the Indenture.
“U.S. Economic Sanctions Laws” means those Laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Person” has the meaning given to the term “United States person” in Section 7701(a)(30) of the Code.
“Variable Funding Note Purchase Agreement” means, with respect to any Series of Variable Funding Notes, a purchase agreement, dated as of the related Closing Date, among the among the Diversified Parties party thereto and the purchasers thereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Variable Funding Notes” means Class A Notes of a Series designated at the time of issuance thereof as “Variable Funding Notes” and pursuant to which the principal balance thereof may increase and decrease from time to time pursuant to the related Variable Funding Note Purchase Agreement.
“Variable Funding Notes Other Amounts” means amounts owing thereunder designated as “Other Amounts” in the applicable Series Supplement.
“VFN Notes Maximum Principal Amount” means, as of any date, the lesser of (a) the Class A Maximum Rated Amount minus the Outstanding Principal Balance of all Class A Notes (other than such VFN Notes), in each case, as of the most recent applicable determination date(s) (or, prior to the first such applicable determination date(s), the applicable Closing Date of such Series of Variable Funding Notes); provided, that, in no event shall the amount calculated pursuant to clause (a)  hereof be less than then outstanding letter of credit obligations; provided, further, that, any upward adjustment to the amount determined pursuant to clause (a) hereof shall be subject to the satisfaction of the Rating Agency Condition and (b) $100,000,000, as such amount may be reduced pursuant to the related Variable Funding Note Purchase Agreement and the Indenture or terminated pursuant to the terms of the related Variable Funding Note Purchase Agreement.

“VFN Undrawn Commitment Fee” means, with respect to any Series of Variable Funding Notes, as specified in the related Series Supplement.
“VFN Deficiency Amount” means 100% of the amount by which the Outstanding Principal Balance under any Variable Funding Notes on any Payment Date exceeds the availability in effect thereunder.
“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
“Warm Back-Up Management Duties” shall have the meaning set forth in the Back-Up Management Agreement.
“Warm Trigger Event” will be continuing as of any Payment Date for so long as (i) the Senior DSCR as of such Payment Date is less than 1.45 to 1.00, (ii) the Production Tracking Rate as of such Payment Date is less than eighty percent (80%) or (iii) the Senior LTV as of such Payment Date is greater than eighty-five percent (85%).
“Wellbore Interests” has the meaning specified (i) with respect to the Initial Assets, in the Transfer Agreement and (ii) with respect to any Additional Assets, in the applicable definition under the applicable Additional Transfer Agreement.
“Wells” has the meaning specified (i) with respect to the Initial Assets, in the definition of “Wellbore Interests” under the Transfer Agreement and (ii) with respect to any Additional Assets, in the applicable definition under the applicable Additional Transfer Agreement.
“Working Interest” means, for any Well, that share of costs and expenses associated with the exploration, maintenance, development, and operation of such Well that the holder of the interest is required to bear and pay.

PART II - RULES OF CONSTRUCTION
(A)Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.
(B)“Hereof,” etc.: The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word “or” is not exclusive.
(C)Use of “related” as used in this Appendix and the Basic Documents, with respect to any Payment Date, the “related Payment Determination Date,” the “related Collection Period,” and the “related Record Date” will mean the Payment Determination Date, the Collection Period, and the Record Date, respectively, immediately preceding such Payment Date.
(D)Amendments. Any agreement or instrument defined or referred to in the Basic Documents or in any instrument or certificate delivered in connection herewith shall mean such agreement or instrument as from time to time amended, modified or supplemented and includes references to all attachments thereto and instruments incorporated therein.
(E)Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.
(F)Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.
(G)UCC References. Terms used herein that are defined in the New York Uniform Commercial Code, as amended, and not otherwise defined herein shall have the meanings set forth in the New York Uniform Commercial Code, as amended, unless the context requires otherwise. Any reference herein to a “beneficial interest” in a security also shall mean, unless the context requires otherwise, a security entitlement with respect to such security, and any reference herein to a “beneficial owner” or “beneficial holder” of a security also shall mean, unless the context requires otherwise, the holder of a security entitlement with respect to such security. Any reference herein to money or other property that is to be deposited in or is on deposit in a securities account shall also mean that such money or other property is to be credited to, or is credited to, such securities account.